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As filed with the Securities and Exchange Commission on May 30, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SELECT MEDICAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	8060 (Primary Standard Industrial Classification Code Number of each Registrant)	23-2872718 (I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034
Mechanicsburg, Pennsylvania 17055
(717) 972-1100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of each Registrant's Principal Executive Offices)

See Table of Additional Registrants Below

Michael E. Tarvin, Esq.
Select Medical Corporation
4714 Gettysburg Road, P.O. Box 2034
Mechanicsburg, Pennsylvania 17055
(717) 972-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen M. Leitzell, Esq.
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
(215) 994-4000

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

6.375% Senior Notes due 2021	$110,000,000	100%	$110,000,000	$14,168

Guarantees of 6.375% Senior Notes due 2021	N/A	N/A	N/A	N/A(3)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act.

(2)
The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act.

(3)
No additional consideration is being received for the guarantees, and, therefore no additional fee is required.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
PR Acquisition Corporation	CA	88-0300915
American Transitional Hospitals, Inc.	DE	76-0232151
Eagle Rehab Corporation	DE	85-0436768
GRSH ES, Inc.	DE	46-2847260
Hospital Holdings Corporation	DE	25-1813124
Intensiva HealthCare Corporation	DE	43-1690769
Kessler Orthotic & Prosthetic Services, Inc.	DE	22-2200045
Kessler Rehab Centers, Inc.	DE	04-3177708
Kessler Rehabilitation Corporation	DE	22-3486128
NovaCare Occupational Health Services, Inc.	DE	23-2884053
NovaCare Outpatient Rehabilitation East, Inc.	DE	23-2862027
OHRH ES, Inc.	DE	46-2541226
Pacific Rehabilitation & Sports Medicine, Inc.	DE	93-1072052
Professional Sports Care Management, Inc.	DE	22-3315575
RCI (Michigan), Inc.	DE	23-2768957
RCI (WRS), Inc.	DE	36-3879850
Regency Management Company, Inc.	DE	48-1278047
Rehab Provider Network—East I, Inc.	DE	23-2745660
Rehab Provider Network of South Carolina, Inc.	DE	84-1699628
Rehab Provider Network of Virginia, Inc.	DE	84-1699629
RehabClinics (PTA), Inc.	DE	65-0366467
RehabClinics (SPT), Inc.	DE	23-2736153
RehabClinics, Inc.	DE	13-3595267
Rehabilitation Center of Washington, D.C., Inc.	DE	20-8938640
RPN of NC, Inc.	DE	11-3670557
Select Employment Services, Inc.	DE	25-1812245
Select Hospital Investors, Inc.	DE	51-0402736
Select Medical of Kentucky, Inc.	DE	25-1820753
Select Medical of Maryland, Inc.	DE	23-2906982
Select Medical of New York, Inc.	DE	23-2916448
Select Medical Rehabilitation Clinics, Inc.	DE	25-1883131
Select Medical Rehabilitation Services, Inc.	DE	25-1805051
Select Physical Therapy Holdings, Inc.	DE	63-1133454
Select Physical Therapy Network Services, Inc.	DE	72-1342805
Select Physical Therapy Orthopedic Services, Inc.	DE	36-3738954
Select Provider Networks, Inc.	DE	23-2935684
Select Rehabilitation Hospital—Hershey, Inc.	DE	38-3695622
Select Specialty Hospital—Arizona, Inc.	DE	25-1821705
Select Specialty Hospital—Augusta, Inc.	DE	14-1842263
Select Specialty Hospital—Charleston, Inc.	DE	25-1866522
Select Specialty Hospital—Colorado Springs, Inc.	DE	84-1583613
Select Specialty Hospital—Columbus, Inc.	DE	25-1816235
Select Specialty Hospital—Conroe, Inc.	DE	30-0160729
Select Specialty Hospital—Dallas, Inc.	DE	25-1813126
Select Specialty Hospital—Danville, Inc.	DE	61-1458009
Select Specialty Hospital—Daytona Beach, Inc.	DE	46-3235750
Select Specialty Hospital—Denver, Inc.	DE	76-0292237
Select Specialty Hospital—Des Moines, Inc.	DE	25-1855473
Select Specialty Hospital—Durham, Inc.	DE	25-1822461

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Select Specialty Hospital—Erie, Inc.	DE	25-1858065
Select Specialty Hospital—Gainesville, Inc.	DE	06-1713547
Select Specialty Hospital—Greensboro, Inc.	DE	71-0958380
Select Specialty Hospital—Grosse Pointe, Inc.	DE	05-0597929
Select Specialty Hospital—Jackson, Inc.	DE	25-1880780
Select Specialty Hospital—Kalamazoo, Inc.	DE	75-2962822
Select Specialty Hospital—Knoxville, Inc.	DE	25-1813122
Select Specialty Hospital—Laurel Highlands, Inc.	DE	25-1855814
Select Specialty Hospital—Lexington, Inc.	DE	02-0631042
Select Specialty Hospital—Lincoln, Inc.	DE	46-4675101
Select Specialty Hospital—Little Rock, Inc.	DE	25-1813121
Select Specialty Hospital—Longview, Inc.	DE	47-0910358
Select Specialty Hospital—Madison, Inc.	DE	73-1674792
Select Specialty Hospital—McKeesport, Inc.	DE	80-0077092
Select Specialty Hospital—Melbourne, Inc.	DE	46-3241394
Select Specialty Hospital—Memphis, Inc.	DE	25-1813120
Select Specialty Hospital—Midland, Inc.	DE	61-1410912
Select Specialty Hospital—Milwaukee, Inc.	DE	25-1820734
Select Specialty Hospital—Nashville, Inc.	DE	25-1813119
Select Specialty Hospital—Northeast New Jersey, Inc.	DE	45-0497740
Select Specialty Hospital—Northwest Detroit, Inc.	DE	25-1862677
Select Specialty Hospital—Oklahoma City, Inc.	DE	25-1813118
Select Specialty Hospital—Orlando, Inc.	DE	37-1426852
Select Specialty Hospital—Oshkosh, Inc.	DE	46-4914395
Select Specialty Hospital—Palm Beach, Inc.	DE	03-0508559
Select Specialty Hospital—Panama City, Inc.	DE	38-3647406
Select Specialty Hospital—Pensacola, Inc.	DE	03-0508545
Select Specialty Hospital—Phoenix, Inc.	DE	25-1813117
Select Specialty Hospital—Pittsburgh/UPMC, Inc.	DE	73-1678377
Select Specialty Hospital—Quad Cities, Inc.	DE	01-0804233
Select Specialty Hospital—Saginaw, Inc.	DE	25-1890958
Select Specialty Hospital—San Antonio, Inc.	DE	25-1843089
Select Specialty Hospital—Savannah, Inc.	DE	75-2999825
Select Specialty Hospital—South Dallas, Inc.	DE	25-1855474
Select Specialty Hospital—Springfield, Inc.	DE	65-0366469
Select Specialty Hospital—Tallahassee, Inc.	DE	56-2314944
Select Specialty Hospital—TriCities, Inc.	DE	25-1813125
Select Specialty Hospital—Tulsa, Inc.	DE	25-1813116
Select Specialty Hospital—Western Missouri, Inc.	DE	61-1458008
Select Specialty Hospital—Winston-Salem, Inc.	DE	56-2248187
Select Specialty Hospital—Zanesville, Inc.	DE	03-0508537
Select Specialty Hospitals, Inc.	DE	25-1813128
Select Synergos, Inc.	DE	25-1813114
Select Transport, Inc.	DE	23-2872899
Select Unit Management, Inc.	DE	71-0776296
SelectMark, Inc.	DE	51-0400776
SemperCare, Inc.	DE	94-3322260
SLMC Finance Corporation	DE	51-0406794
Community Rehab Centers of Massachusetts, Inc.	MA	04-3428648
S.T.A.R.T., Inc.	MA	04-2710250
Advantage Rehabilitation Clinics, Inc.	MA	04-3177879

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Kessler Institute for Rehabilitation, Inc.	NJ	22-3486125
Kessler Rehabilitation Services, Inc.	NJ	22-3705780
Rehab Provider Network—New Jersey, Inc.	NJ	23-2745661
Metro Therapy, Inc.	NY	11-3068922
Select NovaCare—PBG, Inc.	NY	59-3779977
Joyner Sportsmedicine Institute, Inc.	PA	23-2696896
Rehab Provider Network—Pennsylvania, Inc.	PA	23-2745659
Select Subsidiaries, Inc.	PA	23-2626897
Argosy Health, LLC	DE	04-3436823
Kessler Professional Services, LLC	DE	32-0113297
Regency Hospital Company of Macon, L.L.C.	DE	58-2658683
Regency Hospital Company of Meridian, L.L.C.	DE	64-0947034
Regency Hospital Company of South Atlanta, L.L.C.	DE	58-2658680
Regency Hospital Company of South Carolina, L.L.C.	DE	57-1124822
Regency Hospital Company, L.L.C.	DE	58-2617175
Regency Hospital of Cincinnati, LLC	DE	20-0436973
Regency Hospital of Columbus, LLC	DE	56-2569339
Regency Hospital of Covington, LLC	DE	20-0437002
Regency Hospital of Fort Worth Holdings, LLC	DE	n/a
Regency Hospital of Greenville, LLC	DE	20-0122559
Regency Hospital of Jackson, LLC	DE	20-1268582
Regency Hospital of Minneapolis, LLC	DE	20-1186605
Regency Hospital of North Central Ohio, LLC	DE	20-5457719
Regency Hospital of North Dallas Holdings, LLC	DE	46-2911162
Regency Hospital of Northwest Arkansas, LLC	DE	20-0226432
Regency Hospital of Northwest Indiana, LLC	DE	16-1647691
Regency Hospital of Odessa Limited Partner, LLC	DE	n/a
Regency Hospital of Southern Mississippi, LLC	DE	20-5457617
Regency Hospital of Toledo, LLC	DE	20-3802570
Regency Hospitals, LLC	DE	20-3695110
Select Medical Property Ventures, LLC	DE	30-0255029
Select Specialty Hospital—Northern Kentucky, LLC	DE	25-1816237
Select Specialty Hospital—Tulsa/Midtown, LLC	DE	20-1047631
West Gables Rehabilitation Hospital, L.L.C.	DE	20-2971876
Regency Hospital of Odessa, LLLP	DE	56-2296429
Select Physical Therapy Limited Partnership for Better Living	DE	63-1186126
GH General-San Antonio, LLC	TX	26-2112902
GR General-Scottsdale, LLC	TX	27-3999078
Select Physical Therapy of Albuquerque, Ltd.	AL	62-1403979
Select Physical Therapy of Birmingham, Ltd.	AL	63-0885596
Select Physical Therapy of Blue Springs Limited Partnership	AL	63-1066232
Select Physical Therapy of Cave Springs Limited Partnership	AL	63-1150194
Select Physical Therapy of Colorado Springs Limited Partnership	AL	63-1074874
Select Physical Therapy of Connecticut Limited Partnership	AL	63-1155914
Select Physical Therapy of Denver, Ltd.	AL	84-1036747
Select Physical Therapy of Green Bay Limited Partnership	AL	63-1054106
Select Physical Therapy of Illinois Limited Partnership	AL	63-1093574
Select Physical Therapy of Kendall, Ltd.	AL	59-2719911
Select Physical Therapy of Knoxville Limited Partnership	AL	63-1120816
Select Physical Therapy of Lorain Limited Partnership	AL	63-1007432
Select Physical Therapy of Louisville, Ltd.	AL	31-1262978

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Select Physical Therapy of Ohio Limited Partnership	AL	63-1184830
Select Physical Therapy of Portola Valley Limited Partnership	AL	63-1059425
Select Physical Therapy of Scottsdale Limited Partnership	AL	63-1002997
Select Physical Therapy of St. Louis Limited Partnership	AL	36-3372626
Select Physical Therapy of West Denver Limited Partnership	AL	63-1033534
Select Physical Therapy Texas Limited Partnership	AL	63-1134324
Select NovaCare—PIT, Inc.	AZ	04-3792234
Rehab Provider Network of Colorado, Inc.	CO	93-1204512
Madison Rehabilitation Center, Inc.	CT	06-1046526
PTSMA, Inc.	CT	06-1026153
Baseline Rehabilitation, Inc.	FL	59-3569218
Dade Prosthetics & Orthotics, Inc.	FL	59-2394368
Gulf Breeze Physical Therapy, Inc.	FL	59-2202550
Rehab Provider Network of Florida, Inc.	FL	65-0426653
Sports & Orthopedic Rehabilitation Services, Inc.	FL	59-2922487
Victoria Healthcare, Inc.	FL	25-1897325
Georgia Physical Therapy, Inc.	GA	58-1305983
GP Therapy, L.L.C.	GA	58-2216877
RehabClinics (GALAXY), Inc.	IL	36-3382403
Select Physical Therapy of Chicago, Inc.	IL	36-3662703
Indianapolis Physical Therapy and Sports Medicine, Inc.	IN	35-1436134
Rehab Provider Network—Indiana, Inc.	IN	35-1900442
NovaCare Outpatient Rehabilitation, Inc.	KS	48-0916409
Kentucky Rehabilitation Services, Inc.	KY	61-1205126
Crowley Physical Therapy Clinic, Inc.	LA	72-1207656
Fine, Bryant & Wah, Inc.	MD	52-1022420
Rehab Provider Network—East II, Inc.	MD	23-2796898
C.E.R.—West, Inc.	MI	38-3027085
Metro Rehabilitation Services, Inc.	MI	38-2371931
Rehab Provider Network-Michigan, Inc.	MI	23-2804801
NovaCare Rehabilitation, Inc.	MN	36-4071272
Intensiva Hospital of Greater St. Louis, Inc.	MO	43-1726282
Select Specialty Hospital—Ann Arbor, Inc.	MO	38-3389548
Select Specialty Hospital—Beech Grove, Inc.	MO	43-1726278
Select Specialty Hospital—Cincinnati, Inc.	MO	31-1574892
Select Specialty Hospital—Evansville, Inc.	MO	43-1726283
Select Specialty Hospital—Flint, Inc.	MO	38-3329100
Select Specialty Hospital—Fort Smith, Inc.	MO	71-0813112
Select Specialty Hospital—Fort Wayne, Inc.	MO	35-1994301
Select Specialty Hospital—Johnstown, Inc.	MO	52-2110603
Select Specialty Hospital—Kansas City, Inc.	MO	43-1732618
Select Specialty Hospital—Macomb County, Inc.	MO	38-3345654
Select Specialty Hospital—North Knoxville, Inc.	MO	62-1684861
Select Specialty Hospital—Northeast Ohio, Inc.	MO	43-1742017
Select Specialty Hospital—Omaha, Inc.	MO	47-0815478
Select Specialty Hospital—Pontiac, Inc.	MO	38-3389212
Select Specialty Hospital—Sioux Falls, Inc.	MO	91-1773396
Select Specialty Hospital—Topeka, Inc.	MO	74-2826467
Select Specialty Hospital—Western Michigan, Inc.	MO	38-3297128
Select Specialty Hospital—Wichita, Inc.	MO	48-1196430
Select Specialty Hospital—Wilmington, Inc.	MO	51-0382465

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Select Specialty Hospital—Youngstown, Inc.	MO	34-1880514
Pro Active Therapy of North Carolina, Inc.	NC	56-1818102
Pro Active Therapy, Inc.	NC	56-1859040
Rehab Provider Network of North Carolina, Inc.	NC	56-2099749
New England Rehabilitation Center of Southern New Hampshire, Inc.	NH	02-0385727
Rehab Provider Network of New Mexico, Inc.	NM	74-2796295
Select NovaCare—KOP, Inc.	NV	23-2790203
Johnson Physical Therapy, Inc.	OH	34-1666735
NovaCare Rehabilitation of Ohio, Inc.	OH	34-1021034
Professional Therapeutic Services, Inc.	OH	31-0792815
Rehab Provider Network-Ohio, Inc.	OH	23-2804807
Pro Active Therapy of South Carolina, Inc.	SC	84-1699628
Professional Therapy Systems, Inc.	TN	62-1348358
The Rehab Group, Inc.	TN	62-1329329
The Rehab Group-Murfreesboro, LLC	TN	62-1591801
Rehab Provider Network of Texas, Inc.	TX	74-2796265
Theraworks, Inc.	TX	13-4227507
Douglas Avery & Associates, Ltd.	VA	54-1323120
Pro Active Therapy of Virginia, Inc.	VA	58-2342213

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 30, 2014

PRELIMINARY PROSPECTUS

SELECT MEDICAL CORPORATION

OFFER TO EXCHANGE

$110.0 million aggregate principal amount of 6.375% Senior Notes due 2021 and related guarantees for all outstanding 6.375% Senior Notes due 2021 issued on March 11, 2014

        The exchange offer expires at 5:00 p.m., New York City time, on                  , 2014, unless extended. Select Medical Corporation (the "Issuer") will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. You may withdraw tenders of old notes at any time before the exchange offer expires.

  Terms of the Exchange Offer

  •
  We are offering to exchange $110.0 million aggregate principal amount of 6.375% Senior Notes due 2021 (the issuance of which has been registered), which we refer to as the new notes, for all of our outstanding 6.375% Senior Notes due 2021 that were issued on March 11, 2014 in an unregistered issuance, which we refer to as the old notes. The old notes were issued as additional notes under an indenture dated as of May 28, 2013, pursuant to which we previously issued and subsequently exchanged $600.0 million aggregate principal amount of 6.375% Senior Notes due 2021, which we refer to as the 2013 notes.

  •
  It will expire at 5:00 p.m., New York City time, on                  , 2014, unless we extend it.

  •
  If all the conditions to this exchange offer are satisfied, we will exchange all of our old notes that are validly tendered and not withdrawn for the new notes.

  •
  You may withdraw your tender of old notes at any time before the expiration of this exchange offer.

  •
  We will not receive any proceeds from the exchange offer.

  •
  We believe that the exchange of old notes will not be a taxable event for U.S. Federal income tax purposes, but you should see "Certain Material U.S. Federal Income Tax Considerations" on page 106 for more information.

  •
  The new notes that we will issue you in exchange for your old notes will be substantially identical to your old notes except that, unlike your old notes, the new notes will have no transfer restrictions or registration rights.

  •
  Broker-dealers who receive new notes pursuant to the exchange offer must acknowledge that they will deliver a prospectus in connection with any resale of such new notes.

  •
  Broker-dealers who acquired the old notes as a result of market-making or other trading activities may use this prospectus for the exchange offer, as supplemented or amended, in connection with resales of the new notes.

        The new notes will be senior obligations of the Issuer and initially will be guaranteed by each of the Issuer's subsidiaries that guarantees obligations under its senior secured credit facilities, subject to customary release provisions. The entities providing such guarantees are referred to collectively as the guarantors. The new notes and new note guarantees will be effectively junior in right of payment to all existing and future secured indebtedness of the Issuer and the guarantors to the extent of the value of the assets securing such indebtedness and will be junior in right of payment to all indebtedness of the Issuer's non-guarantor subsidiaries.

        See "Risk Factors" beginning on page 17 for a discussion of risks that should be considered by holders prior to tendering their old notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2014.

        This prospectus incorporates important business and financial information that is not included in or delivered with this document. This information is available without charge upon written or oral request. To obtain timely delivery, note holders must request the information no later than five business days before the expiration date. The expiration date is                   , 2014. See "Incorporation of Documents by Reference." Materials can be requested by contacting the Issuer at:

Select Medical Corporation
Attn: Corporate Secretary
4714 Gettysburg Road, P.O. Box 2034
Mechanicsburg, Pennsylvania 17055
(717) 972-1100

        You should rely only on the information contained in this document and any supplement, including the periodic reports and other information we file with the Securities and Exchange Commission or to which we have referred you. See "Where You Can Find Additional Information." The Issuer has not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The Issuer is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

        The distribution of this prospectus and the offer or sale of the new notes may be restricted by law in certain jurisdictions. Persons who possess this prospectus must inform themselves about, and observe, any such restrictions. See "Plan of Distribution." None of the Issuer or any of its representatives is making any representation to any offeree or purchaser under applicable legal investment or similar laws or regulations. Each prospective investor must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells notes or possesses or distributes this prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and none of the Issuer or any of its representatives shall have any responsibility therefor.

        This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities to any person in any jurisdiction where it is unlawful to make such an offer or solicitation.

i

MARKETS AND INDUSTRY DATA

        Throughout this prospectus, we rely on and refer to information and statistics regarding the healthcare industry. We obtained this information and these statistics from various third-party sources, discussions with our customers and our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.

ii

 SUMMARY

        The following summary should be read in connection with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) included elsewhere or incorporated by reference in this prospectus. See "Risk Factors" for a discussion of certain factors that should be considered in connection with this offering. Unless the context otherwise requires:

  •
  "we," "us," "our" and the "issuer" refers to Select Medical Corporation together with its subsidiaries;

  •
  "Holdings" refers to Select Medical Holdings Corporation, our parent holding company;

  •
  "Adjusted EBITDA" has the meaning provided in "Summary Historical Consolidated Financial and Other Data" in the Summary section of this prospectus;

  •
  "old notes" refers to the $110.0 million aggregate principal amount of 6.375% Senior Notes due 2021 issued by us in an offering on March 11, 2014;

  •
  "new notes" refers to the $110.0 million aggregate principal amount of 6.375% Senior Notes due 2021 offered by us in exchange for the old notes pursuant to this prospectus;

  •
  "2013 notes" refers to the $600.0 million aggregate principal amount of 6.375% Senior Notes due 2021 issued by us in an offering on May 28, 2013 and subsequently exchanged; and

  •
  "notes" refers collectively to the old notes, the new notes and the 2013 notes.

Our Business

Overview

        We began operations in 1997, and we believe that we are one of the largest operators of both specialty hospitals and outpatient rehabilitation clinics in the United States based on number of facilities. As of December 31, 2013, we operated 108 long term acute care hospitals, or "LTCHs," and 15 inpatient rehabilitation facilities, or "IRFs," in 28 states, and 1,006 outpatient rehabilitation clinics in 32 states and the District of Columbia. We also provide medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites.

        We manage our company through two business segments, our specialty hospital segment and our outpatient rehabilitation segment. We had net operating revenues of $2,975.6 million for the year ended December 31, 2013. Of this total, we earned approximately 74% of our net operating revenues from our specialty hospital segment and approximately 26% from our outpatient rehabilitation segment. Our specialty hospital segment consists of hospitals designed to serve the needs of long term stay acute care patients and hospitals designed to serve patients who require intensive inpatient medical rehabilitation care. Our outpatient rehabilitation segment consists of clinics and contract therapy locations that provide physical, occupational and speech rehabilitation services.

Specialty Hospital Strategy

        The key elements of our specialty hospital strategy are to:

        Focus on Specialized Inpatient Services.    We serve highly acute patients and patients with debilitating injuries and rehabilitation needs that cannot be adequately cared for in a less medically intensive environment, such as a skilled nursing facility. Generally, patients in our specialty hospitals require longer stays and can benefit from more specialized clinical care than patients treated in general acute care hospitals. Our patients' average length of stay in our specialty hospitals was 24 days for the year ended December 31, 2013.

        Provide High-Quality Care and Service.    We believe that our specialty hospitals serve a critical role in comprehensive healthcare delivery. Through our specialized treatment programs and staffing models, we treat patients with acute, complex and specialized medical needs who are typically referred to us by general acute care hospitals. Our specialized treatment programs focus on specific patient needs and medical conditions such as ventilator weaning programs, wound care protocols and rehabilitation programs for brain trauma and spinal cord injuries. Our responsive staffing models ensure that patients have the appropriate clinical resources over the course of their stay. We maintain quality assurance programs to support and monitor quality of care standards and to meet regulatory requirements and maintain Medicare certifications. We believe that we are recognized for providing quality care and service, as evidenced by our specialty hospitals' accreditations by The Joint Commission, the American Osteopathic Association ("AOA") and the Commission on Accreditation of Rehabilitation Facilities ("CARF"). As of December 31, 2013, all of the 123 specialty hospitals we operated were accredited by either The Joint Commission or the AOA. Some of our IRFs have also received accreditation from CARF. We also believe we develop brand loyalty in the local areas we serve by demonstrating our quality of care.

        Reduce Operating Costs.    We continually seek to improve operating efficiency and reduce costs at our hospitals by standardizing operations and centralizing key administrative functions. These initiatives include:

  •
  centralizing administrative functions such as accounting, treasury, payroll, legal, operational support, human resources, compliance and billing and collection;

  •
  standardizing management information systems to aid in accounting, billing, collections and data capture and analysis; and

  •
  centralizing sourcing and contracting to receive discounted prices for pharmaceuticals, medical supplies and other commodities used in our operations.

        Increase Commercial Volume.    We have focused on continued expansion of our relationships with commercial insurers to increase our volume of patients with commercial insurance in our specialty hospitals. We believe that commercial payors seek to contract with our hospitals because we offer patients high-quality, cost-effective care at more attractive rates than general acute care hospitals. We also offer commercial enrollees customized treatment programs not typically offered in general acute care hospitals.

        Develop Specialty Hospitals.    Since our inception in 1997 we have internally developed 64 specialty hospitals. While there is currently no limitation on the development of new IRFs, the Bipartisan Budget Act of 2013, together with the Protecting Access to Medicare Act of 2014, reinstates the moratorium on the establishment and classification of new LTCHs, LTCH satellite facilities and LTCH beds in existing LTCHs or satellite facilities beginning April 1, 2014 through September 30, 2017. We are currently continuing the development of new LTCHs and LTCH satellite facilities that met the requirements for an exception to the moratorium prior to April 1, 2014.

        Pursue Joint Ventures with Large Health Care Systems.    By leveraging the experience of our senior management and development team, we believe that we are well positioned to expand our portfolio of joint ventured operations. When we identify joint venture opportunities, our development team conducts an extensive review of the area's referral patterns and commercial insurance rates to determine the general reimbursement trends and payor mix. Once discussions commence with a health care system, we refine the specific needs of a joint venture, which could include working capital, the construction of new space or the leasing and renovation of existing space. A joint venture typically consists of us and the health care system contributing certain post acute care businesses into a newly formed entity. We typically function as the manager and hold either a majority or minority ownership interest. We believe we improve the joint venture by bringing clinical expertise, adding clinical programs that attract commercial payors, and implementing our standardized resource management programs, which may increase the financial performance of the joint venture.

        Pursue Opportunistic Acquisitions.    In addition to our development and joint venture initiatives, we may grow our network of specialty hospitals through opportunistic acquisitions. When we acquire a hospital or a group of hospitals, a team of our professionals is responsible for formulating and executing an integration plan. We seek to improve financial performance at such facilities by adding clinical programs that attract commercial payors, centralizing administrative functions and implementing our standardized resource management programs.

Outpatient Rehabilitation Strategy

        The key elements of our outpatient rehabilitation strategy are to:

        Provide High-Quality Care and Service.    We are focused on providing a high level of service to our patients throughout their entire course of treatment. To measure satisfaction with our service we have developed surveys for both patients and physicians. Our clinics utilize the feedback from these surveys to continuously refine and improve service levels. We believe that by focusing on quality care and offering a high level of customer service we develop brand loyalty in the local areas we serve. This high quality of care and service allows us to strengthen our relationships with referring physicians, employers and health insurers and drive additional patient volume.

        Increase Market Share.    We strive to establish a leading presence within the local areas we serve. To increase our presence, we seek to expand our services and programs and to open new clinics in our existing markets. This allows us to realize economies of scale, heightened brand loyalty and workforce continuity. We are focused on increasing our workers' compensation and commercial/managed care payor mix.

        Expand Rehabilitation Programs and Services.    Through our local clinical directors of operations and clinic managers within their service areas, we assess the healthcare needs of the areas we serve. Based on these assessments, we implement additional programs and services specifically targeted to meet demand in the local community. In designing these programs we benefit from the knowledge we gain through our national network of clinics. This knowledge is used to design programs that optimize treatment methods and measure changes in health status, clinical outcomes and patient satisfaction.

        Optimize the Profitability of our Payor Contracts.    We review payor contracts up for renewal and potential new payor contracts to optimize our profitability. Before we enter into a new contract with a commercial payor, we evaluate it with the aid of our contract management system. We assess potential profitability by evaluating past and projected patient volume, clinic capacity, and expense trends. We create a retention strategy for the top performing contracts and a renegotiation strategy for contracts that do not meet our defined criteria. We believe that our size and our strong reputation enable us to negotiate favorable outpatient contracts with commercial insurers.

        Maintain Strong Employee Relations.    We believe that the relationships between our employees and the referral sources in their communities are critical to our success. Our referral sources, such as physicians and healthcare case managers, send their patients to our clinics based on three factors: the quality of our care, the service we provide and their familiarity with our therapists. We seek to retain and motivate our therapists by implementing a performance- based bonus program, a defined career path with the ability to be promoted from within, timely communication on company developments and internal training programs. We also focus on empowering our employees by giving them a high degree of autonomy in determining local area strategy. We seek to identify therapists who are potential business leaders. This management approach reflects the unique nature of each local area in which we operate and the importance of encouraging our employees to assume responsibility for their clinic's performance.

        Pursue Opportunistic Acquisitions.    We may grow our network of outpatient rehabilitation facilities through opportunistic acquisitions. We believe our size and centralized infrastructure allow us to take advantage of operational efficiencies and increase margins at acquired facilities.

Our Competitive Strengths

        We believe that the success of our business model is based on a number of competitive strengths, including our position as a leading operator in each of our business segments, proven financial performance and strong cash flow, significant scale, experience in completing and integrating acquisitions, ability to capitalize on consolidation opportunities and an experienced management team.

        Leading Operator in Distinct but Complementary Lines of Business.    We believe that we are a leading operator in each of our principal business segments, based on number of facilities in the United States. Our leadership position and reputation as a high-quality, cost-effective healthcare provider in each of our business segments allows us to attract patients and employees, aids us in our marketing efforts to payors and referral sources and helps us negotiate payor contracts. In our specialty hospital segment, we operated 108 LTCHs in 28 states and 15 IRFs in seven states at December 31, 2013. We derived approximately 74% of net operating revenues from our specialty hospital segment, for the year ended December 31, 2013. In our outpatient rehabilitation segment, we operated 1,006 outpatient rehabilitation clinics in 32 states and the District of Columbia at December 31, 2013. We derived approximately 26% of net operating revenues from our outpatient rehabilitation segment, for the year ended December 31, 2013. With these leading positions in the areas we serve, we believe that we are well-positioned to benefit from the rising demand for medical services due to an aging population in the United States, which will drive growth across our business lines.

        Proven Financial Performance and Strong Cash Flow.    We have established a track record of improving the financial performance of our facilities due to our disciplined approach to revenue growth, expense management and an intense focus on free cash flow generation. This includes regular review of specific financial metrics of our business to determine trends in our revenue generation, expenses, billing and cash collection. Based on the ongoing analysis of such trends, we make adjustments to our operations to optimize our financial performance and cash flow.

        Significant Scale.    By building significant scale in each of our business segments, we have been able to leverage our operating costs by centralizing administrative functions at our corporate office. As a result, we have been able to minimize our general and administrative expense as a percentage of revenues.

        Experience in Successfully Completing and Integrating Acquisitions.    From our inception in 1997 through 2013, we completed seven significant acquisitions for approximately $1,104.8 million in aggregate consideration. We believe that we have improved the operating performance of these facilities over time by applying our standard operating practices and by realizing efficiencies from our centralized operations and management.

        Experience in Partnering with Large Health Care Systems.    Over the past several years we have partnered with large regional health care systems to provide post acute care services. We believe that we provide operating expertise through our experience in operating specialty hospitals and outpatient rehabilitation services to these ventures and have improved and expanded the level of post acute care services provided in these communities, as well as the financial performance of these operations.

        Well-Positioned to Capitalize on Consolidation Opportunities.    We believe that we are well-positioned to capitalize on consolidation opportunities within each of our business segments and selectively augment our internal growth. We believe that each of our business segments is fragmented, with many of the nation's LTCHs, IRFs and outpatient rehabilitation facilities being operated by independent operators lacking national or broad regional scope. With our geographically diversified portfolio of facilities in the United States, we believe that our footprint provides us with a wide-ranging perspective on multiple potential acquisition opportunities.

        Experienced and Proven Management Team.    Prior to co-founding our company with our current Executive Chairman and Co-Founder, our Vice Chairman and Co-Founder founded and operated three other healthcare companies focused on inpatient and outpatient rehabilitation services. In addition, our senior management team has extensive experience in the healthcare industry. In recent years, we have reorganized our operations to expand executive talent and ensure management continuity.

Industry

        In the United States, spending on healthcare is expected to be 18.3% of the gross domestic product in 2014, according to the Centers for Medicare & Medicaid Services. An important factor driving healthcare spending is increased consumption of services due to the aging of the population. According to the U.S. Census Bureau, between 2000 and 2010 the population aged 65 and older in the United States grew 15.1%, while the total population grew 9.7%. The United States is projected to continue to experience rapid growth in its older population. In 2050, the number of Americans aged 65 and older is projected to be 88.5 million, more than double its population of 40.2 million in 2010. We believe that an increasing number of individuals age 65 and older will drive demand for our specialized medical services.

        For individuals age 65 and older, the primary source of health insurance is the federal Medicare program. Medicare utilizes distinct payment methodologies for services provided in LTCHs, IRFs and outpatient rehabilitation clinics. In the federal fiscal year 2010, Medicare payments for long term acute care hospital services accounted for 1.0% of overall Medicare outlays and Medicare payments for inpatient rehabilitation services accounted for 1.2%, according to the Medicare Payment Advisory Commission.

Company Information

        Select Medical Corporation was formed in December 1996 by Rocco A. Ortenzio and Robert A. Ortenzio and commenced operations during February 1997 upon the completion of its first acquisition. Select Medical Holdings Corporation was formed in October 2004. On September 30, 2009, Holdings completed its initial public offering of common stock.

        Our principal executive office is located at 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055 and our telephone number is (717) 972-1100. Our website address is www.selectmedical.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus.

 The Exchange Offer

        The summary below describes the principal terms of the exchange offer and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section of this prospectus entitled "The Exchange Offer" contains a more detailed description of the terms and conditions of the exchange offer.

        On March 11, 2014, we issued and sold $110.0 million aggregate principal amount of 6.375% Senior Notes due 2021, which were issued as additional notes under an indenture dated May 28, 2013 pursuant to which we previously issued and subsequently exchanged $600.0 million aggregate principal amount of 6.375% Senior Notes due 2021. In connection with this sale, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed to deliver this prospectus to you and to complete an exchange offer for the old notes.

Notes Offered	$110.0 million aggregate principal amount of 6.375% Senior Notes due 2021, which were issued as additional notes under an indenture dated May 28, 2013 pursuant to which we previously issued and subsequently exchanged $600.0 million aggregate principal amount of 6.375% Senior Notes due 2021.

The issuance of the new notes will be registered under the Securities Act. The terms of the new notes and old notes are identical in all material respects, except for transfer restrictions, registration rights relating to the old notes and certain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer. The new notes will rank equally with and form a part of a single class of securities with the 2013 notes and will trade under the same CUSIP number as the 2013 notes. You are urged to read the discussions under the heading "The New Notes" in this Summary for further information regarding the new notes.

The Exchange Offer	We are offering to exchange the new notes for up to $110.0 million aggregate principal amount of the old notes.

Old notes may be exchanged only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. In this prospectus, the term "exchange offer" means this offer to exchange new notes for old notes in accordance with the terms set forth in this prospectus and the accompanying letter of transmittal. You are entitled to exchange your old notes for new notes.

Expiration Date; Withdrawal of Tender

The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2014, or such later date and time to which it may be extended by us. The tender of old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer

Our obligation to accept for exchange, or to issue new notes in exchange for, any old notes is subject to customary conditions relating to compliance with any applicable law or any applicable interpretation by the staff of the Securities and Exchange Commission, the receipt of any applicable governmental approvals and the absence of any actions or proceedings of any governmental agency or court which could materially impair our ability to consummate the exchange offer. See "The Exchange Offer—Conditions to the Exchange Offer."

Procedures for Tendering Old Notes	If you wish to accept the exchange offer and tender your old notes, you must either:

•

complete, sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal, in accordance with its instructions and the instructions in this prospectus, and mail or otherwise deliver such Letter of Transmittal, or the facsimile, together with the old notes and any other required documentation, to the exchange agent at the address set forth herein; or

•

if old notes are tendered pursuant to book-entry procedures, the tendering holder must arrange with the Depository Trust Company, or DTC, to cause an agent's message to be transmitted through DTC's Automated Tender Offer Program System with the required information (including a book-entry confirmation) to the exchange agent.

If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other documents required by the applicable letter of transmittal or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer—Guaranteed Delivery Procedures."

Broker-Dealers

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

Use of Proceeds	We will not receive any proceeds from the exchange offer. See "Use of Proceeds."
Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer.
Fees and Expenses	We will pay all expenses related to this exchange offer. See "Exchange Offer—Fees and Expenses."
U.S. Federal Income Tax Consequences

The exchange of old notes for new notes pursuant to the exchange offer should not be a taxable event for U.S. Federal income tax purposes. See "Certain Material U.S. Federal Income Tax Considerations."

 Consequences of Exchanging Old Notes Pursuant to the Exchange Offer

        Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, the Issuer is of the view that holders of old notes (other than any holder who is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) who exchange their old notes for new notes pursuant to the exchange offer generally may offer the new notes for resale, resell such new notes and otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  the new notes are acquired in the ordinary course of the holders' business;

  •
  the holders have no arrangement or understanding with any person to participate in a distribution of the new notes; and

  •
  neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes.

        Each broker-dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution." If a holder of old notes does not exchange the old notes for new notes according to the terms of the exchange offer, the old notes will continue to be subject to the restrictions on transfer contained in the legend printed on the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. See "The Exchange Offer—Resales of New Notes."

        Additionally, if you do not participate in the exchange offer, you will not be able to require us to register the resale of your old notes under the Securities Act except in limited circumstances. These circumstances are:

  •
  the exchange offer is not permitted by applicable law or SEC policy,

  •
  the exchange offer is not completed before the later of (i) 60 days after the effectiveness of this registration statement and (ii) 270 days after date of issuance of the old notes, or

  •
  prior to the 30th day following consummation of the exchange offer:

  •
  any initial purchaser of the old notes requests that we register old notes that were not eligible to be exchanged for new notes in the exchange offer and that are held by it following consummation of the exchange offer; or

  •
  any holder of old notes notifies us that it is not eligible to participate in the exchange offer or a broker-dealer notifies us that it holds securities acquired directly from us or our affiliates; or

  •
  any initial purchaser of the old notes notifies us that it will not receive freely tradable new notes in exchange for old notes constituting any portion of an unsold allotment.

        In these cases, the registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of the holders of the old notes. We do not currently anticipate that we will register under the Securities Act any old notes that remain outstanding after completion of the exchange offer.

 The New Notes

        The summary below describes the principal terms of the new notes and is not intended to be complete. Many of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the new notes.

Issuer	Select Medical Corporation, a Delaware corporation.
Notes Offered	$110.0 million aggregate principal amount of 6.375% Senior Notes due 2021.
Maturity Date	June 1, 2021.
Interest Payment Dates	Interest on the new notes is payable on June 1 and December 1 of each year, commencing on December 1, 2014.
Ranking	The new notes will be our senior unsecured obligations and will:

•

be effectively subordinated to all of our existing and future secured indebtedness, including our senior secured credit facilities, to the extent of the value of the assets securing such indebtedness;

• rank equal in right of payment to all of our existing and future unsecured indebtedness that are not, by their terms, expressly subordinated in right of payment to the notes;
• rank senior in right of payment to all of our existing and future indebtedness that are, by their terms, expressly subordinated in right of payment to the notes; and
• be structurally subordinated to any existing and future indebtedness of any of our subsidiaries that are not subsidiary guarantors.
The subsidiary guarantees will be the senior unsecured obligations of the subsidiary guarantors and will:

•

be effectively subordinated to all of the existing and future secured indebtedness, including their guarantees under our senior secured credit facilities, of the subsidiary guarantors to the extent of the value of the assets securing such obligations;

•

rank equal in right of payment to all existing and future unsecured indebtedness of the subsidiary guarantors that are not, by their terms, expressly subordinated in right of payment to the subsidiary guarantees; and

•

rank senior in right of payment to all existing and future indebtedness of the subsidiary guarantors that are, by their terms, expressly subordinated in right of payment to the subsidiary guarantees.

Optional Redemption	At any time on or after June 1, 2016, we may redeem all or any portion of the notes at the redemption prices set forth under "Description of the Notes—Optional Redemption."
Prior to June 1, 2016, we may redeem all or any portion of the notes at 100% of their principal amount, plus a "make whole" premium, plus accrued interest.

In addition, at any time and from time to time on or prior to June 1, 2016, we may redeem up to 35% of the aggregate principal amount of the notes using the net cash proceeds of certain public equity offerings, so long as:

• we pay 35% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption;
• at least 65% of the aggregate principal amount of all notes issued under the indenture remain outstanding afterwards; and
• the redemption occurs within 90 days of the date of the closing of such public equity offering.
Change of Control; Asset Sales

If a change of control occurs, we must offer to purchase the notes from holders at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes—Repurchase at the Option of Holders—Change of Control."

If we sell certain assets and do not apply the net proceeds in compliance with the indenture, we will be required to make an offer to repurchase the notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes—Repurchase at the Option of Holders—Asset Sales."

Certain covenants

The new notes will be issued under an indenture among us, each of the subsidiary guarantors named therein and U.S. Bank National Association, as trustee. The terms of the notes and indenture will restrict our ability and the ability of our restricted subsidiaries to:

• incur additional indebtedness;
• pay dividends or make distributions or redeem or repurchase stock;
• make certain investments;
• create liens;
• merge or consolidate with another company or transfer or sell assets;
• enter into restrictions affecting the ability of our restricted subsidiaries to make distributions, loans or advances to us or other restricted subsidiaries;

• engage in transactions with affiliates; and
• enter into sale and leaseback transactions.
These covenants are subject to a number of important limitations and exceptions, which are described under "Description of the Notes—Certain Covenants."
U.S. Federal income tax consequences

For a discussion of certain material U.S. Federal income tax consequences of owning or disposing of the new notes, see "Certain Material U.S. Federal Income Tax Considerations." You should consult your own tax advisor to determine the U.S. Federal, state, local and other tax consequences of an investment in the new notes specific to your particular circumstances.

Use of proceeds	We will not receive any proceeds from the exchange offer. See "Use of Proceeds."
Risk factors

You should carefully consider all information in this prospectus. In particular, you should evaluate the specific risks described in the section entitled "Risk Factors" in this prospectus and in the documents incorporated by reference herein for a discussion of risks relating to an investment in the new notes. Please read that section carefully before you decide whether to invest in the new notes.

 Summary Historical Consolidated Financial and Other Data

        The following table sets forth summary historical consolidated financial data for the Issuer. You should read the summary consolidated financial and other data below in conjunction with our consolidated financial statements and the accompanying notes which are incorporated by reference into this prospectus. We derived the historical financial data for the years ended December 31, 2011, 2012 and 2013, and as of December 31, 2011, 2012 and 2013, from consolidated financial statements audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. We derived the historical financial data for the three months ended March 31, 2013 and 2014 and as of March 31, 2013 and 2014, from our unaudited interim consolidated financial statements. You should also read "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Consolidated Financial Statements" in our annual report on Form 10-K for the year ended December 31, 2013 and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2014, each of which is incorporated by reference into this prospectus.

	For the Year Ended December 31,			Three Months Ended March 31
Consolidated Statement of Operations Data (in thousands):	2011	2012	2013	2013	2014
Net operating revenues	$2,804,507	$2,948,969	$2,975,648	$749,955	$762,578
Costs and expenses:
Cost of services	2,308,570	2,443,550	2,495,476	624,904	638,764
General and administrative	62,354	66,194	76,921	17,398	18,123
Bad debt expense	51,347	39,055	37,423	9,321	11,018
Depreciation and amortization	71,517	63,311	64,392	15,802	16,229

Total costs and expenses	2,493,788	2,612,110	2,674,212	667,425	684,134

Income from operations	310,719	336,859	301,436	82,530	78,444
Other income and expense:
Loss on early retirement of debt(1)	(20,385)	(6,064)	(17,788)	(508)	(2,277)
Equity in earnings of unconsolidated subsidiaries	2,923	7,705	2,476	1,058	908
Interest income	322	—	—	—	—
Interest expense	(81,232)	(83,759)	(84,954)	(21,048)	(20,616)

Income before income taxes	212,347	254,741	201,170	62,032	56,459
Income tax expense	80,984	93,574	75,971	23,040	22,092

Net income	131,363	161,167	125,199	38,992	34,367
Less: Net income attributable to non-controlling interests	4,916	5,663	8,619	2,384	1,323

Net income attributable to Select Medical Corporation	$126,447	$155,504	$116,580	$36,608	$33,044

	For the Year Ended December 31,			Three Months Ended March 31
Segment Data:	2011	2012	2013	2013	2014
Specialty hospitals
Number of hospitals—end of period
Long term acute care hospitals	110	110	108	110	110
Acute medical rehabilitation hospitals	9	12	15	12	15

Total specialty hospitals	119	122	123	122	125
Net operating revenues (,000)	$2,095,519	$2,197,529	$2,198,121	$557,751	$564,625
Patient days	1,330,890	1,345,430	1,353,847	339,382	341,551
Admissions	54,734	55,147	55,729	13,856	13,941
Net revenue per patient day(2)	$1,497	$1,534	$1,514	$1,543	$1,539
Adjusted segment EBITDA (,000)(3)	$362,334	$381,354	$353,843	$93,347	$92,150
Outpatient rehabilitation
Number of clinics—end of period	954	979	1,006	985	1,017
Net operating revenues (,000)	$708,867	$751,317	$777,177	$192,101	$197,850
Number of visits	4,470,061	4,568,821	4,780,723	1,162,623	1,174,790
Net revenue per visit(4)	$103	$103	$104	$105	$104
Adjusted segment EBITDA (,000)(3)	$83,864	$87,024	$90,313	$22,833	$20,989
Balance Sheet Data (in thousands):
Cash and cash equivalents	$12,043	$40,144	$4,319	$4,500	$4,692
Working capital(5)	$97,348	$78,414	$82,878	$99,048	$152,404
Total assets	$2,770,738	$2,760,313	$2,817,622	$2,808,836	$2,915,726
Total debt	$1,229,498	$1,302,943	1,445,275	1,492,137	1,612,200
Total Select Medical Corporation stockholder's equity	$983,446	$881,317	$786,234	$743,073	$701,403

	For the Year Ended December 31,			Three Months Ended March 31
Consolidated Statement of Operations Data (in thousands):	2011	2012	2013	2013	2014
Other Financial Data (in thousands):
Capital expenditures	$46,016	$68,185	$73,660	$13,999	$27,299
Adjusted EBITDA(3)	$385,961	$405,847	$372,861	$100,081	$96,828
Statement of Cash Flows Data (in thousands):
Net cash provided by (used in) operating activities	$240,053	$309,371	$198,102	$(6,395)	$(16,000)
Net cash used in investing activities	$(54,735)	$(72,406)	$(107,306)	$(23,976)	$(27,798)
Net cash provided by (used in) financing activities	$(177,640)	$(208,864)	$(126,621)	$(5,273)	$44,171
Ratio of earnings to fixed charges	2.54	2.77	2.42	2.76	2.60

(1)
The loss on early retirement of debt relates to the following:

•
During the year ended December 31, 2011, we refinanced our senior secured credit facility and repurchased and retired $266.5 million principal amount of our 7 5/8% senior subordinated notes. A loss on early retirement of debt of $20.4 million was recognized for the year ended December 31, 2011, which included the write-off of unamortized debt issuance costs, tender premiums and original issue discount.

  •
  During the year ended December 31, 2012, we repurchased and retired an aggregate of $275.0 million principal amount of our outstanding 7 5/8% senior subordinated notes. A loss on early retirement of debt of $6.1 million was recognized for the year ended December 31, 2012, which included the write-off of unamortized debt issuance costs and call premiums.

  •
  During the year ended December 31, 2013, we entered into a credit extension amendment on February 20, 2013, the proceeds of which were used to redeem all of our outstanding 7 5/8% senior subordinated notes and to repay a portion of the balance outstanding under our revolving credit facility. Additionally, on May 28, 2013, we issued and sold $600.0 million aggregate principal amount of our 6.375% senior notes due 2021, the proceeds of which were used to pay a portion of the senior secured credit facility term loans then outstanding and to pay related fees and expenses. A loss on early retirement of debt of $17.8 million was recognized for the year ended December 31, 2013, which included the write-off of unamortized debt issuance costs.

  •
  On March 22, 2013, we redeemed our 7 5/8% senior subordinated notes due 2015. During the three months ended March 31, 2013, we recognized a loss on early retirement of debt of $0.5 million associated with our redemption of our 7 5/8% senior subordinated notes due 2015, which included the write-off of unamortized issuance costs.

  •
  On March 4, 2014, we amended our term loans under our senior secured credit facility. During the three months ended March 31, 2014, we recognized a loss of $2.3 million for unamortized debt issuance costs, unamortized original issue discount and certain fees incurred related to term loan modifications.

(2)
Net revenue per patient day is calculated by dividing specialty hospital direct patient service revenues by the total number of patient days.

(3)
We define Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, equity in earnings (losses) of unconsolidated subsidiaries and other income (expense). We believe that the presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our operating units. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•
Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;

•
Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes; and

  •
  Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

  Following is a reconciliation of net income to Adjusted EBITDA as utilized by us in reporting our segment performance.

	Three Months Ended March 31, 2014
(in thousands)	Total	Specialty Hospitals	Outpatient Rehabilitation	All Other
Net income	34,367
Income tax expense	22,092
Interest expense	20,616
Equity in earnings of unconsolidated subsidiaries	(908)
Loss on early retirement of debt	2,277

Income (loss) from operations	$78,444	$80,055	$17,777	$(19,388)
Stock compensation expense	2,155	—	—	2,155
Depreciation and amortization	16,229	12,095	3,212	922

Adjusted EBITDA	$96,828	$92,150	$20,989	$(16,311)

	Three Months Ended March 31, 2013
(in thousands)	Total	Specialty Hospitals	Outpatient Rehabilitation	All Other
Net income	$38,992
Income tax expense	23,040
Interest expense	21,048
Equity in earnings of unconsolidated subsidiaries	(1,058)
Loss on early retirement of debt	508

Income (loss) from operations	$82,530	$81,485	$19,864	$(18,819)
Stock compensation expense	1,749	—	—	1,749
Depreciation and amortization	15,802	11,862	2,969	971

Adjusted EBITDA	$100,081	$93,347	$22,833	$(16,099)

	Year Ended December 31, 2013
(in thousands)	Total	Specialty Hospitals	Outpatient Rehabilitation	All Other
Net income	$125,199
Income tax expense	75,971
Interest expense	84,954
Equity in earnings of unconsolidated subsidiaries	(2,476)
Loss on early retirement of debt	17,788

Income (loss) from operations	$301,436	$305,222	$78,289	$(82,075)
Stock compensation expense	7,033	—	—	7,033
Depreciation and amortization	64,392	48,621	12,024	3,747

Adjusted EBITDA	$372,861	$353,843	$90,313	$(71,295)

	Year Ended December 31, 2012
(in thousands)	Total	Specialty Hospitals	Outpatient Rehabilitation	All Other
Net income	$161,167
Income tax expense	93,574
Interest expense	83,759
Equity in earnings of unconsolidated subsidiaries	(7,705)
Loss on early retirement of debt	6,064

Income (loss) from operations	$336,859	$334,518	$73,816	$(71,475)
Stock compensation expense	5,677	—	—	5,677
Depreciation and amortization	63,311	46,836	13,208	3,267

Adjusted EBITDA	$405,847	$381,354	$87,024	$(62,531)

	Year Ended December 31, 2011
(in thousands)	Total	Specialty Hospitals	Outpatient Rehabilitation	All Other
Net income	$131,363
Income tax expense	80,984
Interest expense, net of interest income	80,910
Equity in earnings of unconsolidated subsidiaries	(2,923)
Loss on early retirement of debt	20,385

Income (loss) from operations	$310,719	$311,705	$67,377	$(68,363)
Stock compensation expense	3,725	—	—	3,725
Depreciation and amortization	71,517	50,629	16,487	4,401

Adjusted EBITDA	$385,961	$362,334	$83,864	$(60,237)

(4)
Net revenue per visit is calculated by dividing outpatient rehabilitation direct patient service clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation direct patient service clinic revenue does not include contract services revenue.

(5)
Current assets less current liabilities.

RISK FACTORS

        You should carefully consider the risks described below, as well as the other information contained in this prospectus, before deciding whether to participate in the exchange offer. The risks described below are not the only ones that we face. Additional risks not presently known to us may also impair our business operations. The actual occurrence of any of these risks could materially adversely affect our business, financial condition and results of operations. In that case, the value of the new notes could decline substantially, and you may lose part or all of your investment.

Risks Related to the Exchange Offer

If you fail to exchange your old notes for new notes your old notes will continue to be subject to restrictions on transfer and may become less liquid.

        We did not register the resale of the old notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer. In general, you may only offer or sell the old notes if the resale is registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. If you do not exchange your old notes in the exchange offer, you will remain subject to such restrictions on transfer and you may be unable to sell the old notes.

        Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer will be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Following the exchange offer, if you do not tender your old notes you generally will not have any further registration rights, and your old notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the old notes will be adversely affected.

If an active trading market for the new notes does not develop, the liquidity and value of the new notes could be harmed.

        In connection with the initial placements of the old notes and 2013 notes, the initial purchasers informed us that they intended to make a market in the notes (including the new notes) following completion of such offering. However, the initial purchasers may cease their market-making at any time. An active public market for the new notes may not develop or, if developed, may not continue. If an active public market does not develop or is not maintained, you may not be able to sell your new notes at their fair market value or at all.

        Even if a public market for the new notes develops, trading prices will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. Declines in the market for debt securities generally may also materially and adversely affect the liquidity of the new notes, independent of our financial performance.

You must comply with the exchange offer procedures in order to receive new notes.

        The new notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of the old notes or a book-entry confirmation related thereto, a properly completed and executed letter of transmittal or an agent's message and all other required documentation. If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. None of us, Holdings, nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. Old notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the old notes in the exchange offer to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled "The Exchange Offer" and "Plan of Distribution" later in this prospectus.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes.

        Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Related to the New Notes

Our substantial indebtedness may limit the amount of cash flow available to invest in the ongoing needs of our business, which could prevent us from generating the future cash flow needed to fulfill our obligations under the notes.

        As of March 31, 2014, we had approximately $1,612.2 million of total indebtedness on a consolidated basis. Our indebtedness could have important consequences to you. For example, it:

  •
  requires us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, reducing the availability of our cash flow to fund working capital, capital expenditures, development activity, acquisitions and other general corporate purposes;

  •
  increases our vulnerability to adverse general economic or industry conditions;

  •
  limits our flexibility in planning for, or reacting to, changes in our business or the industries in which we operate;

  •
  makes us more vulnerable to increases in interest rates, as borrowings under our senior secured credit facilities are at variable rates;

  •
  limits our ability to obtain additional financing in the future for working capital or other purposes, such as raising the funds necessary to repurchase all notes tendered to us upon the occurrence of specified changes of control in our ownership; and

  •
  places us at a competitive disadvantage compared to our competitors that have less indebtedness.

        See "Capitalization" and "Description of Other Indebtedness."

Restrictions imposed by our senior secured credit facilities and the indenture governing the notes limit our ability to engage in or enter into business, operating and financing arrangements, which could prevent us from taking advantage of potentially profitable business opportunities.

        The operating and financial restrictions and covenants in our debt instruments, including our senior secured credit facilities and the indenture governing the notes, may adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. For example, our senior secured credit facilities restrict our and our subsidiaries' ability to, among other things:

  •
  incur or guarantee additional debt and issue or sell preferred stock;

  •
  pay dividends on, redeem or repurchase our capital stock;

  •
  make certain acquisitions or investments;

  •
  incur or permit to exist certain liens;

  •
  enter into transactions with affiliates;

  •
  merge, consolidate or amalgamate with another company;

  •
  transfer or otherwise dispose of assets;

  •
  redeem subordinated debt;

  •
  incur capital expenditures;

  •
  incur contingent obligations;

  •
  incur obligations that restrict the ability of our subsidiaries to make dividends or other payments to us; and

  •
  create or designate unrestricted subsidiaries.

        Our senior secured credit facilities also require us to comply with certain financial covenants. Our ability to comply with these ratios may be affected by events beyond our control. A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under our senior secured credit facilities. In the event of any default under our senior secured credit facilities, the lenders under our senior secured credit facilities could elect to terminate borrowing commitments and declare all borrowings outstanding, together with accrued and unpaid interest and other fees, to be due and payable, to require us to apply all of our available cash to repay these borrowings or to prevent us from making debt service payments on the notes, any of which would be an event of default under the notes. See "Description of the Notes" and "Description of Other Indebtedness."

Despite our substantial level of indebtedness, we and our subsidiaries may be able to incur additional indebtedness. This could further exacerbate the risks described above.

        We and our subsidiaries may be able to incur additional indebtedness in the future. Although our senior secured credit facilities and the indenture governing the new notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us or our subsidiaries from incurring obligations that do not constitute indebtedness. As of March 31, 2014, we had $152.7 million of revolving loan availability under our senior secured credit facilities (after giving effect to $42.3 million of outstanding letters of credit). In addition, to the extent new debt is added to our and our subsidiaries' current debt levels, the substantial leverage risks described above would increase.

To service our indebtedness and meet our other ongoing liquidity needs, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, including possible changes in government reimbursement rates or methods. If we cannot generate the required cash, we may not be able to make the required payments under the new notes.

        Our ability to make payments on our indebtedness, including the notes, and to fund our planned capital expenditures and our other ongoing liquidity needs will depend on our ability to generate cash in the future. Our future financial results will be subject to substantial fluctuations upon a significant change in government reimbursement rates or methods. We cannot assure you that our business will generate sufficient cash flow from operations to enable us to pay our indebtedness, including our indebtedness in respect of the notes, or to fund our other liquidity needs. Our inability to pay our debts would require us to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling equity capital. However, we cannot assure you that any alternative strategies will be feasible at the time or provide adequate funds to allow us to pay our debts as they come due and fund our other liquidity needs. Also, some alternative strategies would require the prior consent of our senior secured lenders, which we may not be able to obtain. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our annual report on Form 10-K for the year ended December 31, 2013 and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2014, each of which is incorporated by reference into this prospectus and "Description of Other Indebtedness."

The notes and the subsidiary guarantees will be effectively subordinated to all liabilities of our non-guarantor subsidiaries.

        The notes will be structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the notes. In the event of a bankruptcy, liquidation or dissolution of any of our non-guarantor subsidiaries, holders of their debt, their trade creditors and holders of their preferred equity will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Although the indenture governing the notes contains limitations on the incurrence of additional indebtedness and the issuance of preferred stock by us and our restricted subsidiaries, such limitation is subject to a number of significant exceptions. Moreover, the indenture governing the notes does not impose any limitation in the incurrence by our restricted subsidiaries of liabilities that do not constitute indebtedness under the indenture. The aggregate net operating revenues and income from operations for the twelve months ended December 31, 2013 of our subsidiaries that are not guaranteeing the notes were $421.8 million and $47.7 million, respectively, and at March 31, 2014, those subsidiaries had total assets and indebtedness and other liabilities (excluding intercompany indebtedness and liabilities) of $228.9 million and $45.5 million, respectively. See "Description of the Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." See also "Description of the Notes—Subsidiary Guarantees" and the condensed consolidating financial information included in the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013 and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2014, each of which is incorporated by reference into this prospectus.

The new notes will not be secured by our assets nor those of our subsidiaries and the lenders under our senior secured credit facilities are entitled to remedies available to a secured lender, which gives them priority over the note holders to collect amounts due to them.

        The new notes and the related subsidiary guarantees will not be secured by any of our or our subsidiaries' assets and therefore will be effectively subordinated to the claims of our secured debt holders to the extent of the value of the assets securing our secured debt. Our obligations under our senior secured credit facilities are secured by, among other things, a first priority pledge of Holdings'

capital stock and the capital stock of Holdings' subsidiaries and by substantially all of our assets and each of our existing and subsequently acquired or organized domestic subsidiaries that is a guarantor. If we become insolvent or are liquidated, or if payment under our senior secured credit facilities or in respect of any other secured senior indebtedness is accelerated, the lenders under our senior secured credit facilities or holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our senior secured credit facilities or other secured debt). In addition, we and or the subsidiary guarantors may incur additional secured senior indebtedness, the holders of which will also be entitled to the remedies available to a secured lender. See "Description of Other Indebtedness—Senior Secured Credit Facilities" and "Description of the Notes."

We may not have the funds to purchase the notes upon a change of control as required by the indenture governing the notes.

        If we were to experience a change of control as described under "Description of the Notes," we would be required to make an offer to purchase all of the notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest to the date of purchase. The source of funds for any purchase of the notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by our existing or new stockholders. We cannot assure you that any of these sources will be available or sufficient to make the required repurchase of the notes, and restrictions in our senior secured credit facilities may not allow such repurchases. Upon the occurrence of a change of control event, we may seek to refinance the debt outstanding under our senior secured credit facilities and the notes. However, it is possible that we will not be able to complete such refinancing on commercially reasonable terms or at all. In such event, we would not have the funds necessary to finance the required change of control offer. See "Description of the Notes—Repurchase at the Option of Holders—Change of Control."

        In addition, a change of control would be an event of default under our senior secured credit facilities. Any future credit agreement or other agreements relating to our senior debt to which we become a party may contain similar provisions. Our failure to purchase the notes upon a change of control under the indenture would constitute an event of default under the indenture. This default would, in turn, constitute an event of default under our senior secured credit facilities and may constitute an event of default under future senior debt, any of which may cause the related debt to be accelerated after any applicable notice or grace periods. If debt were to be accelerated, we might not have sufficient funds to repurchase the notes and repay the debt.

Federal and state statutes could allow courts, under specific circumstances, to void the subsidiary guarantees, subordinate claims in respect of the notes and require note holders to return payments received from subsidiary guarantors.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a subsidiary guarantee or claims related to the notes or subordinate a subsidiary guarantee to all of our other debts or to all other debts of a subsidiary guarantor if, among other things, at the time we or a subsidiary guarantor incurred the indebtedness evidenced by its subsidiary guarantee:

  •
  we or the subsidiary guarantor intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness;

  •
  the subsidiary guarantor was insolvent or rendered insolvent by reason of such incurrence;

  •
  the subsidiary guarantor was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  the subsidiary guarantor intended to incur, or believed that it would incur, debts beyond the subsidiary guarantor's ability to pay such debts as they mature.

        In addition, a court could void any payment by a subsidiary guarantor pursuant to the notes or a subsidiary guarantee and require that payment to be returned to such subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that we and each subsidiary guarantor are not insolvent, do not have insufficient capital for the business in which we are or it is engaged and have not incurred debts beyond our or its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors' conclusions in this regard.

Risks Related to Our Business and Our Industry

If there are changes in the rates or methods of government reimbursements for our services, our net operating revenues and profitability could decline.

        Approximately 48% of our net operating revenues for the year ended December 31, 2011, 47% of our net operating revenues for the year ended December 31, 2012 and 46% of our net operating revenues for the year ended December 31, 2013 came from the highly regulated federal Medicare program.

        In recent years, through legislative and regulatory actions, the federal government has made substantial changes to various payment systems under the Medicare program. President Obama signed into law comprehensive reforms to the healthcare system, including changes to the methods for, and amounts of, Medicare reimbursement. Additional reforms or other changes to these payment systems, including modifications to the conditions on qualification for payment, bundling payments to cover both acute and post-acute care or the imposition of enrollment limitations on new providers, may be proposed or could be adopted, either by Congress or by the Centers for Medicare & Medicaid Services, or CMS. If revised regulations are adopted, the availability, methods and rates of Medicare reimbursements for services of the type furnished at our facilities could change. Some of these changes and proposed changes could adversely affect our business strategy, operations and financial results. In addition, there can be no assurance that any increases in Medicare reimbursement rates established by CMS will fully reflect increases in our operating costs.

        The Budget Control Act of 2011, enacted on August 2, 2011, increased the federal debt ceiling in connection with deficit reductions over the next ten years. The Budget Control Act of 2011 requires automatic reductions in federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. Payments to Medicare providers are subject to these automatic spending reductions, subject to a 2% cap. On April 1, 2013 a 2% reduction to Medicare payments was implemented. The Bipartisan Budget Act of 2013 (also referred to as the Pathway for SGR Reform Act of 2013) extended the automatic spending reductions through 2023. For the year ended December 31, 2013 and the fiscal quarter ended March 31, 2014, this reduction has reduced our net operating revenues and income from operations by approximately $24.0 million and $7.6 million, respectively.

We conduct business in a heavily regulated industry, and changes in regulations, new interpretations of existing regulations or violations of regulations may result in increased costs or sanctions that reduce our net operating revenues and profitability.

        The healthcare industry is subject to extensive federal, state and local laws and regulations relating to (1) facility and professional licensure, including certificates of need, (2) conduct of operations, including financial relationships among healthcare providers, Medicare fraud and abuse and physician self-referral, (3) addition of facilities and services and enrollment of newly developed facilities in the Medicare program, (4) payment for services and (5) safeguarding protected health information.

        Both federal and state regulatory agencies inspect, survey and audit our facilities to review our compliance with these laws and regulations. While our facilities intend to comply with existing licensing, Medicare certification requirements and accreditation standards, there can be no assurance that these regulatory authorities will determine that all applicable requirements are fully met at any given time. A determination by any of these regulatory authorities that a facility is not in compliance with these requirements could lead to the imposition of requirements that the facility takes corrective action, assessment of fines and penalties, or loss of licensure, Medicare certification or accreditation. These consequences could have an adverse effect on our company.

        In addition, there have been heightened coordinated civil and criminal enforcement efforts by both federal and state government agencies relating to the healthcare industry. The ongoing investigations relate to, among other things, various referral practices, cost reporting, billing practices, physician ownership and joint ventures involving hospitals. In the future, different interpretations or enforcement of these laws and regulations could subject us to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services and capital expenditure programs. These changes may increase our operating expenses and reduce our operating revenues. If we fail to comply with these extensive laws and government regulations, we could become ineligible to receive government program reimbursement, suffer civil or criminal penalties or be required to make significant changes to our operations. In addition, we could be forced to expend considerable resources responding to any related investigation or other enforcement action.

Full implementation of the Medicare 25 Percent Rule applicable to LTCHs will have an adverse effect on our future net operating revenues and profitability.

        Under the 25 Percent Rule, the Medicare payment rate for LTCHs is subject to a downward payment adjustment if the percentage of Medicare patients discharged from an LTCH who were admitted from an individual referring hospital exceeds an applicable percentage admissions threshold during a particular cost reporting period. Cases admitted to an LTCH in excess of the applicable percentage admissions threshold are reimbursed at a rate comparable to that under IPPS. IPPS rates are generally lower than the long term acute care hospital prospective payment system, or "LTCH-PPS" rates. Cases that reach outlier status in the discharging hospital do not count toward the limit and are paid under LTCH-PPS.

        LTCHs that are operated as a hospital within a hospital, or an "HIH" or as HIH "satellites," are subject to payment reductions for those Medicare patients admitted from their host hospitals in excess of the applicable percentage admissions threshold and from other referring hospitals in excess of the applicable percentage admissions threshold. LTCHs that are operated as freestanding facilities are subject to a payment reduction for those Medicare patients admitted from other referring hospitals in excess of the applicable admissions threshold. Grandfathered HIHs are excluded from the Medicare percentage admissions threshold regulations.

        The SCHIP Extension Act, as amended by the ARRA, the PPACA and the Bipartisan Budget Act of 2013, postponed the full application of the percentage admissions threshold for specific classifications of LTCHs. Full implementation of the Medicare percentage admissions thresholds under the 25 Percent Rule will not go into effect until cost reporting periods beginning on or after July 1, 2016 or October 1, 2016, depending on the specific classification of LTCH. See "Business—Government Regulations—Overview of U.S. and State Government Reimbursements—Long Term Acute Care Hospital Medicare Reimbursement—25 Percent Rule" in our annual report on Form 10-K for the year ended December 31, 2013, incorporated by reference into this prospectus.

        As of December 31, 2013, we owned 78 HIHs and satellite facilities of which two are grandfathered HIHs and are excluded from the percentage threshold regulations. Of the remaining 76 HIHs and satellite facilities subject to a percentage admissions threshold for admissions from their host hospital; four of these HIHs and satellite facilities were subject to a maximum 25% Medicare percentage admissions threshold for admissions from their host hospital, three HIHs and satellite facilities are co-located with an MSA dominant hospital and were subject to a Medicare percentage admissions threshold of no more than 50%, nor less than 25%, 18 of these HIHs and satellite facilities were co-located with a MSA dominant hospital or single urban hospital and were subject to a Medicare percentage admissions threshold of no more than 75%, 48 of these HIHs and satellite facilities were subject to a maximum 50% Medicare admissions threshold, and three of these HIHs and satellite facilities were located in a rural area and were subject to a maximum 75% Medicare percentage admissions threshold. As of December 31, 2013, we owned 2 grandfathered HIHs, all of which are excluded from the percentage admissions threshold regulations. As of December 31, 2013, we owned 29 free-standing LTCHs, which are not subject to the Medicare percentage admissions threshold until cost reporting periods beginning on or after July 1, 2017.

        The Bipartisan Budget Act of 2013 requires CMS to report to Congress before October 2016 on the need for any further extensions or modifications of the extensions of the 25 Percent Rule. In addition, the Bipartisan Budget Act of 2013 requires the Medicare Payment Advisory Commission, ("MedPAC"), an independent federal body that advises Congress on issues affecting the Medicare program, to report to Congress by June 2019 on the need to continue applying the 25 Percent Rule, the effect of site-neutral payment on LTCHs and recommendations on how to change the site-neutral payment policy.

        Because these rules are complex and are based on the volume of Medicare admissions from other referring hospitals as a percent of our overall Medicare admissions, we cannot predict with any certainty the impact on our future net operating revenues and profitability of compliance with these regulations. We expect many of our LTCHs will experience an adverse financial impact when full implementation of the Medicare percentage admissions thresholds goes into effect. Our LTCHs have cost reporting periods that commence on various dates throughout the calendar year. Therefore, the application of the lower percentage admissions thresholds will be staggered and we would not realize the full impact of lower percentage admissions thresholds until 2017.

Expiration of the moratorium imposed on the payment adjustment for very short-stay cases in our LTCHs has reduced and will continue to reduce our future net operating revenues and profitability.

        On May 1, 2007, CMS published a new provision that changed the payment methodology for Medicare patients with a length of stay that is less than the IPPS comparable threshold. Beginning with discharges on or after July 1, 2007, for these very short-stay cases, the rule lowered the LTCH payment to a rate based on the general acute care hospital IPPS per diem. Short stay outlier, or "SSO," cases with covered lengths of stay that exceed the IPPS comparable threshold would continue to be paid under the existing SSO payment policy. The SCHIP Extension Act and PPACA prevented CMS from applying this change to SSO policy for a period of five years through December 28, 2012. The implementation of the payment methodology for very short-stay outliers discharged after December 29, 2012 has reduced and will continue to reduce our future net operating revenues and profitability.

If our LTCHs fail to maintain their certifications as LTCHs or if our facilities operated as HIHs fail to qualify as hospitals separate from their host hospitals, our net operating revenues and profitability may decline.

        As of December 31, 2013, we operated 108 LTCHs, all of which are currently certified by Medicare as LTCHs. LTCHs must meet certain conditions of participation to enroll in, and seek payment from, the Medicare program as an LTCH, including, among other things, maintaining an average length of stay for Medicare patients in excess of 25 days. An LTCH that fails to maintain this average length of stay for Medicare patients in excess of 25 days during a single cost reporting period is generally allowed an opportunity to show that it meets the length of stay criteria during the subsequent cost reporting period. If the LTCH can show that it meets the length of stay criteria during this cure period, it will continue to be paid under the LTCH-PPS. If the LTCH again fails to meet the average length of stay criteria during the cure period, it will be paid under the general acute care inpatient prospective payment system at rates generally lower than the rates under the LTCH-PPS.

        Similarly, our HIHs must meet conditions of participation in the Medicare program, which include additional criteria establishing separateness from the hospital with which the HIH shares space. If our LTCHs or HIHs fail to meet or maintain the standards for certification as LTCHs, they will receive payment under the general acute care hospitals IPPS which is generally lower than payment under the system applicable to LTCHs. Payments at rates applicable to general acute care hospitals would result in our LTCHs receiving significantly less Medicare reimbursement than they currently receive for their patient services.

Implementation of additional patient or facility criteria for LTCHs that limit the population of patients eligible for our hospitals' services or change the basis on which we are paid could adversely affect our net operating revenue and profitability.

        The Bipartisan Budget Act of 2013 (also referred to as the Pathway for SGR Reform Act of 2013) establishes new payment limits for Medicare patients who do not meet specified criteria. Specifically, for Medicare patients discharged in cost reporting periods beginning on or after October 1, 2015, LTCHs will be reimbursed under LTCH-PPS only if, immediately preceding the patient's LTCH admission, the patient was discharged from a general acute care hospital paid under IPPS and the patient's stay included at least three days in an intensive care unit (ICU) or coronary care unit (CCU) or the patient is assigned to an MS-LTC-DRG for cases receiving at least 96 hours of ventilator services in the LTCH. In addition, to be paid under LTCH-PPS the patient's discharge from the LTCH may not include a principal diagnosis relating to psychiatric or rehabilitation services. For any Medicare patient who does not meet the new criteria, the LTCH will be paid a "site-neutral" payment rate, which will be the lower of (1) the IPPS comparable per-diem payment rate including any outlier payments, or (2) 100 percent of the estimated costs for services. For cost reporting periods beginning in fiscal year 2020, payment for all discharges from an LTCH may be subject to the site-neutral payment limitation unless the number of discharges for which payment is made under the LTCH-PPS payment rate is greater than 50% of the total number of discharges for the LTCH. The application of the new site-neutral payment rates under LTCH-PPS may reduce our operating revenues.

        CMS requested public comments in May 2013 on adoption of a payment adjustment based on whether a particular case qualifies as chronically critically ill/medically complex ("CCI/MC"). CMS indicated that it was considering a change to the LTCH-PPS payment policies that would limit full LTCH-PPS payment to those patients meeting the definition of CCI/MC while they were in an IPPS hospital inpatient setting and subsequently directly admitted to an LTCH. Payment for non-CCI/MC patients would be made at an "IPPS comparable amount," that is, an amount comparable to what would have been paid under the IPPS calculated as a per diem rate with total payments capped at the full IPPS MS-DRG payment rate.

        It is unclear how the adoption of the Bipartisan Budget Act of 2013 will impact regulatory or legislative proposals to change the LTCH-PPS payment policies. We cannot predict whether Congress or CMS will adopt additional patient-level criteria in the future or, if adopted, how such criteria would affect our LTCHs. Implementation of additional patient or facility criteria that may limit the population of patients eligible for our LTCHs' services or change the basis on which we are paid could adversely affect our net operating revenues and profitability. See "Business—Government Regulations—Overview of U.S. and State Government Reimbursements—Long Term Acute Care Hospital Medicare Reimbursement" in our annual report on Form 10-K for the year ended December 31, 2013, incorporated by reference into this prospectus.

Decreases in Medicare reimbursement rates received by our outpatient rehabilitation clinics, implementation of annual caps, and payment reductions applied to the second and subsequent therapy services may reduce our future net operating revenues and profitability.

        Our outpatient rehabilitation clinics receive payments from the Medicare program under a fee schedule. The Medicare physician fee schedule rates are automatically updated annually based on the sustainable growth rate ("SGR") formula, contained in legislation. The SGR formula has resulted in automatic reductions in rates in every year since 2002; however, for each year through April 1, 2015 CMS or Congress has taken action to prevent the SGR formula reductions. On December 10, 2013, CMS estimated a 20.1% reduction in the Medicare physician fee schedule payment rates for calendar year 2014 as a result of the SGR formula. The Bipartisan Budget Act of 2013 prevented the 20.1% reduction for services provided through March 31, 2014. The Protecting Access to Medicare Act of 2014 temporarily blocks this reduction through March 31, 2015 and replaces it with a 0.5% payment increase for services provided through December 31, 2014 and a 0% payment update from January 1, 2015 through March 31, 2015. Automatic reductions in the Medicare physician fee schedule payment rates will commence on April 1, 2015, unless Congress again takes legislative action to prevent the SGR formula reductions from going into effect.

        Congress has established annual caps that limit the amount that can be paid (including deductible and coinsurance amounts) for outpatient therapy services rendered to any Medicare beneficiary. As directed by Congress in the Deficit Reduction Act of 2005, CMS implemented an exception process for therapy expenses incurred in 2006. Under this process, a Medicare enrollee (or person acting on behalf of the Medicare enrollee) was able to request an exception from the therapy caps if the provision of therapy services was deemed to be medically necessary. Therapy cap exceptions were available automatically for certain conditions and on a case-by-case basis upon submission of documentation of medical necessity. The exception process has been extended by Congress several times. Most recently, the Protecting Access to Medicare Act of 2014 extended the exceptions process through March 31, 2015. The exception process will expire on April 1, 2015 unless further extended by Congress. There can be no assurance that Congress will extend it further. To date, the implementation of the therapy caps has not had a material adverse effect on our business. However, if the exception process is not renewed, our future net operating revenues and profitability may decline.

        CMS adopted a multiple procedure payment reduction for therapy services in the final update to the Medicare physician fee schedule for calendar year 2011. The policy became effective January 1,

2011 and applies to all outpatient therapy services paid under Medicare Part B—occupational therapy, physical therapy and speech-language pathology. Under the policy, the Medicare program pays 100% of the practice expense component of the therapy procedure or unit of service with the highest Relative Value Unit, and then reduces the payment for the practice expense component for the second and subsequent therapy procedures or units of service furnished during the same day for the same patient, regardless of whether those therapy services are furnished in separate sessions. In 2011 and 2012 the second and subsequent therapy service furnished during the same day for the same patient was reduced by 20% in office and other non-institutional settings and by 25% in institutional settings. The American Taxpayer Relief Act of 2012 increased the payment reduction to 50% effective April 1, 2013. Our outpatient rehabilitation therapy services are primarily offered in institutional settings and, as such, were subject to the applicable 25% payment reduction in the practice expense component for the second and subsequent therapy services furnished by us to the same patient on the same day until April 1, 2013 when the payment reduction increased to 50%. See "Business—Government Regulations" in our annual report on Form 10-K for the year ended December 31, 2013, incorporated by reference into this prospectus.

Regulations limiting the diagnosis codes on the presumptive compliance list could adversely affect our net operating revenue and profitability.

        As of December 31, 2013, we operated 15 IRFs, all of which are currently certified by Medicare as IRFs. IRFs must meet certain conditions of participation to enroll in, and seek payment from, the Medicare program as an IRF. Among other things, at least 60 percent of the IRF's total inpatient population must require treatment for one or more of 13 conditions specified by regulation. This requirement is commonly referred to as the "60 percent rule." Compliance with the 60 percent rule is demonstrated through a two step process. The first step is the "presumptive" method, in which patient diagnosis codes are compared to a "presumptive compliance" list. IRFs that fail to demonstrate compliance with the 60 percent rule using this presumptive test may demonstrate compliance through a second step involving an audit of the facility's medical records to assess compliance. Beginning on October 1, 2014, CMS removed a number of diagnosis codes previously on the presumptive compliance list. If an IRF does not demonstrate compliance with the 60 percent rule by either the presumptive method or through a review of medical records, then the facility's classification as an IRF may be terminated at the start of its next cost reporting period causing the facility to be paid as a general acute care hospital under IPPS. By removing diagnosis codes from the presumptive compliance list our facilities may be required to demonstrate compliance with the 60 percent rule through medical record reviews. If our IRFs fail to demonstrate compliance with the 60 percent rule through either method and are classified as general acute care hospitals, our net operating revenue and profitability may be adversely affected.

Our facilities are subject to extensive federal and state laws and regulations relating to the privacy of individually identifiable information.

        The Health Insurance Portability and Accountability Act of 1996 ("HIPAA") required the United States Department of Health and Human Services to adopt standards to protect the privacy and security of individually identifiable health-related information. The department released final regulations containing privacy standards in December 2000 and published revisions to the final regulations in August 2002. The privacy regulations extensively regulate the use and disclosure of individually identifiable health-related information. The regulations also provide patients with significant new rights related to understanding and controlling how their health information is used or disclosed. The security regulations require healthcare providers to implement administrative, physical and technical practices to protect the security of individually identifiable health information that is maintained or transmitted electronically. The Health Information Technology for Economic and Clinical Health Act ("HITECH"), which was signed into law in February of 2009, enhanced the privacy, security and enforcement provisions of HIPAA by, among other things establishing security breach notification requirements, allowing enforcement of HIPAA by state attorneys general, and increasing penalties for HIPAA violations. Violations of HIPAA or HITECH could result in civil or criminal penalties.

        In addition to HIPAA, there are numerous federal and state laws and regulations addressing patient and consumer privacy concerns, including unauthorized access or theft of personal information. State statutes and regulations vary from state to state. Lawsuits, including class actions and action by state attorneys general, directed at companies that have experienced a privacy or security breach also can occur.

        We have developed a comprehensive set of policies and procedures in our efforts to comply with HIPAA and other privacy laws. Our compliance officer, privacy officer and information security officer are responsible for implementing and monitoring compliance with our privacy and security policies and procedures at our facilities. We believe that the cost of our compliance with HIPAA and other federal and state privacy laws will not have a material adverse effect on our business, financial condition, results of operations or cash flows. However, there can be no assurance that a breach of privacy or security will not occur. If there is a breach, we may be subject to various penalties and damages and may be required to incur costs to mitigate the impact of the breach on affected individuals.

As a result of increased post-payment reviews of claims we submit to Medicare for our services, we may incur additional costs and may be required to repay amounts already paid to us.

        We are subject to regular post-payment inquiries, investigations and audits of the claims we submit to Medicare for payment for our services. These post-payment reviews are increasing as a result of new government cost-containment initiatives, including enhanced medical necessity reviews for Medicare patients admitted to LTCHs, and audits of Medicare claims under the Recovery Audit Contractor program. These additional post-payment reviews may require us to incur additional costs to respond to requests for records and to pursue the reversal of payment denials, and ultimately may require us to refund amounts paid to us by Medicare that are determined to have been overpaid.

We may be adversely affected by negative publicity which can result in increased governmental and regulatory scrutiny and possibly adverse regulatory changes.

        Negative press coverage can result in increased governmental and regulatory scrutiny and possibly adverse regulatory changes. Adverse publicity and increased governmental scrutiny can have a negative impact on our reputation with referral sources and patients and on the morale and performance of our employees, both of which could adversely affect our businesses and results of operations.

Future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities.

        As part of our growth strategy, we may pursue acquisitions of specialty hospitals, outpatient rehabilitation clinics and other related healthcare facilities and services. These acquisitions may involve significant cash expenditures, debt incurrence, additional operating losses and expenses and compliance risks that could have a material adverse effect on our financial condition and results of operations.

        We may not be able to successfully integrate acquired businesses into ours, and therefore we may not be able to realize the intended benefits from an acquisition. If we fail to successfully integrate acquisitions, our financial condition and results of operations may be materially adversely affected. Acquisitions could result in difficulties integrating acquired operations, technologies and personnel into our business. Such difficulties may divert significant financial, operational and managerial resources from our existing operations and make it more difficult to achieve our operating and strategic objectives. We may fail to retain employees or patients acquired through acquisitions, which may negatively impact the integration efforts. Acquisitions could also have a negative impact on our results of operations if it is subsequently determined that goodwill or other acquired intangible assets are impaired, thus resulting in an impairment charge in a future period.

        In addition, acquisitions involve risks that the acquired businesses will not perform in accordance with expectations; that we may become liable for unforeseen financial or business liabilities of the acquired businesses, including liabilities for failure to comply with healthcare regulations; that the expected synergies associated with acquisitions will not be achieved; and that business judgments concerning the value, strengths and weaknesses of businesses acquired will prove incorrect, which could have an material adverse effect on our financial condition and results of operations.

Future joint ventures may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities.

        As part of our growth strategy, we may partner with large health care systems to provide post acute care services. These joint ventures may involve significant cash expenditures, debt incurrence, additional operating losses and expenses, and compliance risks that could have a material adverse effect on our financial condition and results of operations.

        A joint venture involves the combining of corporate cultures and mission. As a result, we may not be able to successfully operate a joint venture, and therefore we may not be able to realize the intended benefits. If we fail to successfully execute a joint venture relationship, our financial condition and results of operations may be materially adversely affected. A new joint venture could result in difficulties in combining operations, technologies and personnel. Such difficulties may divert significant financial, operational and managerial resources from our existing operations and make it more difficult to achieve our operating and strategic objectives. We may fail to retain employees or patients as a result of the integration efforts.

        A joint venture is operated through a board of directors that contains representatives of Select and other parties to the joint venture. We may not control the board or some actions of the board may require supermajority votes. As a result, the joint venture may elect certain actions that could have adverse effects on our financial condition and results of operations.

Future cost containment initiatives undertaken by private third-party payors may limit our future net operating revenues and profitability.

        Initiatives undertaken by major insurers and managed care companies to contain healthcare costs affect the profitability of our specialty hospitals and outpatient rehabilitation clinics. These payors attempt to control healthcare costs by contracting with hospitals and other healthcare providers to obtain services on a discounted basis. We believe that this trend may continue and may limit reimbursements for healthcare services. If insurers or managed care companies from whom we receive substantial payments reduce the amounts they pay for services, our profit margins may decline, or we may lose patients if we choose not to renew our contracts with these insurers at lower rates.

If we fail to maintain established relationships with the physicians in the areas we serve, our net operating revenues may decrease.

        Our success is partially dependent upon the admissions and referral practices of the physicians in the communities our hospitals and our outpatient rehabilitation clinics serve, and our ability to maintain good relations with these physicians. Physicians referring patients to our hospitals and clinics are generally not our employees and, in many of the local areas that we serve, most physicians have admitting privileges at other hospitals and are free to refer their patients to other providers. If we are unable to successfully cultivate and maintain strong relationships with these physicians, our hospitals' admissions and clinics' businesses may decrease, and our net operating revenues may decline.

Changes in federal or state law limiting or prohibiting certain physician referrals may preclude physicians from investing in our hospitals or referring to hospitals in which they already own an interest.

        The federal self referral law ("Stark Law") prohibits a physician who has a financial relationship with an entity from referring his or her Medicare or Medicaid patients to that entity for certain designated health services, including inpatient and outpatient hospital services. Under the transparency and program integrity provisions of the PPACA, the exception to the Stark Law that previously permitted physicians to refer patients to hospitals in which they have an ownership or investment interest has been dramatically curtailed. Only hospitals, including LTCHs and IRFs, with physician ownership and a provider agreement in place on December 31, 2010 are exempt from the general ban on self-referral. Existing physician- owned hospitals are prohibited from increasing the percentage of physician ownership or investment interests held in the hospital after March 23, 2010. In addition, physician-owned hospitals are prohibited from increasing the number of licensed beds after March 23, 2010, unless meeting specific exceptions related to the hospital's location and patient population. In order to retain their exemption from the general ban on self-referrals, our physician-owned hospitals are required to adopt specific measures relating to conflicts of interest, bona fide investments and patient safety. Furthermore, initiatives are underway in some states to restrict physician referrals to physician-owned hospitals. Currently, 11 of our consolidating hospitals have physicians as minority owners. The aggregate net operating revenue of these 11 hospitals was $194.0 million for the year ended December 31, 2013, or approximately 6.5% of our consolidated net operating revenues for the year ended December 31, 2013. The range of physician minority ownership of these 11 hospitals was 2.1% to 49.0% as of the year ended December 31, 2013. There can be no assurance that new legislation or regulation prohibiting or limiting physician referrals to physician-owned hospitals will not be successfully enacted in the future. If such federal or state laws are adopted, among other outcomes, physicians who have invested in our hospitals could be precluded from referring to, investing in or continuing to be physician owners of a hospital. In addition, expansion of our physician-owned hospitals may be limited, and the revenues, profitability and overall financial performance of our hospitals may be negatively affected.

We could experience significant increases to our operating costs due to shortages of healthcare professionals or union activity.

        Our specialty hospitals are highly dependent on nurses, and our outpatient rehabilitation division is highly dependent on therapists, for patient care. The market for qualified healthcare professionals is highly competitive. We have sometimes experienced difficulties in attracting and retaining qualified healthcare personnel. We cannot assure you we will be able to attract and retain qualified healthcare professionals in the future. Additionally, the cost of attracting and retaining qualified healthcare personnel may be higher than we anticipate, and as a result, our profitability could decline.

        In addition, U.S. healthcare providers are continuing to see an increase in the amount of union activity. Though we cannot predict the degree to which we will be affected by future union activity, there are continuing legislative proposals that could result in increased union activity. We could experience an increase in labor and other costs from such union activity.

Competition may limit our ability to acquire hospitals and clinics and adversely affect our growth.

        We have historically faced limited competition in acquiring specialty hospitals and outpatient rehabilitation clinics, but we may face heightened competition in the future. Our competitors may acquire or seek to acquire many of the hospitals and clinics that would be suitable acquisition candidates for us. This increased competition could hamper our ability to acquire companies, or such increased competition may cause us to pay a higher price than we would otherwise pay in a less competitive environment. Increased competition from both strategic and financial buyers could limit our ability to grow by acquisitions or make our cost of acquisitions higher and therefore decrease our profitability.

If we fail to compete effectively with other hospitals, clinics and healthcare providers in the local areas we serve, our net operating revenues and profitability may decline.

        The healthcare business is highly competitive, and we compete with other hospitals, rehabilitation clinics and other healthcare providers for patients. If we are unable to compete effectively in the specialty hospital and outpatient rehabilitation businesses, our net operating revenues and profitability may decline. Many of our specialty hospitals operate in geographic areas where we compete with at least one other hospital that provides similar services. Our outpatient rehabilitation clinics face competition from a variety of local and national outpatient rehabilitation providers. Other outpatient rehabilitation clinics in local areas we serve may have greater name recognition and longer operating histories than our clinics. The managers of these clinics may also have stronger relationships with physicians in their communities, which could give them a competitive advantage for patient referrals.

Our business operations could be significantly disrupted if we lose key members of our management team.

        Our success depends to a significant degree upon the continued contributions of our senior officers and other key employees, and our ability to retain and motivate these individuals. We currently have employment agreements in place with four executive officers and change in control agreements and/or non-competition agreements with several other officers. Many of these individuals also have significant equity ownership in Holdings. We do not maintain any key life insurance policies for any of our employees. The loss of the services of any of these individuals could disrupt significant aspects of our business, could prevent us from successfully executing our business strategy and could have a material adverse affect on our results of operations.

Significant legal actions could subject us to substantial uninsured liabilities.

        Physicians, hospitals and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large claims and significant defense costs. We are also subject to lawsuits under federal and state whistleblower statutes designed to combat fraud and abuse in the healthcare industry. These whistleblower lawsuits are not covered by insurance and can involve significant monetary damages and award bounties to private plaintiffs who successfully bring the suits. See "Legal Proceedings" and Note 15 in our audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2013 and "Legal Proceedings" and Note 9 in our consolidated financial statements in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2014, each of which is incorporated by reference into this prospectus.

        We currently maintain professional malpractice liability insurance and general liability insurance coverages under a combination of policies with a total annual aggregate limit of $30.0 million. Our insurance for the professional liability coverage is written on a "claims-made" basis and our commercial general liability coverage is maintained on an "occurrence" basis. These coverages apply after a self-insured retention of $2.0 million per medical incident for professional liability claims and $2.0 million per occurrence for general liability claims. We review our insurance program annually and may make adjustments to the amount of insurance coverage and self-insured retentions in future years. In addition, our insurance coverage does not generally cover punitive damages and may not cover all claims against us. See "Business—Government Regulations—Other Healthcare Regulations" in our annual report on Form 10-K for the year ended December 31, 2013, incorporated by reference into this prospectus.

Concentration of ownership among our existing executives, directors and stockholders affiliated with certain directors may prevent new investors from influencing significant corporate decisions.

        Our executives, directors and stockholders affiliated with certain directors, including Welsh Carson, beneficially own, in the aggregate, approximately 26.9% of Holdings' outstanding common stock as of May 23, 2014. As a result, these stockholders have significant control over our management and policies and are able to exercise influence over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. The directors elected by these stockholders are able to make decisions affecting our capital structure, including decisions to issue additional capital stock, implement stock repurchase programs and incur indebtedness. This influence may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "may," "could," "would," "should," "believe," "expect," "anticipate," "plan," "target," "estimate," "project," "intend" and similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement our strategy, our objectives, the amount and timing of capital expenditures, the likelihood of our success in expanding our business, financing plans, budgets, working capital needs and sources of liquidity.

        Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on our management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding our services, the expansion of our services, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

  •
  changes in government reimbursement for our services due to the implementation of healthcare reform legislation, deficit reduction measures, and/or new payment policies (including, for example, the expiration of the moratorium limiting the full application of the 25 Percent Rule that would reduce our Medicare payments for those patients admitted to a long term acute care hospital from a referring hospital in excess of an applicable percentage admissions threshold) may result in a reduction in net operating revenues, an increase in costs and a reduction in profitability;

  •
  the impact of the Bipartisan Budget Act of 2013, which establishes new payment limits for Medicare patients who do not meet specified criteria, may result in a reduction in net operating revenues and profitability of our LTCHs;

  •
  the failure of our specialty hospitals to maintain their Medicare certifications may cause our net operating revenues and profitability to decline;

  •
  the failure of our facilities operated as "hospitals within hospitals" to qualify as hospitals separate from their host hospitals may cause our net operating revenues and profitability to decline;

  •
  a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

  •
  acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

  •
  private third-party payors for our services may undertake future cost containment initiatives that limit our future net operating revenues and profitability;

  •
  the failure to maintain established relationships with the physicians in the areas we serve could reduce our net operating revenues and profitability;

  •
  shortages in qualified nurses or therapists could increase our operating costs significantly;

  •
  competition may limit our ability to grow and result in a decrease in our net operating revenues and profitability;

  •
  the loss of key members of our management team could significantly disrupt our operations;

  •
  the effect of claims asserted against us could subject us to substantial uninsured liabilities;

  •
  other factors discussed from time to time in our filings with the SEC, including factors discussed under the heading "Risk Factors" for the year ended December 31, 2013 contained in our annual report on Form 10-K filed with the SEC on February 25, 2014 and factors discussed under the heading "Risk Factors" in this prospectus.

        Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

USE OF PROCEEDS

        We will not receive any proceeds from this exchange offer. Because we are exchanging the new notes for the old notes, which have substantially identical terms, the issuance of the new notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreements.

        Net proceeds from the offering of the old notes were approximately $111.7 million and were used to repay a portion of the amounts outstanding on the revolving loan under our senior secured credit facilities and to pay related fees and expenses. A portion of the repaid revolving loan was used to repurchase 10,000,000 shares of Holdings' common stock from Welsh, Carson, Anderson & Stowe IX, L.P. and WCAS Capital Partners IV, L.P. pursuant to a Stock Purchase Agreement dated February 26, 2014.

        See "Description of Other Indebtedness."

 RATIO OF EARNINGS TO FIXED CHARGES
(IN THOUSANDS)
(UNAUDITED)

	Year Ended December 31,					Three Months Ended March 31,
	2009	2010	2011	2012	2013	2013	2014
Pre-tax income from operations before adjustments for non-controlling interests in consolidated subsidiaries or earnings (loss) from equity investees	$152,037	$152,297	$209,424	$247,036	$198,694	$60,974	$55,551

Fixed Charges:
Interest expense and amortization of debt discount and premium on all indebtedness	99,543	84,472	81,232	83,759	84,954	21,048	20,616
Capitalized interest	427	767	304	153	242	10	227
Rentals:
Buildings—33%(A)	38,644	39,033	39,070	40,973	40,815	10,017	10,412
Office and other equipment—33%(A)	9,309	12,038	15,010	14,577	13,513	3,518	3,324

Total fixed charges	$147,922	$136,310	$135,616	$139,462	$139,524	$34,593	$34,579

Pre-tax income from operations before adjustment for non-controlling interests in consolidated subsidiaries or earnings (loss) from equity investees plus fixed charges, less preferred stock dividend requirements of consolidated subsidiaries less capitalized interest	$299,532	$287,840	$344,736	$386,345	$337,976	$95,557	$89,903

Ratio of earnings to fixed charges	2.02	2.11	2.54	2.77	2.42	2.76	2.60

(A)
The Company uses 33% to estimate the interest on its rentals. This percentage is a reasonable approximation of the interest factor.

CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2014. You should read this table in conjunction with "Summary—Summary Historical Consolidated Financial and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto in our annual report on Form 10-K for the year ended December 31, 2013 and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2014, each of which is incorporated by reference into this prospectus.

As of March 31, 2014
(in thousands)
Cash and cash equivalents	$4,692

Debt:
Senior secured term loans(1)	774,995
Senior secured revolving loan(2)	105,000
2013 Notes	600,000
Notes offered to be exchanged hereby(3)	111,637
Other(4)	20,568

Total debt	$1,612,200

Total stockholders' equity	$701,403

Total capitalization	$2,313,603

(1)
Reflects the balance sheet liability of the term loans under our senior secured credit facilities in accordance with GAAP. The balance sheet liability so reflected is less than the $780.2 million aggregate principal amount of such loans because such loans were issued with original issue discount. The remaining unamortized original issue discount is $5.2 million at March 31, 2014. Interest on the term loans under our senior secured credit facilities accrues on the full payment thereof, and we will be obligated to repay the full principal amount thereof at maturity or upon any mandatory or voluntary prepayment thereof.

(2)
The revolving loan under our senior secured credit facilities provides for borrowings of up to $300.0 million of which $152.7 million was available as of March 31, 2014 for working capital and general corporate purposes (after giving effect to $42.3 million of outstanding letters of credit at March 31, 2014).

(3)
Represents $110.0 million aggregate principal amount of the old notes and unamortized premiums of $1.6 million at March 31, 2014.

(4)
Other debt consists primarily of borrowings to finance insurance programs, indebtedness to sellers of acquired businesses and other miscellaneous borrowings.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth selected historical consolidated condensed financial data for the Issuer. The summary of operations data, balance sheet data and other financial data for each of the years in the five-year period ended December 31, 2013 have been derived from consolidated financial statements audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The summary of operations data, balance sheet data and other financial data for each of the three-month periods ended March 31, 2013 and 2014 have been derived from our unaudited interim consolidated financial statements. You should read the following financial information in conjunction with, and it is qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements, the related notes and the other financial information included in our annual report on Form 10-K for the year ended December 31, 2013 and our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2014, each of which is incorporated by reference into this prospectus.

	For the Year Ended December 31,					Three Months Ended March 31,
Consolidated Statement of Operations Data (in thousands):	2009	2010	2011	2012	2013	2013	2014
Net operating revenues	$2,239,871	$2,390,290	$2,804,507	$2,948,969	2,975,648	$749,955	$762,578
Operating expenses(1)(2)	1,933,052	2,085,447	2,422,271	2,548,799	2,609,820	651,623	667,905
Depreciation and amortization	70,981	68,706	71,517	63,311	64,392	15,802	16,229

Income from operations	235,838	236,137	310,719	336,859	301,436	82,530	78,444
Other income and expense:
Gain (loss) on early retirement of debt(3)	12,446	—	(20,385)	(6,064)	(17,788)	(508)	(2,277)
Equity in earnings (losses) of unconsolidated subsidiaries	—	(440)	2,923	7,705	2,476	1,058	908
Other income	3,204	632	—	—	—	—	—
Interest expense, net(4)	(99,451)	(84,472)	(80,910)	(83,759)	(84,954)	(21,048)	(20,616)

Income before income taxes	152,037	151,857	212,347	254,741	201,170	62,032	56,459
Income tax expense	49,987	51,380	80,984	93,574	75,971	23,040	22,092

Net income	102,050	100,477	131,363	161,167	125,199	38,992	34,367
Less: Net income attributable to non-controlling interests(5)	3,606	4,720	4,916	5,663	8,619	2,384	1,323

Net income attributable to Select Medical Corporation	98,444	95,757	126,447	155,504	116,580	36,608	33,044
Other comprehensive income:
Unrealized gain on interest rate swap, net of tax	2,522	8,914	—	—	—	—	—

Comprehensive income attributable to Select Medical Corporation	$100,966	$104,671	$126,447	$155,504	$116,580	$36,608	$33,044

Balance Sheet Data (at end of period):
Cash and cash equivalents	$83,680	$4,365	$12,043	$40,144	$4,319	$4,500	$4,692
Working capital (deficit)	153,231	(73,481)	97,348	78,414	82,878	99,048	152,404
Total assets	2,585,092	2,719,572	2,770,738	2,760,313	2,817,622	2,808,836	2,915,726
Total debt	1,100,987	1,124,292	1,229,498	1,302,943	1,445,275	1,492,137	1,612,200
Total Select Medical Corporation stockholder's equity	1,034,006	1,081,661	983,446	881,317	786,234	743,073	701,403

(1)
Operating expenses include cost of services, general and administrative expenses, and bad debt expenses.

(2)
Includes stock compensation expense related to restricted stock, stock options and long term incentive compensation.

(3)
The gain (loss) on early retirement of debt relates to the following:

•
During the year ended December 31, 2009, we paid approximately $30.1 million to repurchase and retire a portion of our 7 5/8% senior subordinated notes. These notes had a carrying value of $46.5 million. The gain on early retirement of debt recognized was net of the write-off of unamortized deferred financing costs related to the debt. These gains were offset by the write-off of deferred financing costs of $2.9 million that occurred due to our early prepayment on the term loan portion of its senior secured credit facility.

•
During the year ended December 31, 2011, we refinanced our senior secured credit facility and repurchased and retired $266.5 million principal amount of our 7 5/8% senior subordinated notes. A loss on early retirement of debt of $20.4 million was recognized for the year ended December 31, 2011, which included the write-off of unamortized debt issuance costs, tender premiums and original issue discount.

•
During the year ended December 31, 2012, we repurchased and retired an aggregate of $275.0 million principal amount of our outstanding 7 5/8% senior subordinated notes. A loss on early retirement of debt of $6.1 million was recognized for the year ended December 31, 2012, which included the write-off of unamortized debt issuance costs and call premiums.

•
During the year ended December 31, 2013, we entered into a credit extension amendment on February 20, 2013, the proceeds of which were used to redeem all of our outstanding 7 5/8% senior subordinated notes and to repay a portion of the balance outstanding under our revolving credit facility. Additionally, on May 28, 2013, we issued and sold $600.0 million aggregate principal amount of our 6.375% senior notes due 2021, the proceeds of which were used to pay a portion of the senior secured credit facility term loans then outstanding and to pay related fees and expenses. A loss on early retirement of debt of $17.8 million was recognized for the year ended December 31, 2013, which included the write-off of unamortized debt issuance costs.

•
On March 22, 2013, we redeemed our 7 5/8% senior subordinated notes due 2015. During the three months ended March 31, 2013, we recognized a loss on early retirement of debt of $0.5 million associated with our redemption of our 7 5/8% senior subordinated notes due 2015, which included the write-off of unamortized debt issuance costs.

•
On March 4, 2014, we amended our term loans under our senior secured credit facility. During the three months ended March 31, 2014, we recognized a loss of $2.3 million for unamortized debt issuance costs, unamortized original issue discount and certain fees incurred related to term loan modifications.

(4)
Interest expense, net equals interest expense minus interest income.

(5)
Reflects interests held by other parties in subsidiaries, limited liability companies and limited partnerships owned and controlled by us.

DESCRIPTION OF OTHER INDEBTEDNESS

        The following summary of certain provisions of the documents governing our senior secured credit facilities does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the corresponding agreements, including the definitions of certain terms therein that are not otherwise defined in this prospectus.

Senior Secured Credit Facilities

General

        Our senior secured credit facilities now provide for senior secured financing consisting of:

  •
  a $300.0 million, revolving credit facility $293.3 million maturing on March 1, 2018 and $6.7 million maturing on June 1, 2016, including a $75.0 million sublimit for the issuance of standby letters of credit and a $25.0 million sublimit for swingline loans;

  •
  a $284.6 million Series D Term Loan, maturing on December 20, 2016; and

  •
  a $495.6 million Series E Term Loan, maturing on June 1, 2018.

        All borrowings under our senior secured credit facilities are subject to the satisfaction of required conditions, including the absence of a default at the time of and after giving effect to such borrowing and the accuracy of the representations and warranties of the borrowers.

        At March 31, 2014, we had outstanding borrowings of $780.2 million (net of unamortized original issue discounts of $5.2 million) under the term loans and borrowings of $105.0 million (excluding letters of credit) under the revolving loan portion of our senior secured credit facilities. We had $152.7 million of availability under our revolving loan facility (after giving effect to $42.3 million of outstanding letters of credit) at March 31, 2014.

Interest and Fees

        The interest rates per annum applicable to borrowings under our senior secured credit facilities are, at our option, equal to either an Alternate Base Rate or an Adjusted LIBO rate for a one, two, three or six month interest period, or a nine or twelve month period if available, in each case, plus an applicable margin percentage. The Alternate Base Rate is the greatest of (1) JPMorgan Chase Bank, N.A.'s prime rate, (2) one-half of 1% over the weighted average of rates on overnight Federal funds as published by the Federal Reserve Bank of New York and (3) the Adjusted LIBO rate from time to time for an interest period of one month, plus 1.00%. The Adjusted LIBO rate is, with respect to any interest period, the London interbank offered rate for such interest period, adjusted for any applicable statutory reserve requirements.

        Borrowings under the Series D Term Loan bear interest at a rate equal to Adjusted LIBO plus 2.75%, or Alternate Base Rate plus 1.75%. Borrowings under the Series E Term Loan bear interest at a rate equal to Adjusted LIBO plus 2.75%, or Alternate Base Rate plus 1.75%. The Adjusted LIBO for the Series E Term Loan will at no time be less than 1.00%.

        Borrowings under the revolving credit facility bear interest at a rate equal to Adjusted LIBO plus a percentage ranging from 2.75% to 3.75%, or Alternate Base Rate plus a percentage ranging from 1.75% to 2.75%, in each case based on our ratio of total indebtedness to Consolidated EBITDA (as defined in our senior secured credit facilities).

        On the last day of each calendar quarter we are required to pay each lender a commitment fee in respect of any unused commitments under the revolving credit facility, which is currently 0.50% per annum subject to adjustment based upon the ratio of our total indebtedness to Consolidated EBITDA (as defined in our senior secured credit facilities).

Prepayments

        Subject to exceptions, our senior secured credit facilities require mandatory prepayments of term loans in amounts equal to:

  •
  50% (as may be reduced based on our ratio of total indebtedness to Consolidated EBITDA (as defined in our senior secured credit facilities)) of our annual excess cash flow;

  •
  100% of the net cash proceeds from non-ordinary course asset sales or other dispositions, or as a result of a casualty or condemnation event, subject to reinvestment rights and certain other exceptions; and

  •
  100% of the net cash proceeds from certain incurrences of debt.

Amortization of Principal

        Beginning on March 31, 2015, under the senior secured credit facilities the aggregate principal amount will amortize as follows:

  •
  the Series D Term Loan has aggregate quarterly repayment requirements of $0.7 million until maturity, at which time the remaining balance of $279.5 million is due on December 20, 2016; and

  •
  the Series E Term Loan has aggregate quarterly repayment requirements of $1.3 million until maturity, at which time the remaining balance of $479.2 million is due on June 1, 2018.

Collateral and Guarantors

        Our senior secured credit facilities are guaranteed by Holdings, us and substantially all of our current subsidiaries, and will be guaranteed by substantially all of our future subsidiaries and secured by substantially all of our existing and future property and assets and by a pledge of our capital stock and the capital stock of our subsidiaries.

Restrictive Covenants and Other Matters

        Our senior secured credit facilities require that we comply on a quarterly basis with certain financial covenants, including a maximum leverage ratio test.

        In addition, our senior secured credit facilities include negative covenants, subject to significant exceptions, restricting or limiting our ability and the ability of Holdings and our restricted subsidiaries, to, among other things:

  •
  incur, assume, permit to exist or guarantee additional debt and issue or sell or permit any subsidiary to issue or sell preferred stock;

  •
  amend, modify or waiver any rights under the certificate of indebtedness, credit agreements, certificate of incorporation, bylaws or other organizational documents which would be materially adverse to the creditors;

  •
  pay dividends or other distributions on, redeem, repurchase, retire or cancel capital stock;

  •
  purchase or acquire any debt or equity securities of, make any loans or advances to, guarantee any obligation of, or make any other investment in, any other company;

  •
  incur or permit to exist certain liens on property or assets owned or accrued or assign or sell any income or revenues with respect to such property or assets;

  •
  sell or otherwise transfer property or assets to, purchase or otherwise receive property or assets from, or otherwise enter into transactions with affiliates;

  •
  merge, consolidate or amalgamate with another company or permit any subsidiary to merge, consolidate or amalgamate with another company;

  •
  sell, transfer, lease or otherwise dispose of assets, including any equity interests;

  •
  repay, redeem, repurchase, retire or cancel any subordinated debt;

  •
  incur capital expenditures;

  •
  engage to any material extent in any business other than business of the type currently conducted by us or reasonably related businesses; and

  •
  incur obligations that restrict the ability of its subsidiaries to incur or permit to exist any liens on our property or assets or to make dividends or other payments to us.

        Our senior secured credit facilities also contain certain representations and warranties, affirmative covenants and events of default. The events of default include payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting our senior secured credit facilities to be in full force and effect and any change of control. If such an event of default occurs, the lenders under our senior secured credit facilities will be entitled to take various actions, including the acceleration of amounts due under our senior secured credit facilities and all actions permitted to be taken by a secured creditor.

        Our senior secured credit facility requires us to maintain certain leverage ratios (as defined in our senior secured credit facility). For the four consecutive fiscal quarters ended March 31, 2014, we were required to maintain our leverage ratio (our ratio of total indebtedness to consolidated EBITDA) at less than 5.00 to 1.00. Our leverage ratio was 4.40 to 1.00 as of March 31, 2014.

Outstanding Senior Notes due 2021

        We issued the 2013 notes and the old notes pursuant to an indenture with the guarantors named therein and U.S. Bank National Association, as trustee. Set forth below is a summary of the terms of the notes. You should refer to the indenture and supplemental indenture for all of the terms thereof, which are filed as Exhibit 4.1 and 4.2, respectively, to the registration statement of which this prospectus is a part. The new notes will rank equally with and form a part of a single class of securities with the 2013 notes and will trade under the same CUSIP number as the 2013 notes. See "Description of the Notes."

Principal, Maturity and Interest

        We issued $600.0 million in aggregate principal amount of notes on May 28, 2013 and $110.0 million in aggregate principal amount of notes on March 11, 2014. The notes issued are treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The notes were issued in denominations of $2,000 and integral multiples of $1,000. The notes mature on June 1, 2021.

        Interest on the notes accrues at the rate of 6.375% per annum and is payable semiannually in arrears on June 1 and December 1, commencing on December 1, 2013 for the 2013 notes and commencing on June 1, 2014 for the old notes. Interest on overdue principal, interest and Additional Interest, if any, accrues at the then applicable interest rate on the notes. The Issuer will make each interest payment to the holders of record on the immediately preceding May 15 or November 15.

        Interest on the notes accrues from the respective dates of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        Principal of, premium, if any, and interest and Additional Interest on the notes is payable, and the notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York (which initially is an office of an affiliate of the trustee in New York, New York); at the option of the Issuer, however, payment of interest and Additional Interest may be made by check mailed to the address of the holders as such address appears in the register of holders, and in addition, if a holder of at least $1.0 million in aggregate principal amount of notes has given wire transfer instructions to us prior to the record date for a payment, the Issuer will make such payment of principal of, premium, if any, and interest and Additional Interest on such holder's notes in accordance with those instructions. Payment of principal of, premium, if any, and interest and Additional Interest on, notes in global form registered in the name of or held by DTC or any successor depositary or its nominee is made by wire transfer of immediately available funds to such depositary or its nominee, as the case may be, as the registered holder of such global note.

Paying Agent and Registrar for the Notes

        The trustee acts as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge is made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        The notes are guaranteed by each of the Issuer's current Domestic Subsidiaries, other than those that are Non-Guarantor Subsidiaries, as long as they remain Restricted Subsidiaries. Future Restricted Subsidiaries (other than Non-Guarantor Subsidiaries) that are guarantors under the Credit Agreement will also become guarantors of the notes. The Subsidiary Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the New Notes." Federal and state statutes could allow courts, under specific circumstances, to void the subsidiary guarantees, subordinate claims in respect of the notes and require note holders to return payments received from subsidiary guarantors. A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

          (1)   immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2)   either:

            (a)   the Person (if other than the Issuer or a Guarantor) acquiring the property in any such sale or disposition or the Person (if other than the Issuer or a Guarantor) formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

            (b)   such transaction does not violate the "Asset Sale" provisions of the indenture.

        The Subsidiary Guarantee of a Guarantor is released:

          (1)   in connection with any sale or other disposition of all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer (other than a Non-Guarantor Subsidiary), if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

          (2)   in connection with any sale of Capital Stock of that Guarantor following which such Guarantor is no longer a Restricted Subsidiary, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

          (3)   if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or a Non-Guarantor Subsidiary in accordance with the applicable provisions of the indenture;

          (4)   if that Guarantor is released from its guarantee under the Credit Agreement; or

          (5)   upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal defeasance and covenant defeasance" and "—Satisfaction and discharge."

        If any Guarantor is released from its Subsidiary Guarantee, any of its Subsidiaries that are Guarantors is released from their Subsidiary Guarantees, if any.

        See "—Repurchase at the option of holders—Asset sales."

Optional Redemption

        At any time prior to June 1, 2016, the Issuer may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of notes issued under the indenture (including Additional Notes) at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Issuer or a contribution to the equity capital of the Issuer (other than Disqualified Stock) from the net proceeds of one or more Equity Offerings by Holdings or any other direct or indirect parent of the Issuer (in each case, other than Excluded Contributions); provided that:

          (1)   at least 65% of the aggregate principal amount of notes originally issued under the indenture (including Additional Notes but excluding notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs within 90 days of the date of the closing of such Equity Offering or equity contribution.

        Except pursuant to the preceding paragraph and the second succeeding paragraph, the notes will not be redeemable at the Issuer's option prior to June 1, 2016.

        On or after June 1, 2016, the Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of aggregate principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	104.781%
2017	103.188%
2018	101.594%
2019 and thereafter	100.000%

        Before June 1, 2016, the Issuer may also redeem all or any portion of the notes upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption (a "Make-Whole Redemption Date").

        "Applicable Premium" means, with respect to any note on any Make-Whole Redemption Date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such Make-Whole Redemption Date of (1) the redemption price of such note at June 1, 2016 (exclusive of accrued interest), plus (2) all scheduled interest payments due on such note from the Make-Whole Redemption Date through June 1, 2016, computed using a discount rate equal to the Treasury Rate at such Make-Whole Redemption Date, plus 50 basis points over (B) the principal amount of such note.

        "Treasury Rate" means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to June 1, 2016; provided, however, that if the period from such Make-Whole Redemption Date to June 1, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to June 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        Unless the Issuer defaults in the payment of the redemption price, interest and Additional Interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

 THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        On March 11, 2014, we issued and sold the old notes to the initial purchasers without registration under the Securities Act pursuant to the exception set forth in Section 4(a)(2) of the Securities Act. The initial purchasers subsequently sold the old notes to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act. Because the old notes are subject to transfer restrictions, we entered into registration rights agreements under which we agreed to use our reasonable best efforts to:

  •
  prepare and file with the SEC the registration statement of which this prospectus is a part;

  •
  cause the registration statement to become effective;

  •
  complete the exchange offer within 270 days after date of issuance of the old notes (or if such 270th day is not a Business Day, the next succeeding Business Day); and

  •
  file a shelf registration statement for the resale of the old notes if we cannot effect an exchange offer within the time period listed above and in certain other circumstances.

        The registration statement is intended to satisfy our exchange offer obligations under the registration rights agreements.

        Under existing interpretations of the SEC, we believe that the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that:

  •
  it is acquiring the new notes in the ordinary course of its business;

  •
  it has no arrangement or understanding with any person to participate in the distribution of the new notes and is not participating in, and does not intend to participate in, the distribution of such new notes;

  •
  it is not an affiliate of us, as that term is interpreted by the SEC; and

  •
  it is not engaged in, and does not intend to engage in, a distribution of the new notes.

        However, each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making or other trading activities (a "participating broker dealer") will have a prospectus delivery requirement with respect to resales of such new notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes (other than a resale of an unsold allotment from the original sale of the old notes) with this prospectus. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of the new notes. See "Plan of Distribution."

        The form and terms of the new notes are substantially the same as the form and terms of the old notes, except that the new notes will be registered under the Securities Act; will not bear restrictive legends restricting their transfer under the Securities Act; will not be entitled to the registration rights that apply to the old notes; and will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer.

        The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. For a description of the indenture, see "Description of the Notes."

        If we and the guarantors fail to meet certain specified deadlines under the registration rights agreement, we will be obligated to pay an increased interest rate on the old notes.

        A copy of the registration rights agreement has been filed with as Exhibit 4.3 this prospectus and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

        We are offering to exchange an aggregate principal amount of up to $110.0 million of our new notes for a like amount of our old notes. The old notes must be tendered properly in accordance with the conditions set forth in this prospectus and the accompanying letter of transmittal on or prior to the expiration date and not withdrawn as permitted below. The exchange offer is not conditioned upon holders tendering a minimum principal amount of old notes. As of the date of this prospectus, all of the old notes are outstanding.

        Old notes tendered in the exchange offer must be in denominations of the principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

        Holders of the old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. If you do not tender your old notes or if you tender old notes that we do not accept, your old notes will remain outstanding and continue to accrue interest and you will be entitled to the rights and benefits holders have under the indenture relating to the old notes and the new notes. Existing transfer restrictions would continue to apply to such old notes. See "Risk Factors—If you fail to exchange your old notes for new notes your old notes will continue to be subject to restrictions on transfer and may become less liquid" for more information regarding old notes outstanding after the exchange offer.

        None of us or the guarantors, or our respective boards of directors or management, recommends that you tender or not tender old notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if you decide to tender, the aggregate amount of old notes to tender.

        The expiration date is 5:00 p.m., New York City time, on                  , 2014, or such later date and time to which the exchange offer is extended.

        We have the right, in accordance with applicable law, at any time:

  •
  to delay the acceptance of the old notes;

  •
  to terminate the exchange offer and not accept any old notes for exchange if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

  •
  to extend the expiration date of the exchange offer and retain all old notes tendered in the exchange offer other than those notes properly withdrawn; and

  •
  to waive any condition or amend the terms of the exchange offer in any manner.

        If we materially amend the exchange offer, we will as promptly as practicable distribute a prospectus supplement to the holders of the old notes disclosing the change and extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

        If we exercise any of the rights listed above, we will as promptly as practicable give oral or written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

        During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

        We will accept all old notes validly tendered and not withdrawn. Promptly after the expiration date, we will issue new notes registered under the Securities Act to the exchange agent.

        The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

        We will be deemed to have exchanged old notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered old notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of old notes, letters of transmittal and related documents.

        In tendering old notes, you must warrant in the letter of transmittal or in an agent's message (described below) that:

  •
  you have full power and authority to tender, exchange, sell, assign and transfer old notes;

  •
  we will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and other encumbrances; and

  •
  the old notes tendered for exchange are not subject to any adverse claims or proxies.

        You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the old notes.

        Additionally, each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

Procedures for Tendering Old Notes

  Valid Tender

        We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. The letter of transmittal is to be completed by a holder of old notes either if (1) a tender of old notes is to be made by delivering physical certificates for such old notes to the exchange agent or (2) a tender of old notes is to be made by book-entry transfer to the account of the exchange agent at DTC.

        Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

    deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  •
  in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of, and to make all of the representations contained in, the letter of transmittal, which computer-generated message shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date or such other internal deadline set by DTC as the case may be.

        In addition, either:

  •
  the exchange agent must receive old notes along with the letter of transmittal; or

  •
  the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below, or you must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the exchange agent must receive the letter of transmittal and other required documents at the address set forth below under the caption "—Exchange Agent" before expiration of the exchange offer, or the tendering holder must comply with the guaranteed delivery procedures set forth in "—Guaranteed Delivery Procedures" below. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under the caption "—Exchange Agent."

        A tender by a holder that is accepted by us and not withdrawn before expiration of the exchange offer will constitute a binding agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If you tender fewer than all of your old notes, you should fill in the amount of notes tendered in the appropriate box on the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of the certificates for the old notes, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent directly to us. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

        If you beneficially own old notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

        If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

        If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

        Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the letter of transmittal for the old notes from the exchange agent at its offices listed under the caption "—Exchange Agent."

  Signature Guarantees

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the old notes surrendered for exchange are tendered:

  •
  by a registered holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        An "eligible institution" is a firm or other entity which is identified as an "Eligible Guarantor Institution" in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including:

  •
  a bank;

  •
  a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

  •
  a credit union;

  •
  a national securities exchange, registered securities association or clearing agency; or

  •
  a savings association.

        If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

  DTC Book-Entry Transfers

        For tenders by book-entry transfer of old notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender old notes. Accordingly, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent's account in accordance with its ATOP procedures for transfer.

        Notwithstanding the ability of holders of old notes to effect delivery of old notes through book-entry transfer at DTC, the letter of transmittal or a facsimile thereof, or an agent's message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under "—Exchange Agent." In this context, the term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

  Guaranteed Delivery Procedures

        If a registered holder of the outstanding notes desires to tender outstanding notes and the outstanding notes are not immediately available, or time will not permit that holder's outstanding notes or other required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  such tender is made through an eligible institution,

  •
  prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent has received from such eligible institution a validly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us (by facsimile transmission, mail or hand delivery) or an agent's message with respect to guaranteed delivery, setting forth the name and address of the holder of old notes and the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, which we refer to as NYSE in this letter, trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile of this letter) or a book-entry confirmation for old notes held in book-entry form together with an agent's message instead of this letter, as the case may be, with any required signature guarantees and any other documents required by this letter will be deposited by the eligible institution with the exchange agent, and

  •
  the certificates for all physically tendered old notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile of this letter) or a book-entry confirmation for old notes held in book-entry form together with an agent's message instead of this letter, as the case may be, with any required signature guarantees and all other documents required by this letter, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Determination of Validity

        We will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange and withdrawal of any tendered old notes. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will we or they be liable for failing to give any such notice.

        We reserve the absolute right, in our sole and absolute discretion:

  •
  to reject any tenders determined to be in improper form or unlawful;

  •
  to waive any of the conditions of the exchange offer; and

  •
  to waive any condition or irregularity in the tender of old notes by any holder.

Any waiver to the exchange offer will apply to all old notes tendered.

Resales of New Notes

        Based on existing SEC interpretations issued to third parties in unrelated transactions, we believe that the new notes will be freely transferable by holders other than affiliates of us after the registered exchange offer without further registration under the Securities Act if the holder of the new notes is acquiring the new notes in the ordinary course of its business, has no arrangement or understanding with any person to participate in the distribution of the new notes and is not an affiliate of us, as such terms are interpreted by the SEC; provided that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. While the SEC has not taken a position with respect to this particular transaction, under existing SEC interpretations relating to transactions structured substantially like the exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment of the notes) with the prospectus contained in the exchange offer registration statement. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties in similar transactions.

        By tendering old notes, the holder, other than participating broker-dealers, as defined below, of those old notes will represent to us that, among other things:

  •
  the new notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder;

  •
  neither the holder nor any other person receiving the new notes is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a "distribution" (as defined under the Securities Act) of the new notes; and

  •
  neither the holder nor any other person receiving the new notes is an "affiliate" (as defined under the Securities Act) of us.

        If any holder or any such other person is an "affiliate" of us or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a "distribution" of the new notes, such holder or other person:

  •
  may not rely on the applicable interpretations of the staff of the SEC referred to above; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the new notes. Any such broker-dealer is referred to as a "participating broker-dealer." However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an "underwriter" (as defined under the Securities Act). If a broker-dealer acquired old notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of new notes received in exchange for the old notes pursuant to the exchange offer. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Withdrawal Rights

        You can withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

  •
  specify the name of the person tendering the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the total principal amount of old notes to be withdrawn; and

  •
  where certificates for old notes are transmitted, the name of the registered holder of the old notes if different from the person withdrawing the old notes.

        If you delivered or otherwise identified old notes to the exchange agent, you must submit the serial numbers of the old notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of old notes tendered for the account of an eligible institution. If you tendered old notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and you must deliver the notice of withdrawal to the exchange agent and otherwise comply with the procedures of the facility. You may not rescind withdrawals of tender; however, properly withdrawn old notes may again be tendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

        We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will we be liable for failing to give any such notice.

        Withdrawn old notes will be returned to the holder after withdrawal. In the case of old notes tendered by book-entry transfer through DTC, the old notes withdrawn or not exchanged will be credited to an account maintained with DTC. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes, and we may terminate or amend the exchange offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that:

  •
  the new notes to be received will not be tradable by the holder without restriction under the Securities Act and the Exchange Act;

  •
  we have not received all applicable governmental approvals;

  •
  the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation or policy of the staff of the SEC; or

  •
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that would reasonably be expected to impair our ability to proceed with the exchange offer.

        The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. However, any such condition, other than any involving government approval, must be satisfied or waived before the expiration of the offer. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under "—Terms of the Exchange Offer."

        In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes.

        If we terminate or suspend the exchange offer based on a determination that the exchange offer violates applicable law or SEC policy, the registration rights agreements require that we, as soon as practicable after such determination, use all commercially reasonable efforts to cause a shelf registration statement covering the resale of the old notes to be filed and declared effective by the SEC. See "—Registration Rights and Additional Interest on the Old Notes."

Exchange Agent

        We appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance and for additional copies of this prospectus or of the letter of transmittal to the exchange agent at the following address:

By Mail, Overnight Courier or Hand:
U.S. Bank National Association
60 Livingston Ave.
St. Paul, MN 55107
Attn: Specialized Finance
Select Medical Corporation
6.375% Senior Notes due 2021
Telephone: 651-466-7150
Facsimile: 651-466-7372

        If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

        The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the new notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of old notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the old notes. Accordingly, we will not recognize any gain or loss for accounting purposes for the exchange transaction. We intend to amortize the debt issuance costs of the exchange offer and issuance of the old notes over the term of the new notes.

Registration Rights and Additional Interest on the Old Notes

        If:

  •
  applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer contemplated by this prospectus; or

  •
  for any other reason this exchange offer is not completed before the later of (i) 60 days after the effectiveness of this registration statement and (ii) 270 days after date of issuance of the old notes; or

  •
  prior to the 30th day following consummation of this exchange offer:

  •
  any initial purchaser so requests with respect to old notes not eligible to be exchanged for new notes in this exchange offer and that are held by it following consummation of this exchange offer;

  •
  any holder of old notes notifies us that it is not eligible to participate in this exchange offer a broker-dealer notifies us that it holds securities acquired directly from us or our affiliates; or

  •
  an initial purchaser notifies us that it will not or did not receive freely tradable new notes in exchange for old notes constituting any portion of an unsold allotment,

        we will, subject to certain conditions, at our cost:

  •
  as promptly as practicable but no later than the deadline provided for in the registration rights agreement, file a shelf registration statement covering resales of the old notes or the new notes, as the case may be;

  •
  use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than the deadline provided for in the registration rights agreement; and

  •
  keep the shelf registration statement effective until the earliest of (1) two years from the date of issuance of the old notes and (2) the date on which all notes registered thereunder have been sold in accordance therewith.

        If:

  •
  within 300 days from the respective issue dates of the old notes this exchange offer has not been completed;

  •
  if required, the shelf registration statement has not been filed by the deadline provided for in the registration rights agreements or has not been declared effective by the deadline provided for in the registration rights agreements; or

  •
  after the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective at any time prior to the two year anniversary of the date of issuance of the old notes before all notes covered by the shelf registration statement have been sold (each such event is referred to as a registration default)

then additional interest will accrue on the old notes (in addition to the stated interest on the old notes) from and including the date on which any such registration default has occurred to but excluding the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will such rate exceed 1.00% per annum in the aggregate regardless of the number of registration defaults.

DESCRIPTION OF THE NOTES

General

        The Issuer will issue the new notes (collectively, the "Notes") under an indenture dated as of May 28, 2013 among the Issuer, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by the supplemental indenture, dated March 11, 2014, by and among the Company, the guarantors named therein and the Trustee (the "Indenture"). Select issued the new notes as Additional Notes (as defined below) under the Indenture, pursuant to which Select previously issued $600.0 million aggregate principal amount of 6.375% Senior Notes due 2021. The new notes will rank equally with and form a part of a single class of securities with the 2013 notes and will trade under the same CUSIP number as the 2013 notes.

        The definitions of the terms used in the following summary are set forth below under "—Certain Definitions."

        The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

        The terms of the new notes are the same as the terms of the old notes, except that:

  •
  the new notes will be registered under the Securities Act of 1933, as amended;

  •
  the new notes will not bear restrictive legends restricting their transfer under the Securities Act;

  •
  holders of the new notes are not entitled to certain rights under the registration rights agreements; and

  •
  the new notes will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to timing of the exchange offer.

        The following is a summary of certain material provisions of the Indenture. This summary is not necessarily complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. You should read the Indenture because it, and not this summary, will define your rights as a Holder of the Notes. A copy of the indenture dated May 28, 2013 has been filed with the SEC as Exhibit 4.1 to the Issuer's Current Report on Form 8-K filed on May 28, 2013 and a copy of the supplemental indenture dated March 11, 2014 has been filed with the SEC as Exhibit 4.1 to the Issuer's Current Report on Form 8-K filed on March 11, 2014 and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Principal, Maturity and Interest

        In the exchange offer contemplated by this prospectus (the "Offering"), the Issuer will issue up to $110.0 million aggregate principal amount of Notes under the Indenture. The Issuer may issue additional Notes (the "Additional Notes") from time to time under the Indenture. However, no offering of any Additional Notes is being or shall in any manner be deemed to be made by this prospectus. The Notes and any Additional Notes of the same series issued under the same Indenture will be treated as a single class for all purposes under the Indenture.

        The Notes will mature on June 1, 2021. Interest on the Notes will accrue at the rate of 6.375% per annum. Interest on the Notes will be payable in cash semi-annually in arrears on June 1 and December 1, commencing on June 1, 2014, to Holders of record on the immediately preceding May 15 and December 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 11, 2014. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Methods of Receiving Payments on the Notes

        Principal of, premium, if any, and interest and Additional Interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York (which initially will be an office of an affiliate of the trustee in New York, New York); at the option of the Issuer, however, payment of interest and Additional Interest may be made by check mailed to the address of the holders as such address appears in the register of holders, and in addition, if a holder of at least $1.0 million in aggregate principal amount of notes has given wire transfer instructions to us prior to the record date for a payment, the Issuer will make such payment of principal of, premium, if any, and interest and Additional Interest on such holder's notes in accordance with those instructions. Payment of principal of, premium, if any, and interest and Additional Interest on, notes in global form registered in the name of or held by DTC or any successor depositary or its nominee will be made by wire transfer of immediately available funds to such depositary or its nominee, as the case may be, as the registered holder of such global note.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the Notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. The Issuer will not be required to transfer or exchange any note selected for redemption. Also, the Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        The notes are guaranteed by each of the Issuer's current Domestic Subsidiaries, other than those that are Non-Guarantor Subsidiaries, as long as they remain Restricted Subsidiaries. Future Restricted Subsidiaries (other than Non-Guarantor Subsidiaries) that are guarantors under the Credit Agreement will also become guarantors of the Notes. The Subsidiary Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the New Notes." Federal and state statutes could allow courts, under specific circumstances, to void the subsidiary guarantees, subordinate claims in respect of the Notes and require note holders to return payments received from subsidiary guarantors. A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

          (1)   immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2)   either:

            (a)   the Person (if other than the Issuer or a Guarantor) acquiring the property in any such sale or disposition or the Person (if other than the Issuer or a Guarantor) formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

            (b)   such transaction does not violate the "Asset Sale" provisions of the indenture.

        The Subsidiary Guarantee of a Guarantor is released:

          (1)   in connection with any sale or other disposition of all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer (other than a Non-Guarantor Subsidiary), if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

          (2)   in connection with any sale of Capital Stock of that Guarantor following which such Guarantor is no longer a Restricted Subsidiary, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

          (3)   if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or a Non-Guarantor Subsidiary in accordance with the applicable provisions of the indenture;

          (4)   if that Guarantor is released from its guarantee under the Credit Agreement; or

          (5)   upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

        If any Guarantor is released from its Subsidiary Guarantee, any of its Subsidiaries that are Guarantors is released from their Subsidiary Guarantees, if any.

        See "—Repurchase at the Option of Holders—Asset Sales."

Optional Redemption

        At any time prior to June 1, 2016, the Issuer may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of notes issued under the indenture (including Additional Notes) at a redemption price of 106.375% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Issuer or a contribution to the equity capital of the Issuer (other than Disqualified Stock) from the net proceeds of one or more Equity Offerings by Holdings or any other direct or indirect parent of the Issuer (in each case, other than Excluded Contributions); provided that:

          (1)   at least 65% of the aggregate principal amount of notes originally issued under the indenture (including Additional Notes but excluding notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs within 90 days of the date of the closing of such Equity Offering or equity contribution.

        Except pursuant to the preceding paragraph and the second succeeding paragraph, the Notes will not be redeemable at the Issuer's option prior to June 1, 2016.

        On or after June 1, 2016, the Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	104.781%
2017	103.188%
2018	101.594%
2019 and thereafter	100.000%

        Before June 1, 2016, the Issuer may also redeem all or any portion of the Notes upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption (a "Make-Whole Redemption Date").

        "Applicable Premium" means, with respect to any note on any Make-Whole Redemption Date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such Make-Whole Redemption Date of (1) the redemption price of such note at June 1, 2016 (exclusive of accrued interest), plus (2) all scheduled interest payments due on such note from the Make-Whole Redemption Date through June 1, 2016, computed using a discount rate equal to the Treasury Rate at such Make-Whole Redemption Date, plus 50 basis points over (B) the principal amount of such note.

        "Treasury Rate" means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to June 1, 2016; provided, however, that if the period from such Make-Whole Redemption Date to June 1, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to June 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        Unless the Issuer defaults in the payment of the redemption price, interest and Additional Interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Selection and Notice

        If less than all of the Notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable DTC or stock exchange requirements.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Additional Interest will cease to accrue on notes or portions of notes called for redemption.

Mandatory Redemption

        The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Issuer will, to the extent lawful:

          (1)   accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

        The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        A Change of Control Offer may be made in advance of and conditioned on the occurrence of a Change of Control if there is a definitive agreement in place to consummate a transaction that would constitute a Change of Control if consummated at the time such Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset sales

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2)   at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash. For purposes of this paragraph (2), each of the following will be deemed to be cash:

            (a)   Cash Equivalents;

            (b)   any liabilities, as shown on the Issuer's most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability;

            (c)   any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of receipt, to the extent of the cash received in that conversion;

            (d)   any Designated Noncash Consideration the Fair Market Value of which, when taken together with all other Designated Noncash Consideration received pursuant to this clause (d) (and not subsequently converted into Cash Equivalents that are treated as Net Proceeds of an Asset Sale), does not exceed $50.0 million since the Issue Date, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

            (e)   any stock or assets of the kind referred to in clauses (2) or (4) of the second succeeding paragraph.

        Notwithstanding the foregoing, the 75% limitation referred to in clause (2) above shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

          (1)   to repay Indebtedness outstanding pursuant to clause (1) of the second paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2)   to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

          (3)   to make a capital expenditure with respect to a Permitted Business; or

          (4)   to acquire Additional Assets;

provided that the requirements of clauses (2) through (4) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to in any of clauses (2) through (4) above is entered into by the Issuer or its Restricted Subsidiary within 365 days after the receipt of such Net Proceeds and such Net Proceeds are applied in accordance with such agreement.

        Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the third paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, within ten business days thereof, the Issuer will make an Asset Sale Offer to all holders of notes and if the Issuer elects (or is required by the terms of such other pari passu Indebtedness), any holders of other Indebtedness that is pari passu with the Notes. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Certain Covenants

Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (A)  declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer); provided that the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of a Restricted Subsidiary of the Issuer shall not constitute a Restricted Payment;

          (B)  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer, Holdings or any other direct or indirect parent of the Issuer;

          (C)  make any payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

          (D)  make any Restricted Investment;

(all such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (1)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (2)   the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of indebtedness and issuance of disqualified stock and preferred stock"; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (11), (12), (13), (14), (15) and (16) of the next succeeding paragraph), is less than $75.0 million plus the sum, without duplication, of:

            (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the first day of the Issuer's fiscal quarter during which the Issue Date occurred to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

            (b)   100% of the aggregate Qualified Proceeds received by the Issuer since the Issue Date as a contribution to its equity capital (other than Disqualified Stock) or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock and Excluded Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); plus

            (c)   an amount equal to the net reduction in Investments by the Issuer and its Restricted Subsidiaries resulting from (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of any Restricted Investment that was made after the Issue Date and (B) repurchases, redemptions and repayments of such Restricted Investments and the receipt of any dividends or distributions from such Restricted Investments; plus

            (d)   to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, an amount equal to the lesser of (A) the Fair Market Value of the Issuer's interest in such Subsidiary immediately prior to such redesignation and (B) the aggregate amount of the Issuer's Investments in such Subsidiary that was previously treated as a Restricted Payment; plus

            (e)   in the event the Issuer and/or any Restricted Subsidiary of the Issuer makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Issuer, an amount equal to the existing Investment of the Issuer and/or any of its Restricted Subsidiaries in such Person that was previously treated as a Restricted Payment.

        The preceding provisions will not prohibit:

          (1)   the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

          (2)   the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to the Issuer (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

          (3)   the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness, or from the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to the Issuer (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

          (4)   the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer

  which Disqualified Stock was issued after the Issue Date in accordance with the provisions of the covenant described below under the caption "—Incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (5)   the repurchase, redemption or other acquisition or retirement for value of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of Replacement Preferred Stock that is permitted to be incurred pursuant to the covenant described below under "—Incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (6)   the payment of any dividend (or any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

          (7)   the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries, and any dividend payment or other distribution by the Issuer or a Restricted Subsidiary to Holdings or any other direct or indirect parent holding company of the Issuer utilized for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or such other direct or indirect parent holding company held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries or Holdings or such other parent holding company, in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement or benefit plan of any kind; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $15.0 million in any fiscal year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent fiscal years subject to a maximum of $40.0 million in any fiscal year); provided further that such amount in any fiscal year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests of the Issuer and, to the extent contributed to the Issuer as equity capital (other than Disqualified Stock), Equity Interests of Holdings or any other direct or indirect parent company of the Issuer, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries, Holdings or any other direct or indirect parent company of the Issuer that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(b) of the preceding paragraph, and excluding Excluded Contributions, plus

            (b)   the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date, less

            (c)   the amount of any Restricted Payments previously made pursuant to clauses (a) and (b) of this clause (7);

          (8)   the repurchase of Equity Interests deemed to occur upon the exercise of options, rights or warrants to the extent such Equity Interests represent a portion of the exercise price of those options, rights or warrants;

          (9)   the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee with any Excess Proceeds that remain after consummation of an Asset Sale Offer;

          (10) so long as no Default has occurred and is continuing or would be caused thereby, after the occurrence of a Change of Control and the completion of the offer to repurchase the Notes pursuant to the covenant described above under "—Repurchase at the option of holders—Change of control" (including the purchase of the Notes tendered), any purchase or redemption of Indebtedness that is contractually subordinated to the Notes or to any Subsidiary Guarantee required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus any accrued and unpaid interest;

          (11) cash payments in lieu of fractional shares issuable as dividends on preferred stock or upon the conversion of any convertible debt securities of the Issuer or any of its Restricted Subsidiaries;

          (12) Permitted Payments to Parent;

          (13) Investments that are made with Excluded Contributions;

          (14) distributions or payments of Receivables Fees;

          (15) payment of fees and reimbursement of other expenses to the Permitted Holders and/or their Affiliates in connection with the Transactions as described above under the caption "Related party transactions";

          (16) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $50.0 million since the Issue Date;

          (17) additional Restricted Payments; provided that (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) on a pro forma basis, after giving effect to any such Restricted Payment pursuant to this clause (17), the Total Leverage Ratio does not exceed 2.75 to 1.00.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will, if the fair market value thereof exceeds $20.0 million, be determined by the Board of Directors of the Issuer whose resolution with respect thereto will be delivered to the trustee.

        For purposes of determining compliance with the provisions set forth above, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, the Issuer, in its sole discretion, may order and classify, and from time to time may reorder and reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of any such reclassification.

Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock, if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following items of Disqualified Stock or preferred stock (collectively, "Permitted Debt"):

          (1)   the incurrence by the Issuer and/or any Guarantor (and the Guarantee thereof by the Guarantors and the Non-Guarantor Subsidiaries) of Indebtedness under the Credit Agreement and other Credit Facilities entered into after the date of the Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed $1,600.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Issuer or any of its Restricted Subsidiaries since the Issue Date to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

          (2)   the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

          (3)   the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Initial 144A Notes issued on the Issue Date, replacement notes in respect thereof, if any, and the related Subsidiary Guarantees and the Initial Exchange Notes and related Subsidiary Guarantees issued pursuant to the registration rights agreement in exchange thereto;

          (4)   the incurrence or issuance by the Issuer or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations), Disqualified Stock or preferred stock, in each case, incurred or issued for the purpose of financing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of property, plant or equipment used or useful in a Permitted Business, in an aggregate principal amount, including all Permitted Refinancing Indebtedness and Replacement Preferred Stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $60.0 million and 2.0% of Total Assets and at any time outstanding;

          (5)   the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness or Replacement Preferred Stock in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) or any Disqualified Stock or preferred stock that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (13), (15), (17) or (18) of this paragraph;

          (6)   the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

            (a)   if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer or the Subsidiary Guarantee, in the case of a Guarantor, except to the extent such subordination would violate any applicable law, rule or regulation; and

            (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute a new incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, which new incurrence is not permitted by this clause (6);

          (7)   the issuance by any of the Issuer's Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

            (a)   any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer, and

            (b)   any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer,

  will be deemed, in each case, to constitute a new issuance of such preferred stock by such Restricted Subsidiary which new issuance is not permitted by this clause (7);

          (8)   the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

          (9)   the guarantee:

            (a)   by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to the Notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed; and

            (b)   by any Non-Guarantor Subsidiary of Indebtedness of a Non-Guarantor Subsidiary;

          (10) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, letters of credit, performance bonds, surety bonds, appeal bonds or other similar bonds in the ordinary course of business; provided, however, that upon the drawing of letters of credit for reimbursement obligations, including with respect to workers' compensation claims, or the incurrence of other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (11) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five business days;

          (12) the incurrence of Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, holdback, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of the Issuer or any Restricted Subsidiary;

          (13) the incurrence of Indebtedness or the issuance of any Disqualified Stock or preferred stock by any Non-Guarantor Subsidiary and any Foreign Subsidiary of the Issuer, collectively, in an amount not to exceed $50.0 million at any time outstanding;

          (14) the incurrence of Indebtedness resulting from endorsements of negotiable instruments for collection in the ordinary course of business;

          (15) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Issuer or any Restricted Subsidiary (including by way of merger or consolidation) in accordance with the terms of the indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either

            (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio; or

            (b)   the Issuer's Fixed Charge Coverage Ratio after giving pro forma effect to such acquisition or merger would be greater than the Issuer's actual Fixed Charge Coverage Ratio immediately prior to such acquisition or merger;

          (16) Indebtedness of the Issuer or a Restricted Subsidiary in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Indebtedness remains outstanding for ten business days or less;

          (17) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction;

          (18) the incurrence or issuance by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or preferred stock in an aggregate principal amount (or accreted value or liquidation preference, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness and all Replacement Preferred Stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock and preferred stock incurred or issued pursuant to this clause (18), not to exceed $200.0 million; and

          (19) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in the form of loans from a Captive Insurance Subsidiary.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant except that Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt above. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued (other than the reclassification of preferred stock as Indebtedness due to a change in accounting principles).

        The amount of any Indebtedness outstanding as of any date will be:

          (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

            (a)   the Fair Market Value of such assets at the date of determination; and

            (b)   the amount of the Indebtedness of the other Person.

Liens

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   agreements governing Existing Indebtedness and the Credit Agreement as in effect on the Issue Date;

          (2)   the indenture, the Notes and the Subsidiary Guarantees;

          (3)   applicable law, rule, regulation or order;

          (4)   any instrument or agreement governing Indebtedness or Capital Stock of a Restricted Subsidiary acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or any of its Subsidiaries, or the property or assets of the Person or any of its Subsidiaries, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

          (5)   customary non-assignment provisions in contracts, leases, subleases, licenses and sublicenses entered into in the ordinary course of business;

          (6)   customary restrictions in leases (including capital leases), security agreements or mortgages or other purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

          (7)   any agreement for the sale or other disposition of all or substantially all the Capital Stock or the assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

          (8)   any instrument or agreement governing Permitted Refinancing Indebtedness; provided that the restrictions contained therein are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9)   Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (12) customary provisions imposed on the transfer of copyrighted or patented materials;

          (13) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

          (14) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary;

          (15) contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary of the Issuer in any manner material to the Issuer or any Restricted Subsidiary of the Issuer;

          (16) restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Issuer or any Restricted Subsidiary of the Issuer or any of their businesses;

          (17) any instrument or agreement governing Indebtedness or preferred stock (i) of any Foreign Subsidiary, (ii) of the Issuer or any Restricted Subsidiary that is incurred or issued subsequent to the Issue Date and not in violation of the covenant described under "—Incurrence of indebtedness and issuance of disqualified stock and preferred stock"; provided that (x) in the case of preferred stock and Indebtedness that is not secured by any Permitted Liens, such encumbrances and restrictions are not materially more restrictive in the aggregate than the restrictions contained in the Indenture and (y) in the case of Indebtedness secured by Permitted Liens, are not materially more restrictive in the aggregate than the restrictions contained in the Credit Agreement and (iii) of any Restricted Subsidiary; provided that in the case of this clause (iii), (x) the total amount of Indebtedness outstanding under any agreement entered into in reliance on this clause (iii) does not, at the time any such agreement is entered into, exceed 1% of Total Assets and (y) after giving effect to the incurrence of such Indebtedness or preferred stock, the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the "Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covenant;

          (18) any encumbrance or restriction imposed on any Subsidiary of the Issuer that is of the type referred to in clause (3) of the definition of "Subsidiary" by (and for the benefit of) the Issuer or a Restricted Subsidiary; and

          (19) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Indebtedness, preferred stock, Liens, agreements, contracts, licenses, leases, subleases, instruments or obligations referred to in clauses (1), (2), (4) through (15), (17) and (18) above; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are in the good faith judgment of the Issuer's Board of Directors, whose determination shall be conclusive, not materially more restrictive, taken as a whole, than those restrictions contained in the Indebtedness, preferred stock, Liens, agreements, contracts, licenses, leases, subleases, instruments or obligations referred to in clauses (1), (2), (4) through (15), (17) and (18) above, as applicable prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, consolidation or sale of assets

        The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

          (1)   either: (a) the Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee; provided, however, that at all times, a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia must be a co-issuer or the issuer of the Notes if such surviving Person is not a corporation;

          (3)   immediately after such transaction, no Default or Event of Default exists; and

          (4)   the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period:

            (a)   be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of indebtedness and issuance of disqualified stock and preferred stock"; or

            (b)   have a Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction.

        In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

        Clauses (3) and (4) above will not apply to:

          (1)   a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction;

          (2)   any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries; and

          (3)   transfers of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.

Transactions with affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer involving aggregate consideration in excess of $5.0 million (each, an "Affiliate Transaction"), unless:

          (1)   the Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

          (2)   the Issuer delivers to the trustee:

            (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Issuer, together with a certified copy of the resolutions of the Board of Directors of the Issuer approving such Affiliate Transaction or Affiliate Transactions; and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

          (2)   transactions between or among the Issuer and/or its Restricted Subsidiaries;

          (3)   transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (4)   payment of reasonable directors' fees;

          (5)   any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;

          (6)   Permitted Investments or Restricted Payments that do not violate the provisions of the indenture described above under the caption "—Restricted Payments";

          (7)   payment of fees and the reimbursement of other expenses to the Permitted Holders and/or their Affiliates in connection with the Transactions as described above under the caption "Related Party Transactions";

          (8)   payments by the Issuer or any of its Restricted Subsidiaries to Welsh Carson, Anderson & Stowe IX, L.P., Thoma Cressey Equity Partners and/or any of their Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the majority of the disinterested members of the Board of Directors of the Issuer in good faith in an aggregate amount for all such fees not to exceed 2.00% of the aggregate transaction value in respect of which such services are rendered;

          (9)   loans (or cancellation of loans) or advances to employees in the ordinary course of business;

          (10) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the indenture, and which are fair to the Issuer or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors, chief executive officer or chief financial officer of the Issuer or its Restricted Subsidiaries, as applicable, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (11) any Qualified Receivables Transaction;

          (12) Permitted Payments to Parent;

          (13) any management, consulting, monitoring, financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services involving the Issuer and any of its Restricted Subsidiaries (including without limitation any payments in cash, Equity Interests or other consideration made by the Issuer or any of its Restricted Subsidiaries in connection therewith) on the one hand and the Permitted Holders on the other hand, which services (and payments and other transactions in connection therewith) are approved as fair to the Issuer or such Restricted Subsidiary by a majority of the members of the Board of Directors of the Issuer in good faith;

          (14) the issuance of Equity Interests (other than Disqualified Stock) in the Issuer or any Restricted Subsidiary for compensation purposes;

          (15) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee and any Affiliate of the Issuer, as lessor, which is approved by a majority of the disinterested members of the Board of Directors of the Issuer in good faith;

          (16) intellectual property licenses in the ordinary course of business;

          (17) Existing Indebtedness and any other obligations pursuant to an agreement existing on the Issue Date and described in the offering memorandum, including any amendment thereto (so long as such amendment is not disadvantageous to the holders of the Notes in any material respect);

          (18) payments by the Issuer or any of its Restricted Subsidiaries of reasonable insurance premiums to, and any borrowings or dividends received from, any Captive Insurance Subsidiary; and

          (19) transactions in which the Issuer or any Restricted Subsidiary delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view and which are approved by a majority of the disinterested members of the Board of Directors of the Issuer in good faith.

Business Activities

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

Additional Subsidiary Guarantees

        If the Issuer or any of its Restricted Subsidiaries, acquires or creates another Subsidiary, other than a Non-Guarantor Subsidiary, after the Issue Date that guarantees Indebtedness under the Credit Agreement, then that newly acquired or created Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel to the trustee within 30 business days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted payments" or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of indebtedness and issuance of disqualified stock and preferred stock," the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of indebtedness and issuance of disqualified stock and preferred stock," and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuer will furnish to the trustee and to Cede & Co., the nominee of DTC and the holders of notes:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the Issuer's consolidated financial condition and results of operation and, with respect to the annual information only, a report thereon by the Issuer's independent registered public accountants, and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

        The Issuer may satisfy its obligation to furnish such information to the trustee and Cede & Co. at any time by filing such information with the SEC. In addition, the Issuer will agree that, for so long as any notes remain outstanding, the Issuer will furnish to any beneficial owner of notes or to any prospective purchaser of notes in connection with any sale thereof, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        If at any time Holdings (or any other direct or indirect parent company of the Issuer) becomes a guarantor of the Notes (there being no obligation of Holdings or any other direct or indirect parent company of the Issuer to do so), and Holdings (or such other parent company) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be furnished to the trustee and Cede & Co. or filed with the SEC pursuant to this covenant may, at the option of the Issuer, be those of Holdings (or such other parent company) rather than the Issuer.

Events of Default and Remedies

        Each of the following is an Event of Default:

          (1)   default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes, whether or not prohibited by the subordination provisions of the indenture;

          (2)   default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, whether or not prohibited by the subordination provisions of the indenture;

          (3)   failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described above under the caption "—Certain covenants—Merger, consolidation or sale of assets";

          (4)   failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default;

            (a)   is caused by a failure to pay principal at the final Stated Maturity of such Indebtedness (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its express maturity;

  and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

          (6)   with respect to any judgment or decree for the payment of money (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to an underlying claim) in excess of $50.0 million or its foreign currency equivalent against the Issuer or any Significant Subsidiary, the failure by the Issuer or such Significant Subsidiary, as applicable, to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days after such judgment or decree became final and nonappealable without being paid, discharged, waived or stayed;

          (7)   except as permitted by the indenture, any Subsidiary Guarantee of any Significant Subsidiary is declared to be unenforceable or invalid by any final and nonappealable judgment or decree or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any Person acting on behalf of any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations in writing under its Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in the indenture; and

          (8)   certain events of bankruptcy or insolvency described in the indenture with respect to the Issuer or any Subsidiary that is a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the Notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Additional Interest, if any.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the Notes unless:

          (1)   such holder has previously given the trustee notice that an Event of Default is continuing;

          (2)   holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

          (3)   such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5)   holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes.

        The Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the trustee within 30 days a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, stockholder, member, partner or other holder of Equity Interests of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuer may at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1)   the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such notes when such payments are due from the trust referred to below;

          (2)   the Issuer's obligations with respect to the Notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee, and the Issuer's and the Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the indenture.

        In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released ("Covenant Defeasance") with respect to the covenants described under "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales" and "Certain Covenants" and with respect to certain Events of Default (including bankruptcy default with respect to Significant Subsidiaries, cross-default and judgment default) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment and bankruptcy, receivership, rehabilitation and insolvency events with respect to the Issuer) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement (including, without limitation, the Credit Agreement) or instrument (other than the indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

          (5)   the Issuer must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

          (6)   the Issuer must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture or the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the Notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

          (1)   reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the optional redemption of the Notes as described under the caption "—Optional Redemption" (other than provisions relating to the notice period for consummating an optional redemption of the Notes);

          (3)   reduce the rate of or change the time for payment of interest, including default interest, on any note;

          (4)   waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any note payable in money other than that stated in the Notes;

          (6)   make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes; or

          (7)   make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture or the Notes or the Subsidiary Guarantees:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

          (3)   to provide for the assumption of the Issuer's or a Guarantor's obligations to holders of notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets, as applicable;

          (4)   to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

          (5)   to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

          (6)   to conform the text of the indenture, the Subsidiary Guarantees or the Notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees or the Notes;

          (7)   to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the Issue Date;

          (8)   to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes; or

          (9)   to issue the Notes.

Satisfaction and discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1)   either:

            (a)   all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

            (b)   all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

          (2)   no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

          (3)   the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

          (4)   the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

        In addition, the Issuer must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Select Medical Corporation, 4714 Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055, Attention: Chief Financial Officer.

Certain definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Assets" means any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in a Permitted Business.

        "Additional Interest" means all Additional Interest then owing pursuant to the New Registration Rights Agreement.

        "Affiliate of" any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Issuer or any of its Subsidiaries solely by reason of such Investment.

        "Asset Sale" means:

          (1)   the sale, lease (other than operating leases), conveyance or other disposition of any assets or rights outside of the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2)   the issuance of Equity Interests in any of the Issuer's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors' qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary).

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1)   any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

          (2)   a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

          (3)   an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;

          (4)   the sale or lease of products, services or accounts receivable (including at a discount) in the ordinary course of business and any sale or other disposition of damaged, wornout, negligible, surplus or obsolete assets in the ordinary course of business;

          (5)   the sale or other disposition of Cash Equivalents;

          (6)   a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

          (7)   a sale and leaseback transaction with respect to any assets within 180 days of the acquisition of such assets;

          (8)   any exchange of like-kind property of the type described in Section 1031 of the Code for use in a Permitted Business;

          (9)   the sale or disposition of any assets or property received as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries on any secured Investment or any other transfer of title with respect to any secured Investment in default;

          (10) the licensing of intellectual property in the ordinary course of business or in accordance with industry practice;

          (11) the sale, lease, conveyance, disposition or other transfer of (a) the Capital Stock of, or any Investment in, any Unrestricted Subsidiary or (b) Permitted Investments made pursuant to clause (15) of the definition thereof;

          (12) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

          (13) leases or subleases to third persons in the ordinary course of business that do not interfere in any material respect with the business of the Issuer or any of its Restricted Subsidiaries;

          (14) sales of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary for the Fair Market Value thereof, less amounts required to be established as reserves and customary discounts pursuant to contractual agreements with entities that are not Affiliates of the Issuer entered into as part of a Qualified Receivables Transaction; and

          (15) transfers of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the Notes.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership;

          (3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Captive Insurance Subsidiary" means a Subsidiary established by the Issuer or any of its Subsidiaries for the sole purpose of insuring the business, facilities and/or employees of the Issuer and its Subsidiaries.

        "Cash Equivalents" means:

          (1)   United States dollars or, in the case of any Restricted Subsidiary which is not a Domestic Subsidiary, any other currencies held from time to time in the ordinary course of business;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

          (3)   direct obligations issued by any state of the United States of America or any political subdivision of any such state, or any public instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition;

          (4)   certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank that has capital and surplus of not less than $500.0 million;

          (5)   repurchase obligations with a term of not more than one year for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

          (6)   commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and, in each case, maturing within 12 months after the date of acquisition;

          (7)   Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from Standard & Poor's Rating Services or "A2" or higher from Moody's Investors Service, Inc. with maturities of 12 months or less from the date of acquisition; and

          (8)   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act);

          (2)   the adoption of a plan relating to the liquidation or dissolution of the Issuer;

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares; provided, however, for purposes of this clause (3), each Person will be deemed to beneficially own any Voting Stock of another Person held by one or more of its Subsidiaries; or

          (4)   the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

        "Change of Control Offer" has the meaning assigned to that term in the indenture governing the Notes.

        "Consolidated Adjusted EBITDA" means, with respect to any specified Person for any period (the "Measurement Period"), the Consolidated Net Income of such Person for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the amounts for such period of:

          (1)   the Fixed Charges of such Person and its Restricted Subsidiaries for the Measurement Period; plus

          (2)   the consolidated income tax expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus

          (3)   the consolidated depreciation expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus

          (4)   the consolidated amortization expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus

          (5)   fees, costs and expenses paid or payable in cash by the Issuer or any of its Subsidiaries during the Measurement Period in connection with the Transactions (including, without limitation, retention payments paid as an incentive to retained employees in connection with the Transactions); plus

          (6)   other non-cash expenses and charges for the Measurement Period reducing Consolidated Net Income (excluding any such non-cash item to the extent representing an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period); plus

          (7)   any non-recurring out-of-pocket expenses or charges for the Measurement Period relating to any offering of Equity Interests by the Issuer, Holdings or any other direct or indirect parent of the Issuer or merger, recapitalization or acquisition transactions made by the Issuer or any of its Restricted Subsidiaries, or any Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries (in each case, whether or not successful); plus

          (8)   all fees paid by the Issuer pursuant to clauses (8) and (13) of the covenant described under "Certain covenants—Transactions with affiliates"; plus

          (9)   Consolidated Net Income attributable to minority interests of a Restricted Subsidiary (less the amount of any mandatory cash distribution with respect to any minority interest other than in connection with a proportionate discretionary cash distribution with respect to the interest held by the Issuer or any Restricted Subsidiary); plus

          (10) the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees); minus

          (11) without duplication, other non-cash items (other than the accrual of revenue in accordance with GAAP consistently applied in the ordinary course of business) increasing Consolidated Net Income for the Measurement Period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period).

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income attributable to such specified Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1)   the Net Income (but not loss) of any other Person that is not a Restricted Subsidiary of such specified Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;

          (2)   solely for purposes of clause (3)(a) of the first paragraph of the covenant described under "—Certain covenants—Restricted payments," the Net Income of any Restricted Subsidiary of such specified Person will be excluded to the extent that the declaration or payment of dividends or other distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash to (or to the extent converted into cash by) such Person or a Restricted Subsidiary thereof (subject to provisions of this clause (2)) during such period, to the extent not previously included therein;

          (3)   the cumulative effect of a change in accounting principles will be excluded;

          (4)   any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries will be excluded;

          (5)   any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss will be excluded;

          (6)   income or losses attributable to discontinued operations (including, without limitation, operations disposed during such period whether or not such operations were classified as discontinued) will be excluded;

          (7)   any non-cash charges (i) attributable to applying the purchase method of accounting in accordance with GAAP, (ii) resulting from the application of Accounting Standards Codification ("ASC") Topic 350 or ASC Topic 360, and (iii) relating to the amortization of intangibles resulting from the application of ASC Topic 805, will be excluded;

          (8)   all non-cash charges relating to employee benefit or other management or stock compensation plans of the Issuer or a Restricted Subsidiary (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) will be excluded to the extent that such non-cash charges are deducted in computing such Consolidated Net Income; provided, further, that if the Issuer or any Restricted Subsidiary of the Issuer makes a cash payment in respect of such non-cash charge in any period, such cash payment will (without duplication) be deducted from the Consolidated Net Income of the Issuer for such period; and

          (9)   all unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of ASC Topic 830 shall be excluded.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuer who:

          (1)   was a member of such Board of Directors on the Issue Date; or

          (2)   was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Credit Agreement" means that certain Credit Agreement, dated as of June 1, 2011 and as amended on August 13, 2012 and February 20, 2013, by and among the Issuer, as borrower, Holdings, certain subsidiaries of the Issuer, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced by any other Indebtedness (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or any other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means any non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers' certificate.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 90 days after the date on which the Notes mature. Notwithstanding the preceding sentence, (x) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer or the Subsidiary that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase such Capital Stock unless the Issuer would be permitted to do so in compliance with the covenant described under "—Certain covenants—Restricted payments", (y) any Capital Stock that would constitute Disqualified Stock solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with the covenant described above under "—Certain covenants—Restricted payments" will not constitute Disqualified Stock and (z) any Capital Stock issued to any plan for the benefit of employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or the Subsidiary that issued such Capital Stock in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees any Indebtedness of the Issuer under the Credit Agreement.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a public or private offering of Qualified Capital Stock of the Issuer, Holdings or any other direct or indirect parent of the Issuer.

        "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to the New Registration Rights Agreement.

        "Exchange Offer" has the meaning set forth for such term in the New Registration Rights Agreement.

        "Excluded Contributions" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from (i) contributions to its equity capital (other than Disqualified Stock) or (ii) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Equity Interests (other than Disqualified Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an officers' certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, that are excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain Covenants—Restricted Payments."

        "Existing Indebtedness" means Indebtedness, other than the Notes and Indebtedness under the Credit Agreement, existing on the Issue Date.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Issuer (unless otherwise provided in the indenture).

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1)   Investments, acquisitions, mergers, consolidations and dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, or any Person or any of its Restricted Subsidiaries acquired by, merged or consolidated with the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect, including giving effect to Pro Forma Cost Savings, as if they had occurred on the first day of the four-quarter reference period;

          (2)   the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

          (3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4)   any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

          (5)   any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

          (6)   if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).

        For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. For purposes of determining whether any Indebtedness constituting a Guarantee may be incurred, the interest on the Indebtedness to be guaranteed shall be included in calculating the Fixed Charge

Coverage Ratio on a pro forma basis. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, net of interest income, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all cash payments made or received pursuant to Hedging Obligations in respect of interest rates, and excluding amortization of deferred financing costs; plus

          (2)   any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, but only to the extent that such Guarantee or Lien is called upon; plus

          (3)   the product of (A) all cash dividends paid on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than to the Issuer or a Restricted Subsidiary of the Issuer), in each case, determined on a consolidated basis in accordance with GAAP multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and its Restricted Subsidiaries expressed as a decimal; plus

          (4)   the amount of dividends paid by the Issuer and its Restricted Subsidiaries pursuant to clause (18) of the covenant described under "—Certain Covenants—Restricted Payments."

        "Foreign Subsidiary" means any Restricted Subsidiary of the Issuer that is not incorporated under the laws of the United States of America, any State thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States pledges its full faith and credit.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means each Restricted Subsidiary of the Issuer that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

          (2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and

          (3)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Holdings" means Select Medical Holdings Corporation, a Delaware corporation.

        "Indebtedness" means, with respect to any specified Person, the principal and premium (if any) of any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (other than letters of credit issued in respect of trade payables);

          (3)   in respect of banker's acceptances;

          (4)   representing Capital Lease Obligations;

          (5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than twelve months after such property is acquired or such services are completed (except any such balance that constitutes a trade payable or similar obligation to a trade creditor); or

          (6)   representing the net obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        "Investment Affiliate" means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt investments.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The outstanding amount of any Investment shall be the original cost thereof, reduced by all returns on such Investment (including dividends, interest, distributions, returns of principal and profits on sale).

        "Issue Date" means May 28, 2013.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, including taxes resulting from the transfer of the proceeds of such Asset Sale to the Issuer, in each case, after taking into account:

          (1)   any available tax credits or deductions and any tax sharing arrangements;

          (2)   amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

          (3)   any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP;

          (4)   any reserve for adjustment in respect of any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any Restricted Subsidiary after such sale or other disposition thereof;

          (5)   any distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

          (6)   in the event that a Restricted Subsidiary consummates an Asset Sale and makes a pro rata payment of dividends to all of its stockholders from any cash proceeds of such Asset Sale, the amount of dividends paid to any stockholder other than the Issuer or any other Restricted Subsidiary, provided that any net proceeds of an Asset Sale by a Non-Guarantor Subsidiary that are subject to restrictions on repatriation to the Issuer will not be considered Net Proceeds for so long as such proceeds are subject to such restrictions.

        "Non-Guarantor Subsidiaries" means (w) any Unrestricted Subsidiary, (x) any Receivables Subsidiary, (y) any Subsidiary of the Issuer that does not guarantee the Issuer's Obligations under the Credit Agreement and (z) in addition to the foregoing, any other non-Wholly Owned Subsidiary of the Issuer, (1) the Equity Interests of which are owned by (i) the Issuer and/or its Restricted Subsidiaries and/or (ii) any other Persons that were or are interested (other than solely in the capacity as an equity holder of such non-Wholly Owned Subsidiary) in any facility owned or operated by such non-Wholly Owned Subsidiary, such as physicians, physician groups or other medical professionals and/or other Persons (such as acute care hospitals, hospital systems or foundations) in the community in which any such facility is located and (2) that has assets that, at the time of designation, together with the assets of all other Non Guarantor Subsidiaries designated pursuant to this clause (z), represent no more than 20% of the Total Assets. The Board of Directors of the Issuer may designate any Restricted Subsidiary as a Non-Guarantor Subsidiary by filing with the trustee a certified copy of a resolution of such Board of Directors giving effect to such designation and an officers' certificate certifying as to the applicable clause of the definition of Non-Guarantor Subsidiaries that warrants such designation.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; and

          (2)   as to which the lenders have been notified in writing or have agreed in writing (in the agreement relating thereto or otherwise) that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries except as permitted by the definition of "Unrestricted Subsidiary."

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means (i) any business engaged in by the Issuer or any of its Restricted Subsidiaries on the Issue Date, and (ii) any healthcare business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date.

        "Permitted Holder" means (A) Welsh Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners IV, L.P., Thoma Cressey Fund VI, L.P., Thoma Cressey Fund VII, L.P., and their respective Investment Affiliates, (B) (i) any officer, director, employee, member, partner or stockholder of the manager or general partner (or the general partner of the general partner) of any of the Persons referred to in clause (A), (ii) Rocco A. Ortenzio, Robert A. Ortenzio and each of the other directors and executive officers as of the Issue Date; (iii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i) or (ii); (iv) in the event of the incompetence or death of any of the Persons described in any of clauses (i) through (iii), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall be the Beneficial Owner or have the right to acquire, directly or indirectly, Capital Stock of the Issuer or Holdings (or any other direct or indirect parent company of the Issuer); (v) any trust created for the benefit of the Persons described in any of clauses (i) through (iv) or any trust for the benefit of any such trust; or (vi) any Person controlled by any of the Persons described in any of the clauses (i) through (v) and (C) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Persons described in clauses (A) and (B) above are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, the Persons described in clauses (A) and (B) Beneficially Own at least 50.0% of the total voting power of the Voting Stock of the Issuer or Holdings (or any other direct or indirect parent company of the Issuer) held by such group. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

          (2)   any Investment in Cash Equivalents;

          (3)   any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of the Issuer; or

            (b)   such Person, in one transaction or a series of transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

          (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

          (5)   any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or Holdings (or any other direct or indirect parent company of the Issuer);

          (6)   any Investments received in compromise, settlement or resolution of (A) obligations of trade debtors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade debtor or customer, (B) litigation, arbitration or other disputes with Persons who are not Affiliates or (C) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Investments represented by Hedging Obligations entered into to protect against fluctuations in interest rates, exchange rates and commodity prices;

          (8)   any Investment in payroll, travel and similar advances to cover business-related travel expenses, moving expenses or other similar expenses, in each case incurred in the ordinary course of business;

          (9)   Investments in receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

          (10) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

          (11) obligations of one or more officers or other employees of the Issuer or any of its Restricted Subsidiaries in connection with such officer's or employee's acquisition of shares of Capital Stock of the Issuer or Capital Stock of Holdings (or any other direct or indirect parent company of the Issuer) so long as no cash or other assets are paid by the Issuer or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

          (12) loans or advances to and guarantees provided for the benefit of employees made in the ordinary course of business of the Issuer or the Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

          (13) Investments existing as on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing as of the Issue Date (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Issue Date, of the original Investment so extended, modified or renewed);

          (14) repurchases of the Notes;

          (15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $50.0 million; provided, however, that if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary (it being understood that if such Person thereafter ceases to be a Restricted Subsidiary of the Issuer, such Investment will again be deemed to have been made pursuant to this clause (15));

          (16) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Issuer or a Subsidiary of the Issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction customary for such transactions;

          (17) payments to any Captive Insurance Subsidiary in an amount equal to (i) the capital required under the applicable laws or regulations of the jurisdiction in which such Captive Insurance Subsidiary is formed or determined by independent actuaries as prudent and necessary capital to operate such Captive Insurance Subsidiary plus (ii) any reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary;

          (18) Investments in joint ventures in an amount not to exceed 10% of Total Assets outstanding at any time; provided that (i) substantially all of the business activities of any such joint venture consists of owning or operating facilities of the Issuer or a Restricted Subsidiary of the Issuer and (ii) a majority of the Voting Stock of such Person is owned by the Issuer, its Restricted Subsidiaries and/or other Persons that are not Affiliates of the Issuer; and

          (19) Guarantees of Indebtedness of the Issuer or a Restricted Subsidiary permitted under the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and performance guarantees in the ordinary course of business.

        "Permitted Liens" means:

          (1)   Liens on assets of the Issuer or any of its Restricted Subsidiaries securing Indebtedness in an amount not to exceed the greater of (i) the maximum amount of Indebtedness permitted by clause (1) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and (ii) any greater amount, so long as at the time such Indebtedness is incurred and secured, the Secured Leverage Ratio would not exceed 3.5 to 1.0;

          (2)   Liens in favor of the Issuer or the Guarantors;

          (3)   Liens on property or assets of a Person existing at the time such Person is merged with or into, consolidated with or acquired by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by the Issuer or such Subsidiary;

          (4)   Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

          (5)   Liens (including deposits and pledges) to secure the performance of public or statutory obligations, progress payments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6)   Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covering only the assets acquired, constructed or improved with or financed by such Indebtedness;

          (7)   Liens existing on the Issue Date (other than Liens described in clause (1) above), plus renewals and extensions of such Liens;

          (8)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (9)   Liens imposed by law, such as carriers', warehousemen's, landlord's, materialmen's, laborers', employees', suppliers' and mechanics' Liens, in each case, incurred in the ordinary course of business;

          (10) survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that do not materially interfere with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

          (11) Liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guarantees);

          (12) Liens to secure any Permitted Refinancing Indebtedness in respect of Indebtedness secured by Liens permitted by clause (3), (4), (6), (7) or (12) of this definition; provided, however, that:

            (a)   the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof); and

            (b)   the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

          (13) other Liens with respect to obligations that do not exceed $25.0 million at any one time outstanding;

          (14) Liens incurred in connection with a Qualified Receivables Transaction (which, in the case of the Issuer and its Restricted Subsidiaries (other than Receivables Subsidiaries) shall be limited to receivables and related assets referred to in the definition of Qualified Receivables Transaction);

          (15) security for the payment of workers' compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) entered into in the ordinary course of business;

          (16) deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money) entered into in the ordinary course of business;

          (17) zoning restrictions, easements, licenses, reservations, provisions, encroachments, encumbrances, protrusion permits, servitudes, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), in each case, not materially interfering with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

          (18) leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;

          (19) Liens securing Hedging Obligations entered into to protect against fluctuations in interest rates, exchange rates and commodity prices;

          (20) Liens arising out of judgments, decrees, orders or awards in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

          (21) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligation of such Unrestricted Subsidiary;

          (22) Liens on the assets of Non-Guarantor Subsidiaries and Foreign Subsidiaries securing Indebtedness of the Non-Guarantor Subsidiaries and Foreign Subsidiaries that was permitted by the terms of the indenture to be incurred;

          (23) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (24) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of banking institution encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and

          (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes.

        "Permitted Payments to Parent" means:

          (1)   payments to Holdings in an amount necessary to allow Holdings to pay (or make payments to allow a direct or indirect parent company of Holdings to pay) the taxes directly attributable to (or arising out of) the operations of the Borrower, the Subsidiaries, Holdings, and such direct or indirect parent company of Holdings; provided that (A) the amount of any such payments pursuant to this clause (1) shall not exceed the amount of such taxes that the Issuer and/or its Subsidiaries, as applicable, would have paid had the Issuer and/or its Subsidiaries, as applicable, been a stand-alone taxpayer (or a stand-alone group) and (B) all payments made to Holdings or a direct or indirect parent of Holdings pursuant to this clause (1) are used by Holdings or a direct or indirect parent company of Holdings for the purposes specified herein within 90 days of the receipt thereof.

          (2)   payments, directly or indirectly, to Holdings or any other direct or indirect parent company of the Issuer if the proceeds thereof are used to pay franchise taxes and other fees required to maintain the corporate existence of Holdings or such direct or indirect parent company of the Issuer, general corporate and overhead expenses (including salaries and other compensation of employees) incurred in the ordinary course of its business or of the business of Holdings or such other parent company of the Issuer as a direct or indirect holding company for the Issuer or used to pay fees and expenses (other than to Affiliates) relating to any unsuccessful debt or equity financing.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, commissions, discounts and expenses, including premiums, incurred in connection therewith);

          (2)   either (a) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged or (b) all scheduled payments on or in respect of such Permitted Refinancing Indebtedness (other than interest payments) shall be at least 91 days following the final scheduled maturity of the Notes;

          (3)   if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

          (4)   such Indebtedness is incurred

            (a)   by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

            (b)   by any Guarantor if the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is a Guarantor; or

            (c)   by any Non-Guarantor Subsidiary if the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is a Non-Guarantor Subsidiary.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Pro Forma Cost Savings" means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition, merger, consolidation or disposition that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date, (ii) were actually implemented by the business that was the subject of any such acquisition, merger, consolidation or disposition within 12 months after the date of the acquisition, merger, consolidation or disposition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition, merger, consolidation or disposition and that the Issuer reasonably determines are probable based upon specifically identifiable actions to be taken within 12 months of the date of the acquisition, merger, consolidation or disposition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an officers' certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by an officers' certificate delivered to the trustee from the Issuer's chief financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

        "Qualified Proceeds" means any of the following or any combination of the following:

          (1)   Cash Equivalents;

          (2)   the Fair Market Value of assets that are used or useful in the Permitted Business; and

          (3)   the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the Issuer or any of its Restricted Subsidiaries of such Capital Stock, such Person becomes a Restricted Subsidiary or such Person is merged or consolidated into the Issuer or any Restricted Subsidiary;

provided that (i) for purposes of clause (3) of the first paragraph under "—Certain Covenants—Restricted Payments," Qualified Proceeds shall not include Excluded Contributions and (ii) the amount of Qualified Proceeds shall be reduced by the amount of payments made in respect of the applicable transaction which are permitted under clause (8) of the covenant described under "—Certain Covenants—Transactions with Affiliates."

        "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries sells, conveys or otherwise transfers, or grants a security interest, to:

          (1)   a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries, which transfer may be effected through the Issuer or one or more of its Subsidiaries); and

          (2)   if applicable, any other Person (in the case of a transfer by a Receivables Subsidiary),

in each case, in any accounts receivable (including health care insurance receivables), instruments, chattel paper, general intangibles and similar assets (whether now existing or arising in the future, the "Receivables") of the Issuer or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such Receivables, all contracts, contract rights and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and any other assets, which are customarily transferred or in respect of which security interests are customarily granted in connection with receivables financings and asset securitization transactions of such type, together with any related transactions customarily entered into in a receivables financings and asset securitizations, including servicing arrangements.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Receivables Transaction.

        "Receivables Subsidiary" means a Subsidiary of the Issuer which engages in no activities other than in connection with the financing of accounts receivable and in businesses related or ancillary thereto and that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary

          (A)  no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

            (1)   is guaranteed by the Issuer or any Subsidiary of the Issuer (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction);

            (2)   is recourse to or obligates the Issuer or any Subsidiary of the Issuer in any way other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with a Qualified Receivables Transaction; or

            (3)   subjects any property or asset of the Issuer or any Subsidiary of the Issuer (other than accounts receivable and related assets as provided in the definition of Qualified Receivables Transaction), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with a Qualified Receivables Transaction; and

          (B)  with which neither the Issuer nor any Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer, other than as may be customary in a Qualified Receivables Transaction including for fees payable in the ordinary course of business in connection with servicing accounts receivable; and

          (C)  with which neither the Issuer nor any Subsidiary of the Issuer has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

        "Replacement Preferred Stock" means any Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace or discharge any Disqualified Stock of the Issuer or any of its Restricted Subsidiaries (other than intercompany Disqualified Stock); provided that such Replacement Preferred Stock (i) is issued by the Issuer or by the Restricted Subsidiary who is the Issuer of the Disqualified Stock being redeemed, refunded, refinanced, replaced or discharged, and (ii) does not have an initial liquidation preference in excess of the liquidation preference plus accrued and unpaid dividends on the Disqualified Stock being redeemed, refunded, refinanced, replaced or discharged.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Secured Indebtedness" at any date shall mean the aggregate principal amount of Indebtedness outstanding at such date that consists of Indebtedness that in each case is then secured by Liens on any property or assets of the Issuer or any Restricted Subsidiary; provided that the Issuer may elect to treat Indebtedness under revolving credit commitments as having been incurred at the time the related revolving credit commitment is established, in which case, Secured Indebtedness shall have been deemed to have been incurred at the time such commitment is provided (and shall thereafter be deemed to be outstanding in the amount of such commitment until such commitment is terminated) but not at the time of any drawing thereunder (or replacement thereof to the extent such replacement or refinancing does not increase the amount of such commitment).

        "Secured Leverage Ratio" shall mean, on any date, the ratio of (a) Secured Indebtedness (minus up to $175,000,000 of unrestricted cash and Cash Equivalents held, on such date, by the Issuer and the Restricted Subsidiaries on such date) on such date to (b) Consolidated Adjusted EBITDA for the most recent period of four consecutive fiscal quarters of the Issuer ended prior to such date for which internal financial statements are available, in the case of this clause (b), with such adjustments to Consolidated Adjusted EBITDA for such period as are consistent with those set forth in the definition of Fixed Charge Coverage Ratio.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date. For purposes of determining whether an Event of Default has occurred, if any group of Restricted Subsidiaries as to which a particular event has occurred and is continuing at any time would be, taken as a whole, a "Significant Subsidiary" then such event shall be deemed to have occurred with respect to a Significant Subsidiary.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); and

          (3)   any third party professional corporation or similar business entity with which the Issuer or any Subsidiary of the Issuer has an exclusive management arrangement under which it manages the business of such entity and whose financial statements are consolidated with the Issuer's financial statements for financial reporting purposes (it being understood that the limitations set forth in clause (2) of the definition of Consolidated Net Income shall not apply to any such entity).

        "Subsidiary Guarantee" means the Guarantee by each Guarantor of the Issuer's obligations under the indenture and the Notes, executed pursuant to the provisions of the indenture.

        "Total Assets" means the total consolidated assets of the Issuer and its Restricted Subsidiaries as set forth on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries.

        "Total Leverage Ratio" shall mean, on any date, the ratio of (a) Indebtedness (minus up to $175,000,000 of unrestricted cash and Cash Equivalents held, on such date, by the Issuer and the Restricted Subsidiaries on such date) on such date to (b) Consolidated Adjusted EBITDA for the most recent period of four consecutive fiscal quarters of the Issuer ended prior to such date for which internal financial statements are available, in the case of this clause (b), with such adjustments to Consolidated Adjusted EBITDA for such period as are consistent with those set forth in the definition of Fixed Charge Coverage Ratio.

        "Transactions" means the offering of the Notes on the Issue Date and the application of the proceeds therefrom as described under "Use of Proceeds" in this prospectus.

        "Treasury Management Obligations" means obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services. Treasury Management Obligations shall not constitute Indebtedness.

        "Unrestricted Subsidiary" means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that such Subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Debt; provided that this clause (1) shall be deemed to be satisfied for so long as the total amount of Indebtedness of all Unrestricted Subsidiaries that is not Non-Recourse Debt does not exceed, measured as of the date of incurrence thereof, 1% of Total Assets;

          (2)   except with respect to any Indebtedness permitted by clause (1), is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those permitted under the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates";

          (3)   is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors' qualifying shares) will at that time be owned by such Person or by one or more Wholly Owned Subsidiaries of such person.

Certain Bankruptcy and Fraudulent Transfer Limitations

        Fraudulent transfer, insolvency and administrative laws may void, subordinate or limit the Notes and Note Guarantees and may otherwise limit your ability to enforce your rights under the Notes and the Note Guarantees.

        Under U.S. Federal bankruptcy laws or comparable provisions of state fraudulent transfer laws, the issuance of the Guarantees by Parent and the Guarantors could be voided, or claims in respect of such obligations could be subordinated to all of their other debts and other liabilities, if, among other things, at the time Parent and/or the Guarantors issued the related Guarantees, or potentially the Guarantees of the old notes, Parent or the applicable Guarantor intended to hinder, delay or defraud any present or future creditor; or received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and either:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which Parent's or such Guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, Parent or a Guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less that the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        By its terms, the Guarantee of each Guarantor will limit the liability of each such Guarantor to the maximum amount it can pay without the Guarantee being deemed a fraudulent transfer. Parent believes that immediately after the issuance of the Notes by the Issuer and the issuance of the Guarantees by the Guarantors, Parent and each of the Guarantors will be solvent, will have sufficient capital to carry on its respective business and will be able to pay its respective debts as they mature. However, a court may not apply these standards in making its determinations and a court may not reach the same conclusions with regard to these issues. In an evidentiary ruling in In re W.R. Grace & Co., the federal bankruptcy court for the District of Delaware held that under the Uniform Fraudulent Transfer Act, whether a transferor is insolvent or is rendered insolvent depends on the actual liabilities of the transferor, and not what the transferor knows about such liabilities at the time of the transfer. Therefore, under that court's analysis, liabilities that are unknown, or that are known to exist but whose magnitude is not fully appreciated at the time of the transfer, may be taken into account in the context of a future determination of insolvency. If the principle articulated by that court is upheld, it would make it very difficult to know whether a transferor is solvent at the time of transfer, and would increase the risk that a transfer may in the future be found to be a fraudulent conveyance.

        If a bankruptcy proceeding were to be commenced under the federal bankruptcy laws by or against Parent or any other Guarantor, it is likely that delays will occur in any payment upon acceleration of the Notes and in enforcing remedies under the applicable Indenture, because of specific provisions of such laws or by a court applying general principles of equity. Provisions under federal bankruptcy laws or general principles of equity that could result in the impairment of your rights include, but are not limited to:

  •
  the automatic stay;

  •
  avoidance of preferential transfers by a trustee or debtor-in- possession;

  •
  substantive consolidation;

  •
  limitations on collectability of unmatured interest or attorney fees;

  •
  fraudulent conveyance; and

  •
  forced restructuring of the Notes, including reduction of principal amounts and interest rates and extension of maturity dates, over the holders' objections.

Book-Entry; Delivery and Form

        The certificates representing the old notes have been, and in the case of the new notes will be, issued in fully registered form without interest coupons and represented by one or more global notes in fully registered form without interest coupons (each a "Global Note") deposited with the Trustee as a custodian for The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC.

  The Global Notes

        Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

        So long as DTC, or its nominee, is the registered owner or holder of the new notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the new notes.

        Payments of the principal of, premium (if any) and interest on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Issuer, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        The Issuer expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

        DTC has advised the Issuer that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there shall have occurred and be continuing an Event of Default with respect to the Global Notes, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

        DTC has advised the Issuer as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Securities

        Certificated Securities shall be issued in exchange for beneficial interests in the Global Notes (i) if requested by a holder of such interests or (ii) if DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section describes certain material U.S. Federal income tax consequences of exchanging the old notes for the new notes pursuant to this exchange offer and of owning and disposing of the new notes. It applies to you only if you acquire the new notes in this exchange offer and you hold the new notes as capital assets (generally, held for investment) for U.S. Federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

  •
  a dealer in securities or currencies;

  •
  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a life insurance company;

  •
  a tax-exempt organization;

  •
  a non-U.S. or U.S. partnership or other entity treated as a partnership for U.S. Federal income tax purposes;

  •
  a person liable for alternative minimum tax;

  •
  an expatriate;

  •
  a person owning new notes that are a hedge or that are hedged against interest rate risks;

  •
  a person owning new notes as part of a straddle or conversion transaction for U.S. Federal income tax purposes; or

  •
  a U.S. Holder (as defined below) whose functional currency for U.S. Federal income tax purposes is not the U.S. dollar.

        This section (i) does not address all aspects of U.S. Federal income taxation, such as estate and gift tax consequences and alternative minimum tax consequences, (ii) does not deal with all tax considerations that may be relevant to a holder in light of such holder's individual circumstances, and (iii) does not address any state, local or foreign tax consequences.

        This section is based on the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), its legislative history, existing and proposed regulations under the Internal Revenue Code (the "Treasury Regulations"), published rulings and court decisions, all as in effect on the date hereof. These laws are subject to change, possibly on a retroactive basis. We are not seeking a ruling from the Internal Revenue Service (the "IRS") regarding the tax consequences of the ownership or disposition of the new notes. Accordingly, there can be no assurance that the IRS will not successfully challenge one or more of the conclusions stated herein.

Exchange Offer

        Whether you are a U.S. Holder or a Non-U.S. Holder (each as defined below), exchanging an old note for a new note should not be treated as a taxable exchange for U.S. Federal income tax purposes. Consequently, you should not recognize gain or loss upon receipt of a new note. Your holding period for a new note should include the holding period for the old note and your initial basis in the new note should be the same as your adjusted basis in the old note immediately before the exchange.

Possible Application of Rules Governing Contingent Payment Debt Instruments to the New Notes

        In certain circumstances, we may be obligated to pay holders amounts in excess of the stated interest and principal payable on the new notes. For example, in the event of a Change of Control, we would generally be required to repurchase the new notes at 101% of their principal amount plus accrued and unpaid stated interest to the date of repurchase. The obligation to make such payments may implicate the provisions of the Treasury Regulations governing "contingent payment debt instruments." If the new notes were treated as contingent payment debt instruments, holders would, among other things, be required to treat any gain recognized on the sale or other disposition of a new note as ordinary income rather than as capital gain, and to accrue interest income at a rate higher than the stated interest rate. We intend to take the position that the likelihood that such payments will be made is remote and/or that such payments in the aggregate would be incidental, and therefore the new notes are not subject to the rules governing contingent payment debt instruments. This determination will be binding on a holder unless such holder explicitly discloses in a statement attached to such holder's timely filed U.S. Federal income tax return for the taxable year that includes the acquisition date of the new note that such holder's determination is different. It is possible, however, that the IRS may take a contrary position from that described above, in which case the tax consequences to a holder could differ materially and adversely from those described below. The remainder of this discussion assumes that the new notes will not be treated as contingent payment debt instruments.

U.S. Holders

        This subsection describes the U.S. Federal income tax consequences to a U.S. Holder. You are a U.S. Holder if you are a beneficial owner of a new note and you are:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is subject to U.S. Federal income taxation regardless of its source; or

  •
  a trust, if a court in the United States is able to exercise primary supervision over the trust's administration and one or more United States persons (as such term is defined under the Internal Revenue Code) have authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and a valid election is in place under applicable Treasury Regulations to treat the trust as a United States person.

        If a U.S. Holder is a partnership, or any entity treated as a partnership for U.S. Federal income tax purposes, the tax treatment of each partner of the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Partners and owners in a partnership, or any other entity treated as partnership for U.S. Federal income tax purposes, should consult their own tax advisors concerning the specific tax considerations relevant to their particular circumstances.

        If you are not a U.S. Holder, this subsection does not apply to you and you should refer to "Non-U.S. Holders" below.

Taxation of Stated Interest

        Subject to the discussion of "Amortizable Bond Premium" below, you generally will be taxed on stated interest on a new note as ordinary income at the time you receive such interest income or when it accrues, depending on your method of accounting for U.S. Federal income tax purposes.

Amortizable Bond Premium

        If you receive a new note pursuant to the exchange offer of which the issue price exceeds the stated principal amount, the new notes will be considered to have amortizable bond premium equal to the amount of that excess. You generally may elect to amortize the premium using a constant yield method over the remaining term of the new note as an offset to interest when included in income in your regular method of tax accounting. However, because we have an option to redeem the new notes prior to maturity at a premium, special rules apply that may reduce or eliminate the amount of premium that a U.S. Holder may amortize with respect to the new notes. You should consult your tax advisors about these special rules. This election to amortize premium on a constant yield method will apply to all debt obligations (other than debt obligations the interest on which is excludable from gross income) you hold at the beginning of, or acquire during or after, the first taxable year for which the election applies and may not be revoked without the consent of the IRS. If you make the election to amortize premium with respect to a new note, you will be required to reduce your adjusted tax basis in the new note by the amount of the premium amortized. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the new note. You should consult your own tax advisor regarding this election.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the New Notes

        Your adjusted tax basis in your new note generally will be its cost. Upon the sale, exchange, redemption, retirement or other taxable disposition of a new note, you will generally recognize taxable gain or loss equal to the difference between the amount you realize on the sale, redemption, retirement or other taxable disposition and your adjusted tax basis in the new note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid stated interest not previously included in gross income, which amounts are treated in the same way as stated interest as described under "U.S. Holders—Taxation of Stated Interest," above. Gain or loss on the sale, exchange, redemption, retirement or other taxable disposition by a U.S. Holder will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption, retirement or other taxable disposition, the U.S. Holder has held the new note for more than one year. Long-term capital gain of a noncorporate U.S. Holder is generally eligible for reduced tax rates. The deductibility of capital losses is subject to limitations under the Internal Revenue Code.

Unearned Income Medicare Contribution

        Certain noncorporate U.S. Holders are subject to a 3.8% tax, in addition to regular tax on income and gains, on some or all of their "net investment income," which generally includes interest on a new note and any gain recognized upon a disposition of a new note. U.S. Holders should consult their tax advisor regarding the applicability of this tax in respect of their new notes.

Non-U.S. Holders

        This subsection describes certain material U.S. Federal income tax consequences to a Non-U.S. Holder. You are a Non-U.S. Holder if you are a beneficial owner of a new note that is an individual, corporation, trust or estate for U.S. Federal income tax purposes and you are not a U.S. Holder.

        If you are a U.S. Holder, this subsection does not apply to you.

Taxation of Stated Interest

        Except to the extent that an applicable income tax treaty otherwise provides, you generally will be taxed in the same manner as a U.S. Holder with respect to stated interest if such interest income is effectively connected with your conduct of a trade or business in the United States. Effectively connected stated interest of a corporate Non-U.S. Holder may also, in some circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower income tax treaty rate). Even though such effectively connected stated interest may be subject to U.S. Federal income tax, and may be subject to the branch profits tax, it is not subject to U.S. Federal withholding tax (described below) if you deliver to us or our agent a properly executed IRS Form W-8ECI.

        Under U.S. Federal income tax law, and subject to the discussion of backup withholding below, if you are a Non-U.S. Holder of a new note and the stated interest on the new note is not effectively connected with your conduct of a trade or business in the United States, you generally will not be subject to U.S. Federal withholding tax at a 30% rate (or, if applicable, a lower income tax treaty rate) if:

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of the Issuer's stock entitled to vote;

  •
  you are not a controlled foreign corporation that is related to the Issuer through stock ownership; and

  •
  we or our agent does not have actual knowledge or reason to know that you are a United States person and you have furnished to us or our agent an IRS Form W-8BEN upon which you certify, under penalties of perjury, that you are a not a United States person.

        If you cannot satisfy the requirements described above, payments of stated interest made to you will be subject to the 30% U.S. Federal withholding tax, unless you provide us with a properly executed:

  •
  IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI stating that interest paid on the new notes is not subject to U.S. Federal withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the New Notes

        If you are a Non-U.S. Holder of a new note, you generally will not be subject to U.S. Federal income tax or withholding tax on gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a new note (other than any amount representing accrued but unpaid stated interested not previously included in gross income, which will be treated as discussed under "Non-U.S. Holders—Taxation of Stated Interest," above) unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States and, to the extent an applicable income tax treaty so provides, is attributable to a permanent establishment in the United States, in which case such gain will be taxable in the same manner as effectively connected stated interest as discussed above; or

  •
  you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist, in which case you will be subject to a flat 30% U.S. Federal income tax on any gain recognized (except to the extent otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. losses.

Backup withholding and Information Reporting

U.S. Holders

        Information reporting on IRS Form 1099 will apply to payments of stated interest on, or the proceeds of the sale or other disposition of, the new notes with respect to certain noncorporate U.S.

Holders, and backup withholding on these payments may apply unless the recipient of such payments has supplied a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise established an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that holder's U.S. Federal income tax liability provided that the required information is timely furnished to the IRS.

        Certain U.S. Holders are required to report information to the IRS with respect to their investment in the new notes held through an account with certain foreign financial institutions. Such U.S. Holders who fail to report required information could become subject to substantial penalties. Prospective investors are urged to consult with their own tax advisors regarding these new provisions.

Non-U.S. Holders

        Backup withholding and information reporting on IRS Form 1099 will not apply to payments of principal and interest to a Non-U.S. Holder provided that you certify, under penalties of perjury, that you are not a United States person and provide your name and address on a duly executed IRS Form W-8BEN and neither the payor nor its agent has actual knowledge that you are a United States person. Interest payments on a new note made to a Non-U.S. Holder generally will, however, be reported to the IRS and to such Non-U.S. Holder on IRS Form 1042-S.

        Information reporting and backup withholding generally will not apply to a payment of the proceeds of a sale of the new notes effected outside the United States by a foreign office of a foreign broker. However, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of the new notes effected outside the United States by a foreign office of a U.S. related broker if the broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a "controlled foreign corporation" for U.S. Federal income tax purposes, or (iv) is a foreign partnership that, at any time during its taxable year is 50% or more (by income or capital interest) owned by United States persons or is engaged in the conduct of a trade or business in the United States, unless in any such case the broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain conditions are met, or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of the new notes by a U.S. office of a broker will be subject to both backup withholding and information reporting unless the Non-U.S. Holder certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that holder's U.S. Federal income tax liability provided the required information is timely furnished to the IRS.

 PLAN OF DISTRIBUTION

        Under existing SEC interpretations, we expect that the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not an affiliate of ours as such terms are interpreted by the SEC; provided that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes as discussed below. While the SEC has not taken a position with respect to this particular transaction, under existing SEC interpretations relating to transactions structured substantially like this exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment of the old notes) with the prospectus contained in the exchange offer registration statement.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                   , 2014, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from the exchange offer or from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker- dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of one year after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Certain legal matters with regard to the validity of the new notes and the new note guarantees will be passed upon for us and the guarantors by Dechert LLP, Philadelphia, Pennsylvania.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are currently subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information is available for inspection and copying at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, or may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. In addition, our website address is www.selectmedical.com and can be used to access free of charge, through the investor relations section, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with or furnish it to the SEC and all such reports of ours going forward. The information on our website is not incorporated as a part of this prospectus.

        In order to obtain timely delivery, you must request such documents no later than five business days before the expiration date. The expiration date is                   , 2014.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are filing with the Commission a registration statement on Form S-4 relating to the new notes. This prospectus is a part of the registration statement, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. In addition, as allowed by the Commission's rules, this prospectus incorporates by reference important business and financial information about us that is not included or delivered with this prospectus.

        We incorporate by reference the documents listed below (other than any portions of such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable Commission rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Commission on February 25, 2014, including portions of our 2014 Proxy Statement to the extent specifically incorporated by reference therein;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 filed with the Commission on May 1, 2014; and

  •
  our Current Reports on Form 8-K filed with the SEC on March 4, 2014, March 7, 2014, March 11, 2014, May 2, 2014, and May 8, 2014.

        All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of the offering pursuant to this prospectus shall also be deemed to be incorporated herein by reference. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any past or future filings, unless specifically stated otherwise. Any such information incorporated by reference would be an important part of this prospectus. Information in this prospectus supersedes information that we filed with the Commission prior to the date of this prospectus, while information that we file later with the Commission will automatically update and supersede this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request copies of our filings with the Commission and forms of documents pertaining to the securities offered hereby referred to in this prospectus without charge, from our website at www.selectmedical.com or by requesting them in writing or by telephone at:

Investor Relations
c/o Select Medical Holdings Corporation
4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
717-972-1100

        In order to obtain timely delivery of such documents, holders of old notes must request this information no later than five business days prior to the expiration date of the exchange offer for the old notes.

SELECT MEDICAL CORPORATION

OFFER TO EXCHANGE

$110.0 million aggregate principal amount of 6.375% Senior Notes due 2021 and related guarantees for all outstanding 6.375% Senior Notes due 2021 issued on March 11, 2014

Preliminary Prospectus

                    , 2014

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Issuer is a corporation incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

        Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the Delaware General Corporation Law.

        Consistent with Section 145 of the Delaware General Corporation Law, Article V of the bylaws of Select Medical Corporation provides that Select Medical Corporation will indemnify any present or former director or officer of Select Medical Corporation against those expenses which are actually and reasonably incurred in connection with any action, suit or proceeding, pending or threatened, in which such person may be involved by reason of being or having been a director or officer of the corporation.

        In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Article Seventh of the certificate of incorporation of Select Medical Corporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director's duty of loyalty to Select Medical Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of Article Seventh of the certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. No repeal or modification of Article Seventh of the certificate of incorporation will adversely affect any right of or protection afforded to a director of Select Medical Corporation existing immediately prior to such repeal or modification.

        Under Article V of Select Medical Corporation's bylaws, Select Medical Corporation shall purchase and maintain insurance on behalf of its directors, officers, employees, or agents against any liabilities asserted against such persons whether or not Select Medical Corporation would have the power to indemnify such persons against such liability under the provisions of Article V. Select Medical Corporation carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies reimburse Select Medical Corporation for liabilities indemnified by Select Medical Corporation and indemnify directors and officers against additional liabilities not indemnified by Select Medical Corporation.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a)   Exhibits

        The following exhibits are filed herewith unless otherwise indicated:

1.1	Purchase Agreement, dated March 6, 2014, by and among Select Medical Corporation, the initial purchasers named therein and the Guarantors (as defined therein), incorporated herein by reference to Exhibit 1.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation filed on March 7, 2014. (Reg. No. 001-34465).
3.1
Amended and Restated Certificate of Incorporation of Select Medical Corporation, incorporated by reference to Exhibit 3.1 of Select Medical Corporation's Form S-4 filed June 15, 2005 (Reg. No. 001-31441).
3.2
Form of Restated Certificate of Incorporation of Select Medical Holdings Corporation, incorporated by reference to Exhibit 3.3 of Select Medical Holdings Corporation's Form S-1/A filed September 21, 2009 (Reg. No. 333-152514).
3.3
Amended and Restated Bylaws of Select Medical Corporation, as amended, incorporated by reference to Exhibit 3.2 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
3.4
Amended and Restated Bylaws of Select Medical Holdings Corporation, as amended, incorporated by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
4.1
Registration Rights Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Welsh, Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners IV, L.P., each of the entities and individuals listed on Schedule I thereto and each of the other entities and individuals from time to time listed on Schedule II thereto, incorporated by reference to Exhibit 10.77 of Select Medical Holdings Corporation's Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
4.2
Indenture, dated as of May 28, 2013, by and among Select Medical Holdings Corporation, the guarantors named therein and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation on May 28, 2013 (Reg. No. 001-34465).
4.3	Forms of 6.375% Senior Notes due 2021, incorporated herein by reference to Exhibit 4.2 of the Current Report on Form 8-K of Select Medical Holdings Corporation on May 28, 2013 (Reg. No. 001-34465).

4.4	Registration Rights Agreement, dated May 28, 2013, by and among Select Medical Holdings Corporation, the guarantors named therein and J.P. Morgan Securities LLC, on behalf of itself and the other initial purchasers named therein, incorporated herein by reference to Exhibit 4.3 of the Current Report on Form 8-K of Select Medical Holdings Corporation on May 28, 2013 (Reg. No. 001-34465).
4.5
Supplemental Indenture, dated as of March 11, 2014, by and among Select Medical Holdings Corporation, the guarantors named therein and U.S. Bank National Association, as trustee , incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation filed on March 11, 2014. (Reg. No. 001-34465).
4.6
Registration Rights Agreement, dated March 11, 2014, by and among Select Medical Holdings Corporation, the guarantors named therein and J.P. Morgan Securities LLC, on behalf of itself and the other initial purchasers named therein, incorporated herein by reference to Exhibit 4.2 of the Current Report on Form 8-K of Select Medical Holdings Corporation filed on March 11, 2014. (Reg. No. 001-34465).
5.1	Opinion of Dechert LLP.
10.1
Credit Agreement, dated as of June 1, 2011, among Select Medical Holdings Corporation, Select Medical Corporation, JPMorgan Chase Bank, N.A., as Administrative and Collateral Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Bank USA, as Co-Syndication Agents and Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, LLC, as Co-Documentation Agents and the other lenders party thereto, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select Medical Corporation filed on June 2, 2011 (Reg. Nos. 001-34465 and 001-31441).
10.2
Employment Agreement, dated as of March 1, 2000, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.16 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.3
Amendment No. 1 to Employment Agreement, dated as of August 8, 2000, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.17 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.4
Amendment No. 2 to Employment Agreement, dated as of February 23, 2001, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.47 of Select Medical Corporation's Registration Statement on Form S-1 March 30, 2001 (Reg. No. 333-48856).
10.5
Amendment No. 3 to Employment Agreement, dated as of April 24, 2001, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.50 of Select Medical Corporation's Registration Statement on Form S-4 filed June 26, 2001 (Reg. No. 333-63828).
10.6
Amendment No. 4 to Employment Agreement, dated as of September 17, 2001, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.52 of Select Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.7
Amendment No. 5 to Employment Agreement, dated as of February 24, 2005, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.10 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).

10.8	Employment Agreement, dated as of March 1, 2000, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.14 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.9
Amendment No. 1 to Employment Agreement, dated as of August 8, 2000, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.15 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.10
Amendment No. 2 to Employment Agreement, dated as of February 23, 2001, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.48 of Select Medical Corporation's Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.11
Amendment No. 3 to Employment Agreement, dated as of September 17, 2001, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.53 of Select Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.12
Amendment No. 4 to Employment Agreement, dated as of December 10, 2004, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 99.3 of Select Medical Corporation's Current Report on Form 8-K filed December 16, 2004 (Reg. No. 001-31441).
10.13
Amendment No. 5 to Employment Agreement, dated as of February 24, 2005, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.16 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.14
Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.11 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.15
Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.52 of Select Medical Corporation's Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.16
Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.24 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.17
Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.58 of Select Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.18
Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.59 of Select Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.19
Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.35 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).

10.20	Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.22 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.21
Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.54 of Select Medical Corporation's Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.22
Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.39 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.23
Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.56 of Select Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.24
Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.57 of Select Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.25
Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.42 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.26	Form of Unit Award Agreement, incorporated by reference to Exhibit 10.54 of Select Medical Holdings Corporation's Form S-1 filed July 24, 2008 (Reg. No. 333-152514).
10.27
Office Lease Agreement, dated as of June 17, 1999, between Select Medical Corporation and Old Gettysburg Associates III, incorporated by reference to Exhibit 10.27 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.28
First Addendum to Lease Agreement, dated as of April 25, 2008, between Old Gettysburg Associates III and Select Medical Corporation, incorporated by reference to Exhibit 10.65 of Select Medical Holdings Corporation's Form S-1 filed July 24, 2008 (Reg. No. 333-152514).
10.29
Second Addendum to Lease Agreement, dated as of November 1, 2012, between Old Gettysburg Associates III LP and Select Medical Corporation, incorporated by reference to Exhibit 10.37 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 26, 2013 (Reg. Nos. 001-34465 and 001-31441).
10.30
Office Lease Agreement, dated August 25, 2006, between Old Gettysburg Associates IV, L.P. and Select Medical Corporation, incorporated by reference to Exhibit 10.1 of Select Medical Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (Reg. No. 001-31441).
10.31
First Addendum to Lease Agreement, dated as of November 1, 2012, between Old Gettysburg Associates IV LP and Select Medical Corporation, incorporated by reference to Exhibit 10.39 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 26, 2013 (Reg. Nos. 001-34465 and 001-31441).

10.32	Office Lease Agreement, dated November 1, 2012, by and between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.40 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 26, 2013 (Reg. Nos. 001-34465 and 001-31441).
10.33
Office Lease Agreement, dated November 1, 2012, by and between Select Medical Corporation and Old Gettysburg Associates II, LP., incorporated by reference to Exhibit 10.41 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 26, 2013 (Reg. Nos. 001-34465 and 001-31441).
10.34
Naming, Promotional and Sponsorship Agreement, dated as of October 1, 1997, between NovaCare, Inc. and the Philadelphia Eagles Limited Partnership, assumed by Select Medical Corporation in a Consent and Assumption Agreement dated November 19, 1999 by and among NovaCare, Inc., Select Medical Corporation and the Philadelphia Eagles Limited Partnership, incorporated by reference to Exhibit 10.36 of Select Medical Corporation's Registration Statement on Form S-1 filed December 7, 2000 (Reg. No. 333-48856).
10.35
First Amendment to Naming, Promotional and Sponsorship Agreement, dated as of January 1, 2004, between Select Medical Corporation and Philadelphia Eagles, LLC, incorporated by reference to Exhibit 10.63 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.36
Select Medical Holdings Corporation 2005 Equity Incentive Plan, as amended and restated, incorporated by reference to Exhibit 10.88 of Select Medical Holdings Corporation's Form S-1/A filed September 9, 2009 (Reg. No. 333-152514).
10.37
Select Medical Holdings Corporation 2011 Equity Incentive Plan, incorporated by reference to Exhibit A to Select Medical Holdings Corporation's Definitive Proxy Statement on Schedule 14A filed on March 25, 2011 (Reg. No. 333-174393).
10.38
Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors, as amended and restated, incorporated by reference to Exhibit 10.89 of Select Medical Holdings Corporation's Form S-1/A filed September 9, 2009 (Reg. No. 333-152514).
10.39
Amendment No. 6 to Employment Agreement between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.95 of Select Medical Holdings Corporation's Form S-1/A filed June 18, 2009 (Reg. No. 333-152514).
10.40
Amendment No. 6 to Employment Agreement between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.96 of Select Medical Holdings Corporation's Form S-1/A filed June 18, 2009 (Reg. No. 333-152514).
10.41
Third Amendment to Change of Control Agreement between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.100 of Select Medical Holdings Corporation's Form S-1/A filed June 18, 2009 (Reg. No. 333-152514).
10.42
Third Amendment to Change of Control Agreement between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.101 of Select Medical Holdings Corporation's Form S-1/A filed June 18, 2009 (Reg. No. 333-152514).
10.43
Third Amendment to Change of Control Agreement between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.102 of Select Medical Holdings Corporation's Form S-1/A filed June 18, 2009 (Reg. No. 333-152514).
10.44
Third Amendment to Change of Control Agreement between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.103 of Select Medical Holdings Corporation's Form S-1/A filed June 18, 2009 (Reg. No. 333-152514).

10.45	Form of Restricted Stock Agreement under the 2005 Equity Incentive Plan, incorporated by reference to Exhibit 10.119 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 17, 2010 (Reg. Nos. 001-34465 and 001-31441).
10.46
Second Addendum to Lease Agreement, dated August 1, 2010, by and between Old Gettysburg Associates II and Select Medical Corporation, incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
10.47
Restricted Stock Award Agreement, dated August 11, 2010, by and between Select Medical Holdings Corporation and Bryan C. Cressey, incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
10.48
Restricted Stock Award Agreement, dated August 11, 2010, by and between Select Medical Holdings Corporation and James E. Dalton, Jr., incorporated by reference to Exhibit 10.3 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
10.49
Restricted Stock Award Agreement, dated August 11, 2010, by and between Select Medical Holdings Corporation and James S. Ely, III, incorporated by reference to Exhibit 10.4 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
10.50
Restricted Stock Award Agreement, dated August 11, 2010, by and between Select Medical Holdings Corporation and William H. Frist, M.D., incorporated by reference to Exhibit 10.5 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
10.51
Restricted Stock Award Agreement, dated August 11, 2010, by and between Select Medical Holdings Corporation and Leopold Swergold, incorporated by reference to Exhibit 10.6 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
10.52
Employment Agreement, dated September 13, 2010, by and between Select Medical Corporation and David S. Chernow, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select Medical Corporation filed on September 15, 2010. (Reg. Nos. 001-34465 and 001-31441).
10.53
Restricted Stock Award Agreement, dated September 13, 2010, by and between Select Medical Holdings Corporation and David S. Chernow, incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select filed on September 15, 2010. (Reg. Nos. 001-34465 and 001-31441).
10.54
Amendment No. 1 to Employment Agreement, dated March 21, 2011, between Select Medical Corporation and David S. Chernow, incorporated herein by reference to Exhibit 10.8 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on May 5, 2011. (Reg. Nos. 001-34465 and 001-31441).
10.55
Amendment No. 7 to Employment Agreement, dated November 10, 2010, by and between Select Medical Corporation and Rocco A. Ortenzio, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select filed on November 15, 2010. (Reg. Nos. 001-34465 and 001-31441).

10.56	Amendment No. 7 to Employment Agreement, dated November 10, 2010, by and between Select Medical Corporation and Robert A. Ortenzio, incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select filed on November 15, 2010. (Reg. Nos. 001-34465 and 001-31441).
10.57
Fourth Amendment to Change of Control Agreement, dated March 8, 2011, between Select Medical Corporation and Martin F. Jackson, incorporated herein by reference to Exhibit 10.111 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 9, 2011 (Reg. Nos. 001-34465 and 001-31441).
10.58
Amendment No. 8 to Employment Agreement, dated March 8, 2011, between Select Medical Corporation and Robert A. Ortenzio, incorporated herein by reference to Exhibit 10.112 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 9, 2011 (Reg. Nos. 001-34465 and 001-31441).
10.59
Amendment No. 8 to Employment Agreement, dated March 8, 2011, between Select Medical Corporation and Rocco A. Ortenzio, incorporated herein by reference to Exhibit 10.113 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 9, 2011 (Reg. Nos. 001-34465 and 001-31441).
10.60
Fourth Amendment to Change of Control Agreement, dated March 8, 2011, between Select Medical Corporation and Scott A. Romberger, incorporated herein by reference to Exhibit 10.115 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 9, 2011 (Reg. Nos. 001-34465 and 001-31441).
10.61
Fourth Amendment to Change of Control Agreement, dated March 8, 2011, between Select Medical Corporation and James J. Talalai, incorporated herein by reference to Exhibit 10.116 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 9, 2011 (Reg. Nos. 001-34465 and 001-31441).
10.62
Fourth Amendment to Change of Control Agreement, dated March 8, 2011, between Select Medical Corporation and Michael E. Tarvin, incorporated herein by reference to Exhibit 10.117 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 9, 2011 (Reg. Nos. 001-34465 and 001-31441).
10.63
Restrictive Covenants Agreement Letter, dated December 15, 2011, by and between Select Medical Corporation and James J. Talalai, incorporated herein by reference to Exhibit 10.106 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 2, 2012 (Reg. Nos. 001-34465 and 001-31441).
10.64
Form of Restricted Stock Award Agreement under the Select Medical Holdings Corporation 2011 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.107 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 2, 2012 (Reg. Nos. 001-34465 and 001-31441).
10.65
Additional Credit Extension Amendment, dated as of August 13, 2012, among Select Medical Holdings Corporation, Select Medical Corporation, the subsidiaries of Select Medical Corporation named therein and the financial institutions party thereto, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select Medical Corporation filed on August 14, 2012 (Reg. Nos. 001-34465 and 001-31441).

10.66	Amendment No. 1 to the Credit Agreement, dated as of August 8, 2012, among Select Medical Holdings Corporation, Select Medical Corporation and JPMorgan Chase Bank, N.A., incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select Medical Corporation filed on August 14, 2012 (Reg. Nos. 001-34465 and 001-31441).
10.67
Amendment No. 2 to the Credit Agreement, dated as of November 6, 2012, among Select Medical Holdings Corporation, Select Medical Corporation and JPMorgan Chase Bank, N.A., incorporated by reference to Exhibit 10.85 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 26, 2013 (Reg. Nos. 001-34465 and 001-31441).
10.68
Additional Credit Extension Amendment, dated as of February 20, 2013, among Select Medical Holdings Corporation, Select Medical Corporation, the subsidiaries of Select Medical Corporation named therein and the financial institutions party thereto, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 20, 2013 (Reg. Nos. 001-34465 and 001-31441).
10.69
Amendment No. 3 to the Credit Agreement, dated as of February 15, 2013, among Select Medical Holdings Corporation, Select Medical Corporation and JPMorgan Chase Bank, N.A., incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 20, 2013 (Reg. Nos. 001-34465 and 001-31441).
10.70
Amendment No. 4 to the Credit Agreement, dated as of June 3, 2013, among Select Medical Holdings Corporation, Select Medical Corporation and JPMorgan Chase Bank, N.A., incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation filed on August 8, 2013 (Reg. No. 001-34465).
10.71
Consulting Agreement, dated October 30, 2013, by and between Select Medical Corporation and William H. Frist, incorporated herein by reference to Exhibit 10.83 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 25, 2014 (Reg. Nos. 001-34465 and 001-31441).
10.72
Consulting Agreement, dated October 30, 2013, by and between Select Medical Corporation and Thomas A. Scully, incorporated herein by reference to Exhibit 10.84 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 25, 2014 (Reg. Nos. 001-34465 and 001-31441).
10.73
Restricted Stock Award Agreement Under the 2011 Equity Incentive Plan, dated October 30, 2013, by and between Select Medical Corporation and William H. Frist, incorporated herein by reference to Exhibit 10.85 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 25, 2014 (Reg. Nos. 001-34465 and 001-31441).
10.74
Restricted Stock Award Agreement Under the 2011 Equity Incentive Plan, dated October 30, 2013, by and between Select Medical Corporation and Thomas A. Scully, incorporated herein by reference to Exhibit 10.86 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 25, 2014 (Reg. Nos. 001-34465 and 001-31441).

10.75	Stock Purchase Agreement, dated February 26, 2014, by and among Select Medical Holdings Corporation, Welsh, Carson, Anderson & Stowe IX, L.P. and WCAS Capital Partners IV, L.P, incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on May 1, 2014 (Reg. Nos. 001-34465 and 001-31441).
10.76
Amendment No. 5 to the Credit Agreement, dated as of March 4, 2014, among Select Medical Holdings Corporation, Select Medical Corporation and JPMorgan Chase Bank, N.A., incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on May 1, 2014 (Reg. Nos. 001-34465 and 001-31441).
12.1	Statement of Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of Select Medical Corporation.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Dechert LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages hereto).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association to act as Trustee under the Indenture.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4	Form of Letter to Clients.

        (b)   Financial Statement Schedules:

        All schedules have been incorporated herein by reference or omitted because they are not applicable or not required.

ITEM 22.    UNDERTAKINGS.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 30, 2014.

SELECT MEDICAL CORPORATION
By:	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Executive Vice President, General Counsel and Secretary)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney- in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post- effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 30, 2014.

/s/ ROCCO A. ORTENZIO Rocco A. Ortenzio Director, Vice Chairman and Co-Founder	/s/ ROBERT A. ORTENZIO Robert A. Ortenzio Director, Executive Chairman and Co-Founder
/s/ DAVID S. CHERNOW David S. Chernow President and Chief Executive Officer (principal executive officer)
/s/ MARTIN F. JACKSON Martin F. Jackson Executive Vice President and Chief Financial Officer (principal financial officer)	/s/ SCOTT A. ROMBERGER Scott A. Romberger Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer)

/s/ RUSSELL L. CARSON Russell L. Carson Director	/s/ BRYAN C. CRESSEY Bryan C. Cressey Director
/s/ JAMES E. DALTON, JR. James E. Dalton, Jr. Director	/s/ JAMES S. ELY III James S. Ely III Director
/s/ WILLIAM H. FRIST, M.D. William H. Frist, M.D. Director	/s/ THOMAS A. SCULLY Thomas A. Scully Director
/s/ LEOPOLD SWERGOLD Leopold Swergold Director	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Attorney in Fact)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 30, 2014.

SELECT NOVACARE—PIT, INC.
PR ACQUISITION CORPORATION
REHAB PROVIDER NETWORK OF COLORADO, INC.
MADISON REHABILITATION CENTER, INC.
PTSMA, INC.
AMERICAN TRANSITIONAL HOSPITALS, INC.
EAGLE REHAB CORPORATION
HOSPITAL HOLDINGS CORPORATION
INTENSIVA HEALTHCARE CORPORATION
KESSLER ORTHOTIC & PROSTHETIC SERVICES, INC.
KESSLER REHAB CENTERS, INC.
KESSLER REHABILITATION CORPORATION
NOVACARE OCCUPATIONAL HEALTH SERVICES, INC.
NOVACARE OUTPATIENT REHABILITATION EAST, INC.
PACIFIC REHABILITATION & SPORTS MEDICINE, INC.
PROFESSIONAL SPORTS CARE MANAGEMENT, INC.
RCI (MICHIGAN), INC.
RCI (WRS), INC.
REGENCY MANAGEMENT COMPANY, INC.
REHAB PROVIDER NETWORK—EAST I, INC.
REHAB PROVIDER NETWORK OF SOUTH CAROLINA, INC.
REHAB PROVIDER NETWORK OF VIRGINIA, INC.
REHABCLINICS (PTA), INC.
REHABCLINICS (SPT), INC.
REHABCLINICS, INC.
REHABILITATION CENTER OF WASHINGTON, D.C., INC.
RPN OF NC, INC.
SELECT EMPLOYMENT SERVICES, INC.
SELECT HOSPITAL INVESTORS, INC.
SELECT MEDICAL OF KENTUCKY, INC.
SELECT MEDICAL OF MARYLAND, INC.
SELECT MEDICAL OF NEW YORK, INC.
SELECT MEDICAL REHABILITATION CLINICS, INC.
SELECT MEDICAL REHABILITATION SERVICES, INC.
SELECT PHYSICAL THERAPY HOLDINGS, INC.
SELECT PHYSICAL THERAPY NETWORK SERVICES, INC.
SELECT PHYSICAL THERAPY ORTHOPEDIC SERVICES, INC.
SELECT PROVIDER NETWORKS, INC.
SELECT REHABILITATION HOSPITAL—HERSHEY, INC.
SELECT SPECIALTY HOSPITAL—ARIZONA, INC.
SELECT SPECIALTY HOSPITAL—AUGUSTA, INC.
SELECT SPECIALTY HOSPITAL—CHARLESTON, INC.
SELECT SPECIALTY HOSPITAL—COLORADO SPRINGS, INC.
SELECT SPECIALTY HOSPITAL—COLUMBUS, INC.
SELECT SPECIALTY HOSPITAL—CONROE, INC.

SELECT SPECIALTY HOSPITAL—DALLAS, INC.
SELECT SPECIALTY HOSPITAL—DANVILLE, INC.
SELECT SPECIALTY HOSPITAL—DENVER, INC.
SELECT SPECIALTY HOSPITAL—DES MOINES, INC.
SELECT SPECIALTY HOSPITAL—DURHAM, INC.
SELECT SPECIALTY HOSPITAL—ERIE, INC.
SELECT SPECIALTY HOSPITAL—GAINESVILLE, INC.
SELECT SPECIALTY HOSPITAL—GREENSBORO, INC.
SELECT SPECIALTY HOSPITAL—GROSSE POINTE, INC.
SELECT SPECIALTY HOSPITAL—JACKSON, INC.
SELECT SPECIALTY HOSPITAL—KALAMAZOO, INC.
SELECT SPECIALTY HOSPITAL—KNOXVILLE, INC.
SELECT SPECIALTY HOSPITAL—LAUREL HIGHLANDS, INC.
SELECT SPECIALTY HOSPITAL—LEXINGTON, INC.
SELECT SPECIALTY HOSPITAL—LINCOLN, INC.
SELECT SPECIALTY HOSPITAL—LITTLE ROCK, INC.
SELECT SPECIALTY HOSPITAL—LONGVIEW, INC.
SELECT SPECIALTY HOSPITAL—MADISON, INC.
SELECT SPECIALTY HOSPITAL—MCKEESPORT, INC.
SELECT SPECIALTY HOSPITAL—MEMPHIS, INC.
SELECT SPECIALTY HOSPITAL—MIDLAND, INC.
SELECT SPECIALTY HOSPITAL—MILWAUKEE, INC.
SELECT SPECIALTY HOSPITAL—NASHVILLE, INC.
SELECT SPECIALTY HOSPITAL—NORTHEAST NEW JERSEY, INC.
SELECT SPECIALTY HOSPITAL—NORTHWEST DETROIT, INC.
SELECT SPECIALTY HOSPITAL—OKLAHOMA CITY, INC.
SELECT SPECIALTY HOSPITAL—ORLANDO, INC.
SELECT SPECIALTY HOSPITAL—OSHKOSH, INC.
SELECT SPECIALTY HOSPITAL—PALM BEACH, INC.
SELECT SPECIALTY HOSPITAL—PANAMA CITY, INC.
SELECT SPECIALTY HOSPITAL—PENSACOLA, INC.
SELECT SPECIALTY HOSPITAL—PHOENIX, INC.
SELECT SPECIALTY HOSPITAL—PITTSBURGH/UPMC, INC.
SELECT SPECIALTY HOSPITAL—QUAD CITIES, INC.
SELECT SPECIALTY HOSPITAL—SAGINAW, INC.
SELECT SPECIALTY HOSPITAL—SAN ANTONIO, INC.
SELECT SPECIALTY HOSPITAL—SAVANNAH, INC.
SELECT SPECIALTY HOSPITAL—SOUTH DALLAS, INC.
SELECT SPECIALTY HOSPITAL—SPRINGFIELD, INC.
SELECT SPECIALTY HOSPITAL—TALLAHASSEE, INC.
SELECT SPECIALTY HOSPITAL—TRICITIES, INC.
SELECT SPECIALTY HOSPITAL—TULSA, INC.
SELECT SPECIALTY HOSPITAL—WESTERN MISSOURI, INC.
SELECT SPECIALTY HOSPITAL—WINSTON-SALEM, INC.
SELECT SPECIALTY HOSPITAL—ZANESVILLE, INC.
SELECT SPECIALTY HOSPITALS, INC.
SELECT SYNERGOS, INC.
SELECT TRANSPORT, INC.
SELECT UNIT MANAGEMENT, INC.
SEMPERCARE, INC.
BASELINE REHABILITATION, INC.

DADE PROSTHETICS & ORTHOTICS, INC.
GULF BREEZE PHYSICAL THERAPY, INC.
REHAB PROVIDER NETWORK OF FLORIDA, INC.
SPORTS & ORTHOPEDIC REHABILITATION SERVICES, INC.
VICTORIA HEALTHCARE, INC.
GEORGIA PHYSICAL THERAPY, INC.
REHABCLINICS (GALAXY), INC.
SELECT PHYSICAL THERAPY OF CHICAGO, INC.
INDIANAPOLIS PHYSICAL THERAPY AND SPORTS MEDICINE, INC.
REHAB PROVIDER NETWORK—INDIANA, INC.
NOVACARE OUTPATIENT REHABILITATION, INC.
KENTUCKY REHABILITATION SERVICES, INC.
CROWLEY PHYSICAL THERAPY CLINIC, INC.
ADVANTAGE REHABILITATION CLINICS, INC.
COMMUNITY REHAB CENTERS OF MASSACHUSETTS, INC.
S.T.A.R.T., INC.
FINE, BRYANT & WAH, INC.
REHAB PROVIDER NETWORK—EAST II, INC.
C.E.R.—WEST, INC.
METRO REHABILITATION SERVICES, INC.
REHAB PROVIDER NETWORK—MICHIGAN, INC.
NOVACARE REHABILITATION, INC.
INTENSIVA HOSPITAL OF GREATER ST. LOUIS, INC.
SELECT SPECIALTY HOSPITAL—ANN ARBOR, INC.
SELECT SPECIALTY HOSPITAL—BEECH GROVE, INC.
SELECT SPECIALTY HOSPITAL—CINCINNATI, INC.
SELECT SPECIALTY HOSPITAL—DAYTONA BEACH, INC.
SELECT SPECIALTY HOSPITAL—EVANSVILLE, INC.
SELECT SPECIALTY HOSPITAL—FLINT, INC.
SELECT SPECIALTY HOSPITAL—FORT SMITH, INC.
SELECT SPECIALTY HOSPITAL—FORT WAYNE, INC.
SELECT SPECIALTY HOSPITAL—JOHNSTOWN, INC.
SELECT SPECIALTY HOSPITAL—KANSAS CITY, INC.
SELECT SPECIALTY HOSPITAL—MACOMB COUNTY, INC.
SELECT SPECIALTY HOSPITAL—MELBOURNE, INC.
SELECT SPECIALTY HOSPITAL—NORTH KNOXVILLE, INC.
SELECT SPECIALTY HOSPITAL—NORTHEAST OHIO, INC.
SELECT SPECIALTY HOSPITAL—OMAHA, INC.
SELECT SPECIALTY HOSPITAL—PONTIAC, INC.
SELECT SPECIALTY HOSPITAL—SIOUX FALLS, INC.
SELECT SPECIALTY HOSPITAL—TOPEKA, INC.
SELECT SPECIALTY HOSPITAL—WESTERN MICHIGAN, INC.
SELECT SPECIALTY HOSPITAL—WICHITA, INC.
SELECT SPECIALTY HOSPITAL—WILMINGTON, INC.
SELECT SPECIALTY HOSPITAL—YOUNGSTOWN, INC.
PRO ACTIVE THERAPY OF NORTH CAROLINA, INC.
PRO ACTIVE THERAPY, INC.
REHAB PROVIDER NETWORK OF NORTH CAROLINA, INC.
NEW ENGLAND REHABILITATION CENTER OF SOUTHERN NEW HAMPSHIRE, INC.
KESSLER INSTITUTE FOR REHABILITATION, INC.
KESSLER REHABILITATION SERVICES, INC.

REHAB PROVIDER NETWORK—NEW JERSEY, INC.
REHAB PROVIDER NETWORK OF NEW MEXICO, INC.
SELECT NOVACARE—KOP, INC.
METRO THERAPY, INC.
SELECT NOVACARE—PBG, INC.
JOHNSON PHYSICAL THERAPY, INC.
NOVACARE REHABILITATION OF OHIO, INC.
PROFESSIONAL THERAPEUTIC SERVICES, INC.
REHAB PROVIDER NETWORK—OHIO, INC.
JOYNER SPORTSMEDICINE INSTITUTE, INC.
REHAB PROVIDER NETWORK—PENNSYLVANIA, INC.
SELECT SUBSIDIARIES, INC.
PRO ACTIVE THERAPY OF SOUTH CAROLINA, INC.
PROFESSIONAL THERAPY SYSTEMS, INC.
THE REHAB GROUP, INC.
REHAB PROVIDER NETWORK OF TEXAS, INC.
THERAWORKS, INC.
DOUGLAS AVERY & ASSOCIATES, LTD.
PRO ACTIVE THERAPY OF VIRGINIA, INC.
GRSH ES, INC.
OHRH ES, INC.

By:	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Vice President and Secretary)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 30, 2014.

By:	/s/ ROBERT A. ORTENZIO Robert A. Ortenzio Sole Director and President
By:	/s/ SCOTT A. ROMBERGER Scott A. Romberger Vice President and Treasurer
By:	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Attorney in Fact)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 30, 2014.

SELECTMARK, INC.
SLMC FINANCE CORPORATION

By:	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Vice President and Secretary)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney- in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post- effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 30, 2014.

By:	/s/ MARY STAWIKEY Mary Stawikey Director
By:	/s/ SCOTT A. ROMBERGER Scott A. Romberger Director, Vice President and Treasurer
By:	/s/ DARRYL SMITH Darryl Smith Director
By:	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Attorney in Fact)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 30, 2014.

GH GENERAL—SAN ANTONIO, LLC
GR GENERAL—SCOTTSDALE, LLC
KESSLER PROFESSIONAL SERVICES, LLC
ARGOSY HEALTH, LLC
SELECT MEDICAL PROPERTY VENTURES, LLC
SELECT SPECIALTY HOSPITAL—NORTHERN KENTUCKY, LLC
SELECT SPECIALTY HOSPITAL—TULSA/MIDTOWN, LLC
WEST GABLES REHABILITATION HOSPITAL, LLC
GP THERAPY, L.L.C.
THE REHAB GROUP—MURFREESBORO, LLC

By:	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Vice President and Secretary of each of the Members listed on Annex I)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 30, 2014.

By:	/s/ SCOTT A. ROMBERGER Scott A. Romberger Vice President and Treasurer of each of the Members listed on Annex I
By:	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Attorney in Fact)

 ANNEX I

Entity	Member
Delaware
GH General—San Antonio, LLC	Hospital Holdings Corporation, its sole member
GR General—Scottsdale, LLC	Hospital Holdings Corporation, its sole member
Kessler Professional Services, LLC	Kessler Institute for Rehabilitation, Inc., its managing member
Argosy Health, LLC	Kessler Rehab Centers, Inc., its sole member
Select Medical Property Ventures, LLC	Select Medical Corporation, its sole member
Select Specialty Hospital—Northern Kentucky, LLC	Select Specialty Hospital—Lexington, Inc., its sole member
Select Specialty Hospital—Tulsa/Midtown, LLC	Select Specialty Hospital—Tulsa, Inc., its sole member
West Gables Rehabilitation Hospital, LLC	Sports & Orthopedic Rehabilitation Services, Inc., its sole member
Georgia
GP Therapy, L.L.C.	Georgia Physical Therapy, Inc., its sole member
Tennessee
The Rehab Group—Murfreesboro, LLC	The Rehab Group, Inc., its managing member

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 30, 2014.

REGENCY HOSPITAL COMPANY, L.L.C.
REGENCY HOSPITALS, LLC
REGENCY HOSPITAL COMPANY OF MACON, L.L.C.
REGENCY HOSPITAL COMPANY OF MERIDIAN, L.L.C.
REGENCY HOSPITAL COMPANY OF SOUTH ATLANTA, L.L.C.
REGENCY HOSPITAL COMPANY OF SOUTH CAROLINA, L.L.C.
REGENCY HOSPITAL OF CINCINNATI, LLC
REGENCY HOSPITAL OF COLUMBUS, LLC
REGENCY HOSPITAL OF COVINGTON, LLC
REGENCY HOSPITAL OF GREENVILLE, LLC
REGENCY HOSPITAL OF JACKSON, LLC
REGENCY HOSPITAL OF MINNEAPOLIS, LLC
REGENCY HOSPITAL OF NORTH CENTRAL OHIO, LLC
REGENCY HOSPITAL OF NORTH DALLAS HOLDINGS, LLC
REGENCY HOSPITAL OF NORTHWEST ARKANSAS, LLC
REGENCY HOSPITAL OF NORTHWEST INDIANA, LLC
REGENCY HOSPITAL OF SOUTHERN MISSISSIPPI, LLC
REGENCY HOSPITAL OF TOLEDO, LLC
REGENCY HOSPITAL OF ODESSA LIMITED PARTNER, LLC
REGENCY HOSPITAL OF FORT WORTH HOLDINGS, LLC

By:	INTENSIVA HEALTHCARE CORPORATION
Its:	Sole Member
By:	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Vice President and Secretary of each of the Sole Members listed on Annex I)
By:	REGENCY HOSPITAL COMPANY, L.L.C.
Its:	Sole member
By:	INTENSIVA HEALTHCARE CORPORATION
Its:	Sole Member
By:	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Vice President and Secretary of each of the Sole Members listed on Annex I)

By:	REGENCY HOSPITALS, LLC
Its:	Sole Member
By:	REGENCY HOSPITAL COMPANY, L.L.C.
Its:	Sole member
By:	INTENSIVA HEALTHCARE CORPORATION
Its:	Sole Member
By:	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Vice President and Secretary of each of the Sole Members listed on Annex I)

ANNEX I

Entity	Sole Member
REGENCY HOSPITAL COMPANY, L.L.C.	INTENSIVA HEALTHCARE CORPORATION
REGENCY HOSPITALS, LLC	REGENCY HOSPITAL COMPANY, L.L.C.
REGENCY HOSPITAL COMPANY OF MACON, L.L.C.	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL COMPANY OF MERIDIAN, L.L.C.	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL COMPANY OF SOUTH ATLANTA, L.L.C.	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL COMPANY OF SOUTH CAROLINA, L.L.C.	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF CINCINNATI, LLC	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF COLUMBUS, LLC	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF COVINGTON, LLC	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF GREENVILLE, LLC	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF JACKSON, LLC	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF MINNEAPOLIS, LLC	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF NORTH CENTRAL OHIO, LLC	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF NORTH DALLAS HOLDINGS, LLC	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF NORTHWEST ARKANSAS, LLC	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF NORTHWEST INDIANA, LLC	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF SOUTHERN MISSISSIPPI, LLC	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF TOLEDO, LLC	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF ODESSA LIMITED PARTNER, LLC	REGENCY HOSPITALS, LLC
REGENCY HOSPITAL OF FORT WORTH HOLDINGS, LLC	REGENCY HOSPITALS, LLC

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 30, 2014.

By:	/s/ SCOTT A. ROMBERGER Scott A. Romberger Vice President and Treasurer of each of the Sole Members listed on Annex I
By:	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Attorney in Fact)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 30, 2014.

SELECT PHYSICAL THERAPY OF ALBUQUERQUE, LTD.
SELECT PHYSICAL THERAPY OF BIRMINGHAM, LTD.
SELECT PHYSICAL THERAPY OF BLUE SPRINGS LIMITED PARTNERSHIP
SELECT PHYSICAL THERAPY OF CAVE SPRINGS LIMITED PARTNERSHIP
SELECT PHYSICAL THERAPY OF COLORADO SPRINGS LIMITED PARTNERSHIP SELECT PHYSICAL THERAPY OF CONNECTICUT LIMITED PARTNERSHIP
SELECT PHYSICAL THERAPY OF DENVER, LTD.
SELECT PHYSICAL THERAPY OF GREEN BAY LIMITED PARTNERSHIP
SELECT PHYSICAL THERAPY OF ILLINOIS LIMITED PARTNERSHIP
SELECT PHYSICAL THERAPY OF KENDALL, LTD.
SELECT PHYSICAL THERAPY OF KNOXVILLE LIMITED PARTNERSHIP
SELECT PHYSICAL THERAPY OF LORAIN LIMITED PARTNERSHIP
SELECT PHYSICAL THERAPY OF LOUISVILLE, LTD.
SELECT PHYSICAL THERAPY OF PORTOLA VALLEY LIMITED PARTNERSHIP
SELECT PHYSICAL THERAPY OF SCOTTSDALE LIMITED PARTNERSHIP
SELECT PHYSICAL THERAPY OF ST. LOUIS LIMITED PARTNERSHIP
SELECT PHYSICAL THERAPY OF WEST DENVER LIMITED PARTNERSHIP
SELECT PHYSICAL THERAPY TEXAS LIMITED PARTNERSHIP
SELECT PHYSICAL THERAPY OF OHIO LIMITED PARTNERSHIP
REGENCY HOSPITAL OF ODESSA, LLLP
SELECT PHYSICAL THERAPY LIMITED PARTNERSHIP FOR BETTER LIVING

By:	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Vice President and Secretary of each of the Partners listed on Annex I)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer of the Registrant hereby constitutes and appoints Michael E. Tarvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 30, 2014.

By:	/s/ SCOTT A. ROMBERGER Scott A. Romberger Vice President and Treasurer of each of the Partners listed on Annex I
By:	/s/ MICHAEL E. TARVIN Michael E. Tarvin (Attorney in Fact)

ANNEX I

Entity	General Partner	Limited Partner
Alabama
Select Physical Therapy of Albuquerque, Ltd.	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of Birmingham, Ltd.	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of Blue Springs Limited Partnership	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of Cave Springs Limited Partnership	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of Colorado Springs Limited Partnership	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of Connecticut Limited Partnership	Select Physical Therapy Holdings, Inc., its general partner	Madison Rehabilitation Center, Inc., its limited partner
Select Physical Therapy of Denver, Ltd.	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of Green Bay Limited Partnership	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of Illinois Limited Partnership	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of Kendall, Ltd.	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of Knoxville Limited Partnership	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of Lorain Limited Partnership	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of Louisville, Ltd.	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner

Entity	General Partner	Limited Partner
Select Physical Therapy of Portola Valley Limited Partnership	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of Scottsdale Limited Partnership	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of St. Louis Limited Partnership	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of West Denver Limited Partnership	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy of Denver, Ltd., its limited partner
Select Physical Therapy Texas Limited Partnership	Select Physical Therapy Holdings, Inc., its general partner	Select Physical Therapy Network Services, Inc., its limited partner
Select Physical Therapy of Ohio Limited Partnership	Select Physical Therapy Orthopedic Services, Inc., its general partner	Select Physical Therapy Holdings, Inc., its limited partner
Delaware
Regency Hospital of Odessa, LLLP	Regency Management Company, Inc., its general partner	Regency Hospital of Odessa Limited Partner, LLC, its limited partner
Select Physical Therapy Limited Partnership for Better Living	Select Physical Therapy Orthopedic Services, Inc., its general partner	Select Physical Therapy Holdings, Inc., its limited partner

EXHIBIT INDEX

        The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description
1.1	Purchase Agreement, dated March 6, 2014, by and among Select Medical Corporation, the initial purchasers named therein and the Guarantors (as defined therein), incorporated herein by reference to Exhibit 1.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation filed on March 7, 2014. (Reg. No. 001-34465).
3.1
Amended and Restated Certificate of Incorporation of Select Medical Corporation, incorporated by reference to Exhibit 3.1 of Select Medical Corporation's Form S-4 filed June 15, 2005 (Reg. No. 001-31441).
3.2
Form of Restated Certificate of Incorporation of Select Medical Holdings Corporation, incorporated by reference to Exhibit 3.3 of Select Medical Holdings Corporation's Form S-1/A filed September 21, 2009 (Reg. No. 333-152514).
3.3
Amended and Restated Bylaws of Select Medical Corporation, as amended, incorporated by reference to Exhibit 3.2 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
3.4
Amended and Restated Bylaws of Select Medical Holdings Corporation, as amended, incorporated by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
4.1
Registration Rights Agreement, dated as of February 24, 2005, among Select Medical Holdings Corporation, Welsh, Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners IV, L.P., each of the entities and individuals listed on Schedule I thereto and each of the other entities and individuals from time to time listed on Schedule II thereto, incorporated by reference to Exhibit 10.77 of Select Medical Holdings Corporation's Form S-4 filed April 13, 2006 (Reg. No. 333-133284).
4.2
Indenture, dated as of May 28, 2013, by and among Select Medical Holdings Corporation, the guarantors named therein and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation on May 28, 2013 (Reg. No. 001-34465).
4.3	Forms of 6.375% Senior Notes due 2021, incorporated herein by reference to Exhibit 4.2 of the Current Report on Form 8-K of Select Medical Holdings Corporation on May 28, 2013 (Reg. No. 001-34465).
4.4
Registration Rights Agreement, dated May 28, 2013, by and among Select Medical Holdings Corporation, the guarantors named therein and J.P. Morgan Securities LLC, on behalf of itself and the other initial purchasers named therein, incorporated herein by reference to Exhibit 4.3 of the Current Report on Form 8-K of Select Medical Holdings Corporation on May 28, 2013 (Reg. No. 001-34465).
4.5
Supplemental Indenture, dated as of March 11, 2014, by and among Select Medical Holdings Corporation, the guarantors named therein and U.S. Bank National Association, as trustee , incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation filed on March 11, 2014. (Reg. No. 001-34465).

Exhibit Number	Description
4.6	Registration Rights Agreement, dated March 11, 2014, by and among Select Medical Holdings Corporation, the guarantors named therein and J.P. Morgan Securities LLC, on behalf of itself and the other initial purchasers named therein, incorporated herein by reference to Exhibit 4.2 of the Current Report on Form 8-K of Select Medical Holdings Corporation filed on March 11, 2014. (Reg. No. 001-34465).
5.1	Opinion of Dechert LLP.
10.1
Credit Agreement, dated as of June 1, 2011, among Select Medical Holdings Corporation, Select Medical Corporation, JPMorgan Chase Bank, N.A., as Administrative and Collateral Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Bank USA, as Co-Syndication Agents and Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, LLC, as Co-Documentation Agents and the other lenders party thereto, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select Medical Corporation filed on June 2, 2011 (Reg. Nos. 001-34465 and 001-31441).
10.2
Employment Agreement, dated as of March 1, 2000, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.16 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.3
Amendment No. 1 to Employment Agreement, dated as of August 8, 2000, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.17 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.4
Amendment No. 2 to Employment Agreement, dated as of February 23, 2001, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.47 of Select Medical Corporation's Registration Statement on Form S-1 March 30, 2001 (Reg. No. 333-48856).
10.5
Amendment No. 3 to Employment Agreement, dated as of April 24, 2001, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.50 of Select Medical Corporation's Registration Statement on Form S-4 filed June 26, 2001 (Reg. No. 333-63828).
10.6
Amendment No. 4 to Employment Agreement, dated as of September 17, 2001, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.52 of Select Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.7
Amendment No. 5 to Employment Agreement, dated as of February 24, 2005, between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.10 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.8
Employment Agreement, dated as of March 1, 2000, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.14 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.9
Amendment No. 1 to Employment Agreement, dated as of August 8, 2000, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.15 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).

Exhibit Number	Description
10.10	Amendment No. 2 to Employment Agreement, dated as of February 23, 2001, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.48 of Select Medical Corporation's Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.11
Amendment No. 3 to Employment Agreement, dated as of September 17, 2001, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.53 of Select Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.12
Amendment No. 4 to Employment Agreement, dated as of December 10, 2004, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 99.3 of Select Medical Corporation's Current Report on Form 8-K filed December 16, 2004 (Reg. No. 001-31441).
10.13
Amendment No. 5 to Employment Agreement, dated as of February 24, 2005, between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.16 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.14
Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.11 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.15
Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.52 of Select Medical Corporation's Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).
10.16
Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.24 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.17
Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.58 of Select Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.18
Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.59 of Select Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.19
Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.35 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.20
Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.22 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.21
Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.54 of Select Medical Corporation's Registration Statement on Form S-1 filed March 30, 2001 (Reg. No. 333-48856).

Exhibit Number	Description
10.22	Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.39 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.23
Change of Control Agreement, dated as of March 1, 2000, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.56 of Select Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.24
Amendment to Change of Control Agreement, dated as of February 23, 2001, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.57 of Select Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Reg. No. 000-32499).
10.25
Second Amendment to Change of Control Agreement, dated as of February 24, 2005, between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.42 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.26	Form of Unit Award Agreement, incorporated by reference to Exhibit 10.54 of Select Medical Holdings Corporation's Form S-1 filed July 24, 2008 (Reg. No. 333-152514).
10.27
Office Lease Agreement, dated as of June 17, 1999, between Select Medical Corporation and Old Gettysburg Associates III, incorporated by reference to Exhibit 10.27 of Select Medical Corporation's Registration Statement on Form S-1 filed October 27, 2000 (Reg. No. 333-48856).
10.28
First Addendum to Lease Agreement, dated as of April 25, 2008, between Old Gettysburg Associates III and Select Medical Corporation, incorporated by reference to Exhibit 10.65 of Select Medical Holdings Corporation's Form S-1 filed July 24, 2008 (Reg. No. 333-152514).
10.29
Second Addendum to Lease Agreement, dated as of November 1, 2012, between Old Gettysburg Associates III LP and Select Medical Corporation, incorporated by reference to Exhibit 10.37 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 26, 2013 (Reg. Nos. 001-34465 and 001-31441).
10.30
Office Lease Agreement, dated August 25, 2006, between Old Gettysburg Associates IV, L.P. and Select Medical Corporation, incorporated by reference to Exhibit 10.1 of Select Medical Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (Reg. No. 001-31441).
10.31
First Addendum to Lease Agreement, dated as of November 1, 2012, between Old Gettysburg Associates IV LP and Select Medical Corporation, incorporated by reference to Exhibit 10.39 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 26, 2013 (Reg. Nos. 001-34465 and 001-31441).
10.32
Office Lease Agreement, dated November 1, 2012, by and between Select Medical Corporation and Old Gettysburg Associates, incorporated by reference to Exhibit 10.40 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 26, 2013 (Reg. Nos. 001-34465 and 001-31441).
10.33
Office Lease Agreement, dated November 1, 2012, by and between Select Medical Corporation and Old Gettysburg Associates II, LP., incorporated by reference to Exhibit 10.41 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 26, 2013 (Reg. Nos. 001-34465 and 001-31441).

Exhibit Number	Description
10.34	Naming, Promotional and Sponsorship Agreement, dated as of October 1, 1997, between NovaCare, Inc. and the Philadelphia Eagles Limited Partnership, assumed by Select Medical Corporation in a Consent and Assumption Agreement dated November 19, 1999 by and among NovaCare, Inc., Select Medical Corporation and the Philadelphia Eagles Limited Partnership, incorporated by reference to Exhibit 10.36 of Select Medical Corporation's Registration Statement on Form S-1 filed December 7, 2000 (Reg. No. 333-48856).
10.35
First Amendment to Naming, Promotional and Sponsorship Agreement, dated as of January 1, 2004, between Select Medical Corporation and Philadelphia Eagles, LLC, incorporated by reference to Exhibit 10.63 of Select Medical Corporation's Form S-4 filed June 16, 2005 (Reg. No. 333-125846).
10.36
Select Medical Holdings Corporation 2005 Equity Incentive Plan, as amended and restated, incorporated by reference to Exhibit 10.88 of Select Medical Holdings Corporation's Form S-1/A filed September 9, 2009 (Reg. No. 333-152514).
10.37
Select Medical Holdings Corporation 2011 Equity Incentive Plan, incorporated by reference to Exhibit A to Select Medical Holdings Corporation's Definitive Proxy Statement on Schedule 14A filed on March 25, 2011 (Reg. No. 333-174393).
10.38
Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors, as amended and restated, incorporated by reference to Exhibit 10.89 of Select Medical Holdings Corporation's Form S-1/A filed September 9, 2009 (Reg. No. 333-152514).
10.39
Amendment No. 6 to Employment Agreement between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.95 of Select Medical Holdings Corporation's Form S-1/A filed June 18, 2009 (Reg. No. 333-152514).
10.40
Amendment No. 6 to Employment Agreement between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.96 of Select Medical Holdings Corporation's Form S-1/A filed June 18, 2009 (Reg. No. 333-152514).
10.41
Third Amendment to Change of Control Agreement between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.100 of Select Medical Holdings Corporation's Form S-1/A filed June 18, 2009 (Reg. No. 333-152514).
10.42
Third Amendment to Change of Control Agreement between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.101 of Select Medical Holdings Corporation's Form S-1/A filed June 18, 2009 (Reg. No. 333-152514).
10.43
Third Amendment to Change of Control Agreement between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.102 of Select Medical Holdings Corporation's Form S-1/A filed June 18, 2009 (Reg. No. 333-152514).
10.44
Third Amendment to Change of Control Agreement between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.103 of Select Medical Holdings Corporation's Form S-1/A filed June 18, 2009 (Reg. No. 333-152514).
10.45
Form of Restricted Stock Agreement under the 2005 Equity Incentive Plan, incorporated by reference to Exhibit 10.119 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 17, 2010 (Reg. Nos. 001-34465 and 001-31441).
10.46
Second Addendum to Lease Agreement, dated August 1, 2010, by and between Old Gettysburg Associates II and Select Medical Corporation, incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).

Exhibit Number	Description
10.47	Restricted Stock Award Agreement, dated August 11, 2010, by and between Select Medical Holdings Corporation and Bryan C. Cressey, incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
10.48
Restricted Stock Award Agreement, dated August 11, 2010, by and between Select Medical Holdings Corporation and James E. Dalton, Jr., incorporated by reference to Exhibit 10.3 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
10.49
Restricted Stock Award Agreement, dated August 11, 2010, by and between Select Medical Holdings Corporation and James S. Ely, III, incorporated by reference to Exhibit 10.4 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
10.50
Restricted Stock Award Agreement, dated August 11, 2010, by and between Select Medical Holdings Corporation and William H. Frist, M.D., incorporated by reference to Exhibit 10.5 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
10.51
Restricted Stock Award Agreement, dated August 11, 2010, by and between Select Medical Holdings Corporation and Leopold Swergold, incorporated by reference to Exhibit 10.6 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on November 12, 2010 (Reg. Nos. 001-34465 and 001-31441).
10.52
Employment Agreement, dated September 13, 2010, by and between Select Medical Corporation and David S. Chernow, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select Medical Corporation filed on September 15, 2010. (Reg. Nos. 001-34465 and 001-31441).
10.53
Restricted Stock Award Agreement, dated September 13, 2010, by and between Select Medical Holdings Corporation and David S. Chernow, incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select filed on September 15, 2010. (Reg. Nos. 001-34465 and 001-31441).
10.54
Amendment No. 1 to Employment Agreement, dated March 21, 2011, between Select Medical Corporation and David S. Chernow, incorporated herein by reference to Exhibit 10.8 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on May 5, 2011. (Reg. Nos. 001-34465 and 001-31441).
10.55
Amendment No. 7 to Employment Agreement, dated November 10, 2010, by and between Select Medical Corporation and Rocco A. Ortenzio, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select filed on November 15, 2010. (Reg. Nos. 001-34465 and 001-31441).
10.56
Amendment No. 7 to Employment Agreement, dated November 10, 2010, by and between Select Medical Corporation and Robert A. Ortenzio, incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select filed on November 15, 2010. (Reg. Nos. 001-34465 and 001-31441).
10.57
Fourth Amendment to Change of Control Agreement, dated March 8, 2011, between Select Medical Corporation and Martin F. Jackson, incorporated herein by reference to Exhibit 10.111 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 9, 2011 (Reg. Nos. 001-34465 and 001-31441).

Exhibit Number	Description
10.58	Amendment No. 8 to Employment Agreement, dated March 8, 2011, between Select Medical Corporation and Robert A. Ortenzio, incorporated herein by reference to Exhibit 10.112 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 9, 2011 (Reg. Nos. 001-34465 and 001-31441).
10.59
Amendment No. 8 to Employment Agreement, dated March 8, 2011, between Select Medical Corporation and Rocco A. Ortenzio, incorporated herein by reference to Exhibit 10.113 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 9, 2011 (Reg. Nos. 001-34465 and 001-31441).
10.60
Fourth Amendment to Change of Control Agreement, dated March 8, 2011, between Select Medical Corporation and Scott A. Romberger, incorporated herein by reference to Exhibit 10.115 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 9, 2011 (Reg. Nos. 001-34465 and 001-31441).
10.61
Fourth Amendment to Change of Control Agreement, dated March 8, 2011, between Select Medical Corporation and James J. Talalai, incorporated herein by reference to Exhibit 10.116 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 9, 2011 (Reg. Nos. 001-34465 and 001-31441).
10.62
Fourth Amendment to Change of Control Agreement, dated March 8, 2011, between Select Medical Corporation and Michael E. Tarvin, incorporated herein by reference to Exhibit 10.117 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 9, 2011 (Reg. Nos. 001-34465 and 001-31441).
10.63
Restrictive Covenants Agreement Letter, dated December 15, 2011, by and between Select Medical Corporation and James J. Talalai, incorporated herein by reference to Exhibit 10.106 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 2, 2012 (Reg. Nos. 001-34465 and 001-31441).
10.64
Form of Restricted Stock Award Agreement under the Select Medical Holdings Corporation 2011 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.107 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on March 2, 2012 (Reg. Nos. 001-34465 and 001-31441).
10.65
Additional Credit Extension Amendment, dated as of August 13, 2012, among Select Medical Holdings Corporation, Select Medical Corporation, the subsidiaries of Select Medical Corporation named therein and the financial institutions party thereto, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select Medical Corporation filed on August 14, 2012 (Reg. Nos. 001-34465 and 001-31441).
10.66
Amendment No. 1 to the Credit Agreement, dated as of August 8, 2012, among Select Medical Holdings Corporation, Select Medical Corporation and JPMorgan Chase Bank, N.A., incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select Medical Corporation filed on August 14, 2012 (Reg. Nos. 001-34465 and 001-31441).
10.67
Amendment No. 2 to the Credit Agreement, dated as of November 6, 2012, among Select Medical Holdings Corporation, Select Medical Corporation and JPMorgan Chase Bank, N.A., incorporated by reference to Exhibit 10.85 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 26, 2013 (Reg. Nos. 001-34465 and 001-31441).

Exhibit Number	Description
10.68	Additional Credit Extension Amendment, dated as of February 20, 2013, among Select Medical Holdings Corporation, Select Medical Corporation, the subsidiaries of Select Medical Corporation named therein and the financial institutions party thereto, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 20, 2013 (Reg. Nos. 001-34465 and 001-31441).
10.69
Amendment No. 3 to the Credit Agreement, dated as of February 15, 2013, among Select Medical Holdings Corporation, Select Medical Corporation and JPMorgan Chase Bank, N.A., incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 20, 2013 (Reg. Nos. 001-34465 and 001-31441).
10.70
Amendment No. 4 to the Credit Agreement, dated as of June 3, 2013, among Select Medical Holdings Corporation, Select Medical Corporation and JPMorgan Chase Bank, N.A., incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation filed on August 8, 2013 (Reg. No. 001-34465).
10.71
Consulting Agreement, dated October 30, 2013, by and between Select Medical Corporation and William H. Frist, incorporated herein by reference to Exhibit 10.83 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 25, 2014 (Reg. Nos. 001-34465 and 001-31441).
10.72
Consulting Agreement, dated October 30, 2013, by and between Select Medical Corporation and Thomas A. Scully, incorporated herein by reference to Exhibit 10.84 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 25, 2014 (Reg. Nos. 001-34465 and 001-31441).
10.73
Restricted Stock Award Agreement Under the 2011 Equity Incentive Plan, dated October 30, 2013, by and between Select Medical Corporation and William H. Frist, incorporated herein by reference to Exhibit 10.85 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 25, 2014 (Reg. Nos. 001-34465 and 001-31441).
10.74
Restricted Stock Award Agreement Under the 2011 Equity Incentive Plan, dated October 30, 2013, by and between Select Medical Corporation and Thomas A. Scully, incorporated herein by reference to Exhibit 10.86 of the Annual Report on Form 10-K of Select Medical Holdings Corporation and Select Medical Corporation filed on February 25, 2014 (Reg. Nos. 001-34465 and 001-31441).
10.75
Stock Purchase Agreement, dated February 26, 2014, by and among Select Medical Holdings Corporation, Welsh, Carson, Anderson & Stowe IX, L.P. and WCAS Capital Partners IV, L.P, incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on May 1, 2014 (Reg. Nos. 001-34465 and 001-31441).
10.76
Amendment No. 5 to the Credit Agreement, dated as of March 4, 2014, among Select Medical Holdings Corporation, Select Medical Corporation and JPMorgan Chase Bank, N.A., incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q of Select Medical Holdings Corporation and Select Medical Corporation filed on May 1, 2014 (Reg. Nos. 001-34465 and 001-31441).
12.1	Statement of Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of Select Medical Corporation.
23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit Number	Description
23.2	Consent of Dechert LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages hereto).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association to act as Trustee under the Indenture.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4	Form of Letter to Clients.
  (b)
  Financial Statement Schedules:

        All schedules have been incorporated herein by reference or omitted because they are not applicable or not required.